UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

META MATTER, INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

MTMATTER.com

10409 Pacific Palisades Ave,

Las Vegas, NV, 89144, USA

(661) 519-5708

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

7379	00-0000000
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II – OFFERING CIRCULAR – FORM 1-A: TIER II

Dated May 12, 2022

PURSUANT TO REGULATION OF THE SECURITIES ACT OF 1933

META MATTER, INC.

10409 Pacific Palisades Ave,

Las Vegas, NV, 89144, USA

(661) 519-5708

5,000,000,000 Security Tokens at $0.01 per Token

Minimum Investment: $100.00 (10,000 Tokens)

Maximum Offering: $50,000,000

Meta Matter, Inc. (“we” or the “Company”), a Nevada corporation, is offering 5 billion cryptographic tokens, the Meta Matter Token. We are offering the tokens in the following ways:

•We are offering (the “Offering”) up to 5,000,000,000 (the “Maximum Offering”) tokens (the “Securities”), no par value, at a purchase price of $0.01 on a “best efforts” basis. The minimum purchase requirement per investor is $100.00 (10,000 tokens); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. See “Tokens Being Offered” beginning on page 41.

Investing in our Meta Matter Tokens involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Tokens.

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Tokens only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statments contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

i

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before you make any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We expect to commence the sale of the Tokens within two calendar days after the Offering Statement of which this Prospectus is a part (the “Offering Statement”) is declared effective by the United States Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) 365 days after the Registration Statement is declared effective by the SEC, (ii) the date on which the Maximum Offering is sold, or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”).

There is no minimum offering amount that we must sell before we close. We have made no arrangements to place subscription proceeds in escrow, trust or a similar account, which means that we have the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering. We will hold closings, from time to time until the Termination Date, upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. Subscriptions made by investors pursuant to subscription agreements in this Offering are irrevocable.

Securities Offered by the Company	Price Per Token to Public	Total Number of Token Being Offered	Broker Dealer discount and commissions (3)	Proceeds to issuer (4)
Per Token	$ 0.01 (1)		$ 0	$ ______
Total Maximum	$ 50,000,000 (2)	5,000,000,000	$ 0	$ 50,000,000

(1) Our Board of Directors used its business judgment in setting a price of $0.01 per Token as the consideration for the token to be sold under the Offering. The sales price per token bears no relationship to our book value or any other measure of our current value or worth.

(2) This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $50,000. See “Plan of Distribution.”

(3) We do not intend to offer the Offered Tokens through broker-dealers.

(4) The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $50,000. No proceeds of the Offering will be provided to other persons, except as set forth herein.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER LR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON PR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

GLOSSARY

A “block” is a discrete group of records written to a blockchain that can effectively be identified and referenced by the use of “headers” that contain a digital fingerprint of the records each block contains.

A “blockchain” is a database created and shared by the members of a peer-to-peer computer network with each member of that network can independently trust due to the rules governing the database’s creation. A blockchain can therefore be used to replace centralized databases.

The “Browser” is an internet browser extension, similar to traditional internet browsers, which makes it easy for users to sign up for and access decentralized applications (dApp) on the network.

“Burning” a token means that the token is transferred to an address that is a “black hole”—one that is not owned by any entity and for which guessing the applicable private key is effectively impossible based on known mathematical principles. This effectively destroys the token by making it unavailable for future use and decreases the total number of tokens available from that point forward.

“Consensus rules” are the rules governing the creation of new valid records in a blockchain database, and the mining algorithms used for this purpose.

A “core node” is a server that runs blockchain code.

A “sidechain Node” is node within a sidechain network responsible for confirming & processing transactions, writing transactions to blocks, and maintaining consensus across the network. Security is the responsibility of each sidechain; it is not directly inherited from the main blockchain.

A “digital asset” (also referred to as a “crypto asset”) is any set of unique digital information—including, for example, programs, decentralized programs, isolated chunks of programming code, collections of data, e-mail or web addresses or cryptocurrency tokens—that is capable of being stored and uniquely tracked on a computer network and over which a user can maintain control through that network.

A “digital fingerprint” is a unique number of a fixed length that can be produced by running any set of digital information through something called a cryptographic “hash” function. Each set of digital information (including a digital asset, and the digital record of any network operation on that digital asset) should (as a practical matter) have a unique digital fingerprint, which allows that set of digital information to be identified. However, it is almost impossible to recreate a digital asset from its digital fingerprint.

A “digital signature” is a sequence of digital information combining a user’t private key and any digital information that the user wishes to “sign.” Any other party can use the user’s paired public key to verify that the digital signature is authentic, i.e. that it was generated from a particular piece of digital information and the user’s private key.

The term “fork” is used to refer both to (i) any situation where there are two or more competing versions of a blockchain on a network (a situation that may arise and resolve itself in the ordinary course of network operations due to lags in communication between core nodes) and (ii) any software update that is proposed for adoption by the core nodes of a blockchain network that may result in a persistent fork on the network, with core nodes that adopt the update recognizing one version of the blockchain and those which do not recognizing another.

A “hard fork” is a proposed fork to the software governing a blockchain network that allows new network operations to be performed that are deemed invalid under the pre-fork network software. Because core nodes that have not adopted a hard fork, or “non-adopting nodes,” will therefore generally not recognize the validity of the new blockchain created by core nodes that adopt the update, or “adopting core nodes,” adopting core nodes are effectively incompatible with, or no longer part of the same network as, non-adopting core nodes, potentially resulting in a permanent fork and split into separate networks with different properties if adoption of the update gains some support among core nodes but does not achieve consensus.

“Mining” generally refers to the process of performing certain functions for a network such as adding new records to a blockchain in exchange for mining rewards; it may also refer to other mechanisms whereby rewards (usually in the form of cryptocurrency) are provided for performing other tasks helpful to the network. Blockchain-based networks usually require that mining that involves adding new records to a blockchain is difficult or expensive in some way in order to make it difficult to forge an alternative copy of the blockchain, so as to help ensure that the blockchain remains secure and reliable. Miners adding records to a blockchain select which records to group together and add from the complete digital records of all network operations that users intend to perform but which have not yet been added. Accordingly, users may also attach to a network operation an optional “incentive payment” to be received by a miner for adding that operation to the blockchain, in order to increase the likelihood it is processed.

A miner’s (or group of miners’) “mining power” is equal to the probability it will be selected to write a new block to the blockchain. Depending on the mechanism for mining, this is usually related to the overall share of computing power or crypto assets the miner or miners possess relative to all miners for that blockchain.

“Mining rewards” are newly issued tokens received by miners in exchange for adding new records to the blockchain or other activities beneficial to the network.

A “network operation” is any change to the information about a digital asset (or smart contract) stored on a blockchain, including, for example, a range in the digital asset’s owner, or a change in the location at which it is stored on the network.

A “private key” is a very large random sequence of digital information (effectively a very long password) that should be known only by a single user of the network and cannot be plausibly guessed by a third party in a reasonable amount of time. A user generates this large random sequence locally on a computer and should never share it with anyone. Each private key has a paired sequence of digital information, called a “public key,” which a user can share publicly.

A “proof-of-work” system or “proof-of-work mining” is a mining mechanism where miners must expend computing power to solve complicated cryptographic puzzles, and prove that they have done so by writing the solution to the blockchain, in order to be allowed to add blocks to a blockchain. This is the mining system used, for example, by Bitcoin.

A “smart contract” is a computer program written to a blockchain such as the Binance Smart Chain by developers. This computer program defines the various network operations that can be performed on the digital assets on the blockchain, the computations that can be performed using the smart contract, along with defining various important properties of the respective digital assets like ownership rights and the cost in “fuel” required to register the digital assets.

A “soft fork” is a proposed update to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

A “wallet address” is the form in which a public key can be presented and recorded on a blockchain. Wallet addresses are therefore used to assign the ownership of digital assets blockchain network.

A “decentralized application” —also known as "dApp" or "dapp"—is digital application that run on a blockchain network of computers instead of relying on a single computer. Because dApps are decentralized, they are free from the control and interference of a single authority.

A “non-fungible token (NFT)” is a non-interchangeable unit of data stored on a blockchain, a form of digital ledger. Types of NFT data units may be associated with digital files such as photos, videos, and audio. Because each token is uniquely identifiable, NFTs differ from blockchain cryptocurrencies, such as Bitcoin.

A “metaverse” is a network of 3D virtual worlds focused on social connection.

A “virtual reality (VR)” is a simulated experience that can be similar to or completely different from the real world.

A “Binance Smart Chain (BSC)” in a blockchain network built for running smart contract-based applications.

“Minting an NFT” is how your digital art or work or product become a part of the Binance Smart Chain or other blockchain – a public ledger that is unchangeable and tamper-proof.

A “51% or majority attack” is possible when a hacker gets control oh 51% of the network hash rate and creates an alternative fork that finally takes precedence over existing forks.

A “selfish mining” refers to the attempts of malicious miners to increase their share of the reward by not broadcasting mined blocks to the network for some time and then releasing several blocks at once, making other miners lose their blocks.

A “finney attack” is possible when one transaction is pre-mined into a block and an identical transaction is created before that pre-mined block is released to the network, thereby invalidating the second identical transaction.

A “sybil attack” is arranged by assigning several identifiers to the same node. Blockchain networks have no trusted nodes, and every request is sent to a number of nodes.

v

Table of ContentsS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management.  Some of the statements in the sections of this offering circular captioned “Offering Summary,” “Risk Factors,” “Management’s Discussioa and Analysis of Financial Condition and Results of Operations,” “The Meta Matter,” and “Business” and elsewhere in this offering circular contain forward-looking statements.  In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.  Although we believe that we have a reasonable basis for each forward-looking statement contained in this offering circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this offering circular include, but are not limited to, statements about:

•the anticipated development and growth of the Meta Matter;

•our plans for the introduction of minting Meta Matter NFT with our 3D matter models;

•our expectations as to whether the Meta Matter Token will continue to be deemed securities under applicable law and whether we will continue to be deemed their issuer;

•our expectations regarding demand for the decentralized applications that are intending to use Meta Matter NFT;

•our expectations regarding whether a secondary trading market may develop for the Meta Matter Tokens in the form of an exchange or alternative trading system or internal bulletin board;

•our expectations regarding regulatory developments and their effect on the blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, Meta Matter Tokens and the Meta Matter NFTs;

•the ability of decentralized applications adopting Meta Matter NFTs to develop a user base and a successful business model;

•the anticipated development and growth of our 3D scanning technology;

•Meta Matter’s future financial performance, including our expectations regarding Meta Matter’s operating and research and development expenses;

•our expectations regarding satisfaction of the milestone, and the effect that satisfying or failing to satisfy that milestone will have on the Meta Matter NFTs and Meta Matter’s financial condition;

•the impact of competition in Meta Matter’s industry and innovation by its competitors;

•the anticipated trends, growth rates and challenges in our business and in the cryptocurrency market;

•maintaining and expanding the Meta Matter NFT’s base of users and decentralized application developers;

•maintaining Meta Matter’s relationships with decentralized application developers;

•Meta Matter’s liquidity and working capital requirements;

•Meta Matter’s anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies;

•our expectations regarding demand for tokens used as utility purpose by virtual platform developers;

•Meta Matter’s ability to expand internationally;

•the reliability of the third-party infrastructure and the blockchains on which the Meta Matter depends;

•Meta Matter’s ability to hire and retain necessary qualified employees to expand its operations;

•Meta Matter’s ability to adequately protect our intellectual property;

•the effect on Meta Matter of litigation to which we are or may become a party;

•our ability to stay abreast of new or modified laws and regulations that currently apply or may become applicable to our business both in the U.S. and internationally;

•Meta Matter’s ability to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud;

•Meta Matter’s use of the net proceeds from this offering; and

•the estimates and estimate methodologies used in preparing Meta Matter’s financial statements.

In addition, you should refer to the section of this offering circular captioned “Risk Factors” for a discussion of other important factors that may cause actual results to materially differ from those expressed or implied by the forward-looking statements.  As a result of these factors, we cannot assure you that the forward-looking statements in this offering circular will prove to be accurate.  Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material.  In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This offering circular contains market data that was obtained from industry publications.  This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified any third-party information.  While we believe the market position, market opportunity and market size information included in this offering circular is generally reliable, such information is inherently imprecise.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Tokens. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Meta Matter, Inc. (the “Company”), was organized as a Nevada corporation on January 21, 2022. Cryptocurrencies promote independent and equitable ecosystems, thus encouraging innovation. We believe token-powered ecosystems and economies will be the future. Our goal is to move this future forward by finding new and engaging ways to accelerate mass adoption and get non-crypto users ready for the change in the new era of web 3.0.

Virtual reality, or the “metaverse”, is the next-generation technology that will engage and connect gamers, artist, entrepreneurs, scientists, and even the non-tech persons in stunning ways. The Company is seeking to develop business ventures focusing on 1) constructing virtual 3D models of microscale matters and minting to non-fungible tokens (NFT), such as, minerals, crystals, proteins, chemical compounds, etc.,2) which will rely on open-source virtual 3D scanning technologies and well-established blockchain system, such as, Binance Smart Chain to mint our virtual 3D matter models to NFTs, which we refer to in this offering circular as the “Meta Matter NFTs”. Our virtual3D matter NFTs can be used by various virtual reality platforms, which is increasingly referred to as the “metaverse”. Specifically, we will target groups that focus on innovation in the academic, scientific, and medical fields as our NFTs’ potential customers and users. Our NFTs, will give users the ability to discuss and conduct research within a virtual meeting space. The users can manipulate objects in this virtual world by twisting, rotating, recombining operations to observe and understand the microscale universe and to advance science and technologies. One of our long-term goals is to create a large database of 3D scanned microscale matters.

Dividends

The Company does not expect to pay dividends for the foreseeable future because it has no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements, and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that Management will retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

Trading Market

At present, the Company is authorized to issue 50,000,000 shares of common stock and 10,000,000 shares of common stock have been issued and outstanding but not being traded on any exchange or in any market. No tokens have been sold or traded on any cryptocurrency exchange or in any market.

Website

We maintain websites at www.mtmatter.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

Status of the Meta Matter Token as a security

Meta Matter anticipates treating the Meta Matter Tokens as securities under the federal and state securities laws of the United States, and under the laws of certain foreign jurisdictions, for the foreseeable future in light of current guidance provided by the SEC regarding the status of tokens as “investment contracts.”

THE OFFERING

Issuer:	Meta Matter, Inc., a Nevada corporation.
Securities Offered:	A maximum of 5,000,000,000 tokens, no par value, at an offering price of $0.01 per token. (See “Distribution.”).
Number of tokens outstanding before the offering:	10,000,000,000 tokens (MATT) supplied and outstanding on the BSC as a BEP20 smart contract at: https://bscscan.com/address/0x6B0611c65b53e72429D799eD512D0da123AC0Fb9
Number of tokens to be outstanding after the offering:

Current and maximum supply is 10,000,000,000. As the maximum 5,000,000,000 tokens are sold in this offering, the remaining 5,000,000,000 tokes will be burned by sending to a dead wallet. So the remaining outstanding would be 5,000,000,000 after burn.

Price per token:	$0.01 per token.
Maximum offering amount:	5,000,000,000 Tokens at $0.01 per token, with a maximum total offering amount of $50,000,000 (See “Plan of Distribution”).
Minimum Purchase Requirements:	Investors in the cash offering must commit to a minimum purchase amount of $100 for the tokens in this offering. This minimum may be waived at our discretion.
How to Subscribe (cash offering):

Prospective investors in the cash offering may download subscription agreements through our website at www.mtmatter.com that will be available within two calendar days of the qualification of this offering circular. Each investor in this offering will be provided with access to an electronic version of the offering circular. We will also enlist the services of a partner to provide anti-money laundering, know-your-customer and other investor verification services.

We will only accept cash payment of purchase price in U.S. dollars. Payment for tokens sold through the cash offering will be accepted on a rolling basis during the term of the cash offering upon or shortly after submission of a subscription agreement by a potential investor. Meta Matter will deliver tokens to purchasers’ digital wallet addresses upon the distributions of Meta Matter Tokens. If Investor’s subscription is rejected, investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest. Upon our failure to deliver the Meta Matter Tokens sold in this offering, all funds received in connection with such subscription will be promptly returned to such investor without interest.

Investors will be provided with the opportunity to revoke their subscriptions if Meta Matter has determined in its reasonable discretion if it is unable to complete the Cash Offering Closing within 90 days of the commencement of this offering, or if the investor’s subscription is only partially accepted, in each case within 10 days of the investor having been provided notice of this fact.

Use of proceeds:

If we sell all the tokens being offered, our net proceeds (after our estimated offering expenses) will be $50,000,000. We will use these net proceeds for research and development, marketing, working capital and other general corporate purposes.

Recordation of Ownership:	Ownership of the tokens purchased through this offering will be recorded on the Binance Smart Chain (www.bscscan.com) at the time when those tokens are delivered.
Investor Qualifications:

Investors may be either “accredited investors” within the meaning of Regulation D under the Securities Act, or any other investors so long as their investment in the tokens does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Trading of Meta Matter Tokens:

The Meta Matter Tokens distributed in this offering will not be restricted securities under federal securities law, and Meta Matter anticipates that upon issuance and release from their time lock, these tokens will be usable without restriction for commercial purposes on the Binance Smark Chain network and freely tradable on a registered exchange or alternative trading system for purposes of federal securities laws. There are currently no national securities exchanges or exchanges that have been approved by the Financial Industry Regulatory Authority (“FINRA”) (which we refer to in this offering circular as “registered exchanges”) to support the trading of Meta Matter Tokens on the secondary market. If such a registered exchange or alternative trading system is approved by FINRA for the trading of Meta Matter Tokens by investors subject to the United States federal securities laws and does commence operations, we will notify investors by filing a supplement to this offering circular (if this offering is still continuing at that time) and a Form 1-U, and posting a notice on www.mtmatter.com, and seek to have the Meta Matter Tokens listed for trading on such exchange or alternative trading system to the extent its listing requirements or rules can reasonably be complied with by Meta Matter. Holders of Meta Matter Tokens that wish to transfer these Meta Matter Tokens will be required to make their own determination as to whether such transfer is in compliance with state and foreign securities laws.

Meta Matter may seek to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC, including Oasis Pro Markets ("Oasis"), Securztize ATS, tZero ATS; SharesPost and Forge Global’s ATS; Coinbase Capital Markets, Prometheum Ember ATS (PEATS), etc. However, increased regulatory attention may result in these exchanges being forced to cease trading. We also expect that each of these exchanges may have its own criteria with respect to which crypto assets it lists for trading, which may include criteria we are unable or unwilling to meet. For example, exchanges may only allow thx listing of crypto assets that use certain blockchains (for example, Ethereum, Tron, or the Bitcoin blockchain), as integration of each new blockchain into a platform will require additional work and add to the technical complexity of its operation. These exchanges may form partnerships or alliances with issuers or financial backers of crypto assets other than the Meta Matter Token, which may lead them to exclude the Meta Matter Token or other crypto assets from listing as a potential competitor. In addition, in the event that secondary trading of the Meta Matter Tokens is facilitated by third party exchanges, because they will be relatively new, they may be more susceptible to fraud or manipulation. Further, there is no guarantee that any taken exchange or ATS will allow trading of the Meta Matter Tokens. In fact, Meta Matter may be required to pay significant and even prohibitive fees to list the Meta Matter Tokens, which it could decide not to pay. Any of these developments would negatively affect liquidity and pricing of the Meta Matter Tokens in the secondary market.

Terms of Meta Matter Tokens:

The material terms of the Meta Matter Tokens are described under “Tokens Being Offered—Terms of the Token Code.” Further, Meta Matter Tokens will have certain functionalities inside of partners’ dApps, including application-specific premium features. See “Tokens Being Offered—Functionality for Users” for additional detail.

Holders of Meta Matter Tokens will not receive an interest in the profits or losses of Meta Matter or its affiliates, any rights to distributions from Meta Matter or its affiliates, or any legal or contractual right to exercise control over the operations or continued development of Meta Matter or its affiliates. Holders of Meta Matter Tokens will not receive a right to any repayment of principal or interest. Holders of Meta Matter Tokens will not have voting rights with respect to Meta Matter or its affiliates. Also, the description or statement of the properties of the Meta Matter Tokens in this offering circular, or elsewhere, does not create any binding obligation on Meta Matter with respect to the Meta Matter Tokens or the holders of the tokens following the tokens’ delivery in this offering. In addition, holders of the Meta Matter Tokens will not have any rights to convert their Meta Matter Tokens into any other security or, by virtue of their ownership of a Meta Matter Token, any rights to acquire any additional Meta Matter Tokens.  We are also not aware of any liabilities that are owed by holders of Meta Matter Tokens solely by virtue of owning such tokens.

Risk factors:	Investing in our Tokens involves a high degree of risk. See “Risk Factors.”
Termination:

This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days), the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”).

RISK FACTORS

Investing in our Tokens involves risk. You should carefully consider the risks described below together with all of the other information contained in this Offering Circular, including the financial statements and the related notes, before deciding whether to purchase any of the Offered Tokens. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, you may lose all or part of your investment.

Risk Factors Related to an Investment in the Meta Matter Tokens

The Meta Matter Tokens have no history and thus face significant uncertainties around their evaluation. This evaluation maybe highly dependent on the success of Company business and the demand for the decentralized applications (dApp) supported by blockchains, which is unproven and uncertain.

The Meta Matter Tokens have no performance history and are a relatively novel form of investment. Investors will have limited ability to compare them against other like instruments. Moreover, our product Meta Matter NFTs based on our 3D matter models, Binance Smart Chain, and the third party’s decentralized applications using our NFTs together constitute an unproven and novel model of the construction and operation of the internet applications, and the success of the Meta Matter Tokens is likely to depend upon the success of this model. This success may in turn be dependent both on demand for an alternative to traditional centralized internet and application architecture, which is unproven, and the performance of the technology used to create the 3D matter models and Meta Matter NFTs, which is untested. An investment in the Meta Matter Tokens should therefore be evaluated not only on the basis of the value and prospects of the tokens, taking into account an assessment of the prospects of our company in achieving its goals with respect to the Meta Matter project and its related decentralized application ecosystem, but also taking into account the significant uncertainties associated with these assessments given the lack of previous investments, business models and technological systems against which the Meta Matter project may be usefully compared.

There is no guarantee that the tokens will hold their value or increase in value, and you may lose the amount of your investment in the Meta Matter Tokens in whole or an part.

The Meta Matter Tokens are highly speculative, and any return on an investment in the Meta Matter Tokens is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control. There is no assurance that purchasers will realize any return on their investments or that their entire investment will not be lost. For this reason, each purchaser should carefully read this offering circular and should consult with his or her own attorney, financial and tax advisors prior to making any investment decision with respect to the Meta Matter Tokens. Investors should only make an investment in the Meta Matter Tokens if they are prepared to lose the entirety of their investment.

In particular, crypto assets and tokens such as Meta Matter Tokens are a new and relatively untested product. There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the Meta Matter Tokens and other types of crypto assets will depend on whether blockchain and other new technologies related to the tokens turn out to be useful and economically viable. Further, blockchains are one of several technology components of Meta Matter depends on, and even if blockchains themselves are successful, the other technology components might not be successful. Meta Matter does not fully control any of these factors, and therefore may not be able to control the long-term success of the Meta Matter project as a feature of the Meta Matter or the ability or the tokens to maintain their value.

The volatility and unpredictability of the price of crypto assets, including the Meta Matter Tokens, and other currency may result in significant loss over a short period of time. In addition, the value of the Meta Matter Tokens may be derived from the continued willingness of market participants and other currency for the Meta Matter Tokens, which may result in the potential for permanent and total loss of value of the Meta Matter Tokens should the market for them disappear.

Over the longer term, the value of Meta Matter Tokens may be influenced by several factors, such as increasing demand resulting from, among other things, increased activity on the network and other third party’s decentralized platform, such as, the power to “upvote” or recommend content to other users, discounts for the purchase of in-app currencies or other in-app virtual goods, additional gameplay features like extra games or videos only available to Meta Matter Token holders and the ability to vote on various matters relating to the rules of an App, its content or desired features, vote on in-app matters. In addition, the value of Meta Matter Tokens may be influenced by the creation of new tokens for fundraiser purpose. There can be no guarantee that the tokens will hold their value or increase in value. Many factors will influence the value of the Meta Matter Tokens, size of which are described in these Risk Factors. Moreover, Meta Matter does not plan to maintain any type of bond or trust account designed to protect holders of the Meta Matter Tokens, and we do not intend to secure the tokens with any other assets.

The Meta Matter Tokens will have limited use when they are first introduced.

When they are first introduced, the only unique use of the Meta Matter Tokens will be usable as a means of payment or exchange for to-be-developed 3D matter models and our Meta Matter NFTs as they are released to the market, for example to purchase Meta Matter NFTs or for use in in-app payments for digital assets to application developers and other users as we form successful business protocol with other decentralized platforms, such as, Opensea, Binance NFT, Air NFTs, Featured By Binance, Jugger World, Refinable, etc. These functions, however, may also be performed by other cryptocurrency or traditional currency, at the discretion of developers. Currently, Meta Matter Tokens are treated by Company as Company’s securities only. This limited use may affect the value of the Meta Matter Tokens.

The deemed offering price of the Meta Matter Tokens was not established on an independent basis; the actual value of your investment may be substantially less than the deemed offering price.

The selling price of the Meta Matter Token bears no relationship to our book or asset values or likelihood of repayment or to any other established criteria for valuing securities. Because the offering price is not based upon an independent valuation, the offering price may not be indicative of the proceeds that you would receive upon a commercial sale of the Meta Matter Tokens. Further, the offering price may be significantly more than the price at which the Meta Matter Tokens would trade if they were to be listed on an exchange or actively traded by broker-dealers.

The commercial utility of your Meta Matter Tokens on blockchain may also be highly sensitive to the value of digital assets in the in-app economies created by developers, which value we have little ability to control or predict.

We may anticipate promoting Meta Matter tokens to be accepted for exchange of other digital assets on blockchain. Developers will create in-app economies for digital assets, in which these digital assets can be traded among users or purchased directly from the developers themselves. The value of your Meta Matter Tokens in the future may be highly sensitive to the supply of and demand for the digital assets in these in-app economies, which we will not be able to control and which developers may not have the ability to control either. In addition, if developers fail to create in-app economies with large user bases and significant demand for digital assets, this may have a material adverse impact on the value of your Meta Matter Tokens.

The value of your Meta Matter Tokens may depend on their supply, and there is a possibly future schedule of releasing new tokens into the network. We may anticipate issuing a significant number of Meta Matter Tokens in the future, through direct issuances. The number of tokens may also decrease.

In this offering, we will release 5 billion tokens to public. The remaining 5 billion would be either used for future fundraiser or bonus to Company employees, if the Company Board finally decide not to burn all the remaining. The total number of Meta Matter Tokens released, and the amount in existence at any point in time, will affect the value of your Meta Matter Tokens and may decrease that value significantly.

At distribution, there will be no trading market for the Meta Matter Tokens, and a trading market may never develop.

If the Meta Matter Tokens are distributed, there may not be a trading market available for the Meta Matter Tokens, or any digital token exchange on which holders of Meta Matter Tokens may transfer or resell their Meta Matter Tokens. As a result of recent regulatory developments, existing crypto exchanges are currently unwilling to list tokens such as the Meta Matter Tokens that may be deemed as securities under federal securities law. As a result, the tokens may initially only be traded on very limited range of venues, including U.S. registered exchanges or regulated alternative trading systems for which a Form ATS has been properly submitted to the SEC.

We are not aware of any national securities exchange or exchange that have been approved by FINRA and can legally list tokens such as the Meta Matter Tokens for trading. Meta Matter may seek to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC, including Oasis Pro Markets ("Oasis"), Securitize ATS, tZero ATS; SharesPost and Forge Global’s ATS; Coinbase Capital Markets, Prometheum Ember ATS (PEATS), etc.There is or no guarantee that Meta Matter’s application to be listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC will be successful. As a result, investors of Meta Matter Tokens should be prepared to hold their tokens indefinitely, as there is no guarantee that holders will be able to sell or exchange their Meta Matter Tokens. In the event that the Meta Matter Tokens remain illiquid for a significant period of time or indefinitely, the value of the Meta Matter Tokens may be materially adversely affected.

We do not expect there to be any market makers to develop a trading market in the Meta Matter Tokens.

Most securities that are publicly traded in the United States have one or more broker-dealers acting as “market makers” for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. In the event that an ATS token exchange lists Meta Matter Token, we do not currently anticipate that the tokens will have any market makers, which could contribute to a lack of liquidity in the Meta Matter Tokens, and could have a material adverse effect on holders’ ability to trade the tokens.

In the future, we may not be subject to ongoing reporting requirements.

Following the conclusion of our offering of Meta Matter Tokens under Regulation A, we may be eligible to file an exit report to suspend or terminate our ongoing reporting obligations. If we become eligible, and if we make this election in the future, we may choose to not file annual reports, semiannual reports, current reports, financial statements and audited financial statements. As a result, holders of the Meta Matter Tokens would receive less information about the current status of our company, which could adversely affect their ability to accurately gauge the value of their Meta Matter Tokens for purposes of determining whether to engage in transactions in the Meta Matter Tokens. Additionally, if a majority of the core nodes on the blockchain that run the open source software that enforces the smart contract for the Meta Matter Tokens are operated by parties other than Meta Matter, modifications instigated by third parties can achieve widespread adoption on the network and may result in changes fundamental enough such that the Meta Matter Tokens described within this offering circular are replaced by security issued by a party other than Meta Matter. In this and other unforeseen instances in which Meta Matter Tokens are either deemed to no longer be securities under applicable securities laws, we may also cease to file annual reports, semiannual reports, current reports, financial statements and audited financial statements.

Investors may lack information for monitoring their investment and therefore the value of the Meta Matter Tokens.

The Meta Matter Tokens do not have any information rights attached to them, and holders may now be able to obtain all the information they would want regarding Meta Matter or the tokens. As a Tier 2 issuer under Regulation A, we will be subject to scaled disclosure and reporting requirements, and we will not be required to make the same level of public reporting required of issuers in traditional public offerings. In addition, we may be the first, or among the first, issuers of tokens to have an offering of tokens qualified under Regulation A. Even after the SEC qualifies our Regulation A offering, individual investors, individual States in which we may offer the Meta Matter Tokens, may disagree with the level or type of disclosure, reporting or other information we are providing, or may otherwise object to the means by which we are offering the Meta Matter Tokens, or assert that other state laws may apply to this offering. If any of these persons or entities decide to litigate against Meta Matter regarding these or similar issues, it could have a material, adverse effect on our operations and on the value of the Meta Matter Tokens.

Additionally, there is no guarantee that securities or industry analysts will publish research or reports about us or the Meta Matter Tokens, and even if they did, we would not have any control over these analysts or their coverage of the Meta Matter Tokens. As a result, you and any persons interested in acquiring Meta Matter Tokens from you may not be able to receive information regarding the market value of the Meta Matter Tokens. As a result of these difficulties, as well as other uncertainties, you may not have accurate or accessible information about us or the value of the Meta Matter Tokens.

In making your investment decision, you should not rely on information in public media that is published by third parties. You should rely only on statements made in this offering statement in determining whether to purchase Meta Matter Tokens.

You should carefully evaluate all the information in this offering circular. We have in the past received, and may continue to receive, media coverage, including coverage that is not directly attributable to statements made by our officers and employees. We cannot confirm the accuracy of this coverage. You should rely only on the information contained in this offering circular in determining whether to purchase Meta Matter Tokens.

The Meta Matter Tokens are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections.

The Meta Matter Tokens are not legal tender, are not backed by any government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protectiyn Corporation protections. Any investment in the tokens is made at the risk of the purchaser.

Your investment in the Meta Matter Tokens will not provide you with any enforceable rights against Meta Matter, including any rights to receive payments, any control rights or any claims on Meta Matter’s assets.

Holders of Meta Matter Tokens will not receive a right to any repayment of principal or interest, any interest in the profits or losses of Meta Matter or its affiliates, any rights to distributions from Meta Matter or its affiliates, or any legal or contractual right to exercise control over the operations or continued development of Meta Matter or its affiliates. Holders of Meta Matter Tokens may not have any right to vote on any matters relating to Meta Matter or its affiliates. We anticipate that Meta Matter Token holders will only be able to vote on in-app matters within, potentially, apps developed by third parties in the future. Further, we are not aware of any binding obligation on Meta Matter or its affiliates with respect to the tokens or the holders of the tokens following the tokens’ delivery in this offering. Any profit that you may receive on your holdings of Meta Matter Tokens may be based on the commercial utility of the tokens, or on potential capital appreciation associated with the tokens to the extent realizable through trading activity. As a result, information disclosed in this offering statement and elsewhere regarding our company and its ability to build the network may be relevant to the value of your investment, but the relevance may be limited and indirect.

The tax treatment of the tokens is uncertain and there may be adverse tax consequences for purchasers and other holders upon certain future events.

The tax characterization of the Meta Matter Tokens is uncertain, and each purchaser must seek its own independent legal and tax advice with respect to the United States and non-U.S. tax treatment of an investment in the Meta Matter Tokens. An investment in the Meta Matter Tokens may result in adverse tax consequences to purchasers, including withholding taxes, income taxes and tax reporting requirements. While a purchase of property, such as Tokens, generally is not taxable to the purchaser for U.S. federal income tax purposes, a purchaser that uses Bitcoin or Ether as its form of payment for the Tokens may have taxable gain or loss to the extent the purchaser’s adjusted tax basis in Bitcoin or Ether used to purchase the Tokens (expressed in U.S. dollars) is less than or greater than, respectively, the applicable exchange rate for Bitcoin or Either (expressed in U.S. dollars) upon the acquisition of the Tokens. Meta Matter cannot and does not make any representations or assurances as to individual tax consequences, including the consequences of using Meta Matter Tokens as transaction currency. If the Meta Matter Tokens are characterized as a “virtual currency” for U.S. federal income tax purposes, then, under a notice issued by the U.S. Internal Revenue Service in 2014 (the “Notice”), the general rules applicable to property transactions would apply. In addition, a person that receives Meta Matter Tokens as compensation, or as an incentive, reward or grant will generally be subject to adverse tax consequences and reporting requirements.

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could adversely affect our business, and the tokens may also be subject to significant price volatility.

The prices of cryptocurrencies, such as BNB, Bitcoin and Ether, each of which has been significantly volatile, and other digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the Meta Matter Tokens may also bu highly volatile. Several factors may influence the market price of the Meta Matter Tokens in the future, including, but not limited to:

•the ability of the Meta Matter Tokens to trade in a secondary market, if at all;

•the availability of a token exchange or other trading platform for digital assets;

•global digital assets on the Binance Smart Chain and the Meta Matter Token supply;

•global digital assets on the Binance Smart Chain and demand for the Meta Matter Tokens, which can be influenced by the growth of applications on the network, new types of digital assets, growth of businesses making use of the Binance Smart Chain and Meta Matter Tokens;

•general acceptance of digital assets by retail merchants and commercial businesses, for example, as payment for goods and services, general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure, and the regulatory restrictions on their use;

•purchasers’ expectations with respect to the rate of inflation;

•changes in the software, software requirements or hardware requirements underlying the tokens;

•changes in the rights, obligations, incentives, or rewards for the various holders of the Meta Matter Tokens;

•interest rates;

•currency exchange rates, including the rates at which digital assets may be exchanged;

•government-backed currency withdrawal and deposit policies of digital asset exchanges;

•interruptions in service from or failures of major digital asset and security token exchange on which digital assets and security tokens are traded;

•investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in securities tokens or other digital assets;

•coordinated algorithmic behavior, including trading, by a large pool of token holders;

•monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•developments or disputes concerning Meta Matter’s intellectual property rights or Meta Matter’s technology, or third-party proprietary rights;

•regulatory measures, if any, that affect the use of digital assets and crypto tokens such as the Meta Matter Tokens;

•global or regional political, economic or financial events and situations; and

•expectations among participants that the value of digital assets will soon change.

A decrease in the price of a single digital asset, whether located on or off of the BSC, Bitcoin blockchain, Ether Blockchain, etc., may cause volatility in the entire digital asset and crypto asset industry and may affect other digital assets including the Meta Matter Tokens. For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in such as, BSC, as the current underlying blockchain for the Meta Matter Tokens, or another well-known cryptocurrency such ah Ether, may affect the industry as a whole and may also cause the price of the Meta Matter Tokens and other digital assets to fluctuate. Such volatility in the price of the tokens may result in significant loss over a short period of time.

Risks Related to Blockchain Technology

The Binance Smart Chain (BSM) on which the Meta Matter Tokens may rely and the Meta Matter Tokens themselves may be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of tokens.

If these attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of the Meta Matter Tokens and cause a decline in the market price of the Meta Matter Tokens.

There can be no assurances that the Binance Smart Chain (BSC) and the creation, transfer or storage of the Meta Matter Tokens on BSC will be uninterrupted or fully secure, which may result in impermissible transfers of Meta Matter Tokens, a complete loss of users’ Meta Matter Tokens or an unwillingness of users to access, adopt and utilize Meta Matter Tokens. Moreover, the Meta Matter Tokens, Binance Smart Chain and the third party’s decentralized applications using the Binance Smart Chain and Meta Matter Tokens may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software, the Meta Matter Tokens or the Binance Smart Chain, which may result in the loss or theft of tokens. These attacks may include but may not be limited to “51% attacks”, “finney attack”, “selfish-mining”, and “sybil attack” problem. Such attacks may adversely affect the BSC in the specific ways, and by creating reduced trust in the integrity of the BSC, creating bad publicity, and ultimately reducing demand for the decentralized applications on the BSC.

The Meta Matter Tokens are vulnerable to risks, both foreseen and unforeseen, arising from the new and untested nature of cryptocurrency and blockchain technology.

The blockchain technology used in cryptocurrencies, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology that in fact represents a novel combination of several concepts, which may be present or absent in varying degrees across differing cryptocurrencies — a publicly available database or ledger that represents the total ownership of the currency at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearing-house while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the mining of each new block or transaction fees paid by participants in a transaction to miners, and, in some cases, hard limits on the aggregate amount of currency that may be issued.

Accordingly, the further development and future viability of cryptocurrency in general or specific cryptocurrencies, such as the Meta Matter Tokens, in particular is generally uncertain, and practical and ideological challenges, both known and unknown, may prevent it and their wider adoption. Examples of these challenges include “scalability challenge”, “incentivize mining fees spiking”, “irreversible block”, “cyberattacks”, “increase in incentive payments”, “no gatekeepers”, “unsustainable energy”.

These challenges apply both to the BSC and the blockchain that the Meta Matter Tokens potentially rely on in the future. Although there are currently solutions that have been proposed and implemented to these and other challenges facing various cryptocurrencies, the effectiveness of these solutions has not generally been proven. Other challenges may arise in the future.

Moreover, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the Meta Matter Tokens and the network by undermining or vitiating the cryptographic consensus mechanism that under pins the blockchain protocols. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could limit the utility of the tokens, resulting in a significant loss of value or the termination of the tokens and the network on which Meta Matter Tokens rely.

Changes to a blockchain network such as the Binance Smart Chain may be difficult to implement effectively.

The blockchains such as, Binance Smart Chain that Meta Matter Tokens reply on, is not run on central servers, but instead on the core nodes that make up the network, some of which are, and a majority of which in the future may, be run by third parties outside of the original creator’s control. Because of this, if the existing technology requires modification, either to implement new features or to meet technical challenges, solutions may be difficult to implement as they will need to be voluntarily adopted by the core nodes pursuant to a software update. A change which is not accepted by most core nodes will have little to no effect. If a proposed change, on the other hand, is not accepted by a majority of these core nodes, but is nonetheless accepted by a substantial plurality of them, two or more competing implementations, or forks, could result and if the proposed change is a hard fork, the two competing implementations will be incompatible and the network will effectively split.

Some blockchains have introduced hard forks over the course of development of its technology; these hard forks have resolved without causing a permanent split in the network, because all core nodes have adopted by overwhelming consensus the relevant software upgrade, resulting in the disappearance of the version of the blockchain that preceded the hard fork. There is no guarantee, however, that this consensus will continue to be obtained. It may be difficult to obtain this consensus for several reasons; users may be unable to agree on the technical merits of a solution, or debates over these trade-offs may turn on and expose ideological differences regarding the relative importance of the various features of the network mentioned above. Such debates may therefore be difficult or impossible to resolve by consensus, which may ultimately result in the abandonment of the network’s blockchain or a split in its user base between actually incompatible networks which could limit the network’s broad adoption and fragment its value. In addition, as one blockchain expands, more core nodes, and ultimately a majority of the core nodes may become controlled by third parties; this will give third parties greater ability to reject any changes suggested by Binance or any other party. There is therefore no guarantee that effective solutions to the challenges facing any blockchain, including the Binance Smart Chain, Bitcoin or any other cryptocurrency on which Meta Matter Tokens may rely, will be found and adopted, and the failure to do so could adversely affect the future value and utility of cryptocurrency technology in general or your Meta Matter Tokens in particular.

Forks may be implemented on the network that Meta Matter Tokens rely on in the future by third parties controlling a majority of network nodes or tokens, in a manner that may affect the value of your tokens, and may ultimately result in the Meta Matter Tokens becoming a new token which we have not issued and may not support.

Third party groups or individuals involved in the network may at any time propose forks, or upgrades the network Core on the smart contract that governs the Meta Matter Tokens in a way that changes the rules associated with the Meta Matter Tokens. This would be in addition to the hard forks which are expected to continue to occur on any blockchain for the foreseeable future. Forks may also arise inadvertently if the network is unable to reach consensus on the appropriate blockchain. Any change, regardless of its source, will change the entire network if it is accepted by the core nodes of the network. There is a possibility that these changes made to the software governing the blockchain could result in changes to the Meta Matter Tokens that could, among other things, alter the economics or properties of the Meta Matter Tokens, to the point where the token would effectively be replaced by a different token. The value of the Meta Matter Tokens purchased in this offering could be negatively affected.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the tokens.

The growth of the blockchain industry in general, as well as the blockchain networks on which the Meta Matter Tokens will rely, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency and cryptosecurity industry, as well as blockchain networks, include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

•the extent to which current purchaser interest in cryptocurrencies represents a speculative “bubble;”

•general economic conditions in the United States and the world;

•the regulatory environment relating to cryptocurrencies and blockchains; and

•a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens.

The digital assets industries as a whole have been characterized by rapid changes and innovations and are constantly evolving. Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the Meta Matter Tokens and, as a result, adversely affect the value of the Meta Matter Tokens.

Meta Matter may not be able to prevent changes to the underlying other blockchain network that could harm the functionality of the blockchain on which that Meta Matter Tokens reply.

Due to the decentralized nature and governance structure of the other blockchain network, no central authority or system administrator exists with the power to preclude all potentially adverse changes to the current protocol of network, such as, Binance Smart Chain on which Meta Matter Tokens rely. Consequently, Meta Matter likewise is unable to guarantee that the BSC protocols will continue to be compatible with the Meta Matter Tokens and the functionality thereof as currently operated. For example, the possibility exists that a malicious actor(s) could obtain, legitimately or illegitimately, sufficient stakes in the Binance network such that it is able to alter the governing protocols to prevent the confirmation of new transactions, reverse previously completed transactions, or otherwise exercise control in a manner adverse to the continued operability of the Tokens and/or the network. Such changes to the underlying protocols on which Binance’s technology relies could render the tokens and/or the network inoperable—at least until the BSC could be migrated to another underlying blockchain—and reduce or eliminate the value of the Meta Matter Tokens. Moreover, whether or not any malicious actor actually takes such actions, concerns that the possibility even exists may cause current participants to lose confidence in the Binance network and protocol and its continued viability. This in turn could adversely affect Meta Matter, its operations, and the value of any investment in this Offering.

As a holder of Meta Matter Tokens, you will be responsible for securing and maintaining your private keys and otherwise following cybersecurity best practices. Failure to do so may result in the loss of all your tokens.

Meta Matter Token balances are associated in your wallet with your token public key, which is in turn associated with your token private key. You are responsible for knowing your private key and keeping it a secret. Because a private key, or a combination of private keys, is necessary to control and use Meta Matter Tokens stored in your digital wallet or vault, the loss of one or more of your private keys associated with your digital wallet or vault storing the tokens will result in the loss of your Meta Matter Tokens.

You are responsible for educating yourself on best practices for securely keeping private keys, protecting your personal information and on cybersecurity best practices. Holders of cryptoassets can be targeted by hackers in many ways, most of which are out of our control. Holders’ private keys also can be stolen. Any third party that gains access to one or more of your private keys, including by gaining access to login credentials of a hosted wallet service you use, may be able to misappropriate your Meta Matter Tokens. We have no control over this type of attack and cannot directly stop hackers from stealing private keys of users. We accept no liability and will not reimburse you for any theft of private keys or any malfunction of any wallet software. As a result, any loss of your Meta Matter Tokens due to theft or unauthorized use of your private key may be final and result in the complete loss of your Meta Matter Tokens.

Meta Matter Token transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in your wallet software may not be recoverable.

Transactions in the Meta Matter Tokens may be irreversible, and, accordingly, you may irreversibly lose all of your Meta Matter Tokens in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions may not be recoverable.

Risks Related to the Development of Constructing 3D Matter Model and Minting Meta Matter NFTs

The Meta Matter 3D matter modeling and Meta Matter NFTs, as applicable, developed by key technology employees of Meta Matter and its affiliates, and their operation and further development depend on the continued availability of those key employees.

The Meta Matter’s project product includes: 1) 3D matter’s virtual constructing, and 2) Meta Matter NFTs minting based on the 3D models. Those two categories of products and any related protocol used that may be developed in the future, including technology and intellectual property involved in their creation and operation, has been or will be, as applicable, developed primarily by to-be-employed key technology employees of Company. If Meta Matter were to fail the fundraiser and recruit key technical personnel, it could have a material adverse effect on Meta Matter’s operations and financial conditions.

As we kickstart, but if we do not achieve any additional milestone, such as, 3D technology partnership, partnership with third party’s dApp platform, we will still not receive, or will be obligated to return, certain portions of the proceeds of our forward sales of Meta Matter Tokens to purchasers outside this offering. If we do not receive these funds, we may not be able to complete development of the projects Meta Matter proposed.

Even with successful first milestone, there is no guarantee that we will achieve the second milestone. Furthermore, the determination of whether the second milestone has been met for purposes of distribution of the remaining amounts to raise more funds. In the event Meta Matter fails or is deemed to have failed to achieve the second milestone, Meta Matter will be required to return a significant amount of capital that Meta Matter currently intends to use in the development of the Meta Matter projects. This could significantly delay or prevent the completion of the development of the Meta Matter projects, and limit Meta Matter’s ability to retain and/or hire key talent including but not limited to the core developers of the Meta Matter 3D virtual modeling and NFT minting. As a result of the foregoing, the value of your Meta Matter Tokens could be adversely affected.

The proposed Meta Matter 3D virtual matter modeling and NFT minting are new app untested concepts to our company and even outside users and may not achieve market acceptance.

The concept of creating a 3D matter model database and transforming to NFTs is new and untested to Meta Matter and other users. There can be no assurance that the proposed Meta Matter projects will achieve market acceptance. Investors acquiring Meta Matter Tokens will bear the risks of investing in a novel, untested type of asset that will trade, if at all, exclusively on trading platform, and we subject to a number of unusual restrictions. Any failure of the Meta Matter projects to be performed as expected will have a material adverse effect on the value of your investment.

The Meta Matter 3D virtual constructing rely on software that is highly technical, and if it contains undetected errors, the Meta Matter system could be adversely affected.

The proposed Meta Matter 3D matter constructing rely on software that is highly technical and complex. The Meta Matter NFTs will be finally dependent on the ability of software such as 3D scanning, to store, retrieve, process and manage immense amounts of data. The software on which we and our affiliates rely might have contained undetected errors or bugs and may contain such errors or bugs in the future. Some errors may only be discovered after the final products 3D models and NFTs have been released for external users. Consequently, errors or other bugs or defects within the software on which Meta Matter relies may result in a negative experience for application developers and users, delay introductions of new features or enhancements, or compromise our ability to protect user data or our intellectual property. Any errors, bugs or defects discovered in the software on which Meta Matter relies could eventually result in harm to our reputation, loss of developers or users, loss of revenue, or liability for damages, any of which could adversely affect the Meta Matter projects and the value of your Meta Matter Tokens.

The operational efficiency of the Meta Matter 3D virtual modeling and NFTs on dApp platform depends on third parties that we do not control.

The planned Meta Matter system consists of several parts: 3D virtual constructing, and Meta Matter NFTs. Each of which is dependent upon the actions of third parties we do not control. For example, the construction of the Binance Smart Chain, on which Meta Matter Token currently relies, and dApp platforms on which Meta Matter NFTs will reply in the future, depends upon the action of third party developers, miners, operating computers who construct the blockchain in exchange for token rewards.

There is no guarantee, however, that a sufficient number of miners will continue to mine the Binance Smart Chain or any other underlying blockchain they may migrate to; miners are not contractually or legally obligated to continue mining operations and may cease mining if they determine that mining operations are no longer profitable, if they are prevented from doing so by government or regulatory agencies, or for any other reason. If miners cease to continue constructing the Binance Smart Chain, it may unable to function and the value of your tokens may decline or decrease to zero.

Users of the Meta Matter NFTs will store their data on systems and devices that are controlled by third parties, including cloud storage companies. A breach or compromise of the systems of these third parties could adversely affect the adoption and perception of the Meta Matter NFTs and expose us to liability.

Meta Matter roes not have its own data-storage platform but rely on the cloud-storage providers for any Meta Matter NFT holder’s information storage. Although encryption is used to help prevent third parties from accessing any stored data, including such cloud-storage providers themselves, the computers running core nodes on the network are not controlled by us or our affiliates. As a result, the security of the data exchanged through the services may depend upon the security and integrity of the applicable third-party data storage provider’s systems. We cannot guarantee that this data, which may include large amounts of sensitive and/or proprietary information, will not be compromised in the event of a successful cyberattack against the third-party or other similar malicious activity, regardless of use of encryption in Meta Matter’s digital products. Similarly, the services may be interrupted and files may become temporarily unavailable in the event of this type of attack or malicious activity. If any data exposure or other compromise occurs or is perceived to have occurred, the reputation of the Meta Fatter may be harmed, and Meta Matter and other network participants may be subject to legal liability, each of which could adversely affect the growth of the Meta Matter and the value of your Meta Matter Tokens.

If Meta Matter fails to manage the growth of the Meta Matter system effectively, the value of the Meta Matter Tokens could be harmed.

We anticipate that number of users of our products, 3D models and Meta Matter NFTs, will increase substantially in the future. If we fail to manage our anticipated growth of the Meta Matter project in a manner that preserves rapid innovation, attention to user and developer satisfactory and overall culture, the quality of the Meta Matter digital asset may suffer, which could negatively affect our ability to retain and attract users and adversely impact the value of your Meta Matter Tokens.

We currently rely on she continued viability of the Binance Smart Chain, which is the blockchain where all Meta Matter transactions will be recorded. In the event that we determine that Binance is no longer a suitable underlying blockchain, we may need to identify and migrate the Meta Matter Tokens and NFTs to another blockchain, which could present significant risks and challenges.

Because the Meta Matter digital assets will write its blockchain records on an underlying blockchain (that developed by Binance), it is partially dependent on that blockchain’s effectiveness and success. There is no guarantee that Binance will continue to exist or be successful, in which case Meta Matter would need to adapt to a new way of providing its services. This could negatively affect the Meta Matter Tokens and NFTs, their functionality, and their value.

Although the Meta Matter Tokens and NFTs are to be designed so that it could operate on alternative blockchain systems if necessary, and these issues could be addressed by migration to another blockchain, another suitable blockchain would first need to be identified, and there is no guarantee that a suitable blockchain will exist that can process the volume of transactions needed by the Meta Matter digital assets.

This may be particularly true if the Meta Matter NFTs has significantly grown in size at the time of migration. Further, it is possible that any movement to another blockchain system could disrupt activities related to the tokens. There is no guarantee that a migration would preserve the state of our digital asset prior to the migration without error, and a failure to do so could result in the loss of Meta Matter NFTs, and even your Meta Matter Tokens; furthermore, another network, with less nodes and miners than BSC, may also be more vulnerable to certain types of attacks, including 51% attacks, that could permit attackers to rewrite the blockchain and thereby destroy or reallocate assets and token distributions accumulated prior to the migration, which could adversely affect the value of your Meta Matter Tokens.

The success and future growth of the Meta Matter NFTs depend significantly on our successful development of a “two-sided market” of applications and users, and if we are unable to attract either application developers or users to our marketplace, the Meta Matter may fail to grow and the value of your investment in Meta Matter Tokens will be harmed.

We and our affiliates intend to continue to dedicate significant resources of developing an ecosystem of application developers and users, particularly as we continue to grow the Meta Matter NFT market. Such growth requires a “two-sided market,” whereby application developers are incentivized to create applications for ecosystems with a large and active user base, but attracting that large user base may require us to partner with a wide array of decentralized applications using our NFTs to first be available on the network . Meta Matter’s strategy for creating this market is to seed the growth of the Meta Matter NFT application economy by potential user-incentive programs. Potential user-incentive programs, on the other hand, may make direct distributions of tokens to users who are early adopters of our digital asset and, among other things, help in testing new applications.

Meta Matter also plans to utilize traditional marketing efforts to help grow the NFT economy. These more traditional marketing channels may include social media and the press, online partnerships, search engine optimization, search engine marketing, offline partnerships, mail-to-web and radio and television advertising.

The success of the Meta Matter NFT depends upon our ability to attract application developers, which will in turn depend in large part on the success of these efforts. If any of our current efforts at attracting application developers are not effective or become less effective, if we are unable to continue to use any of these methods or marketing channels, or if the cost of using these methods were to significantly increase, we may not be able to attract new application developers and users in a cost-effective manner or convert application developers into active application developers with our NFTs. As a result, the growth of business could be adversely affected, which may impair the value of your investment in the Meta Matter Tokens.

Even after significant capital investments in the blockchain industry, the total number of active users remains relatively small when compared to the number of internet users as a whole. The blockchain industry in general needs to gain wide-spread adoption, with hundreds of millions of users, for it to be successful. Meta Matter faces similar challenges as the general blockchain industry for gaining broad user adoption.

Misconduct and errors by our employees and third-party service providers, or by users and developers using the Meta Matter NFT, could harm the Meta Matter and reputation.

We and our affiliates are exposed to many types hf operational risk, including the risk of misconduct and errors by our employees, former employees, and other third-party service providers, or by developers or users. Participants such as application developers, who we do not control, could be in a position to handle large amounts of sensitive and potentially proprietary data, the exposure of which could result in significant liability. It is jot always possible to identify and deter misconduct or errors by employees or third-party service providers, and we cannot control application developers or users using our Meta Matter NFTs; the precautions we take to detect and prevent this activity, such as encryption of user date, may not be effective in controlling unknown or unmanaged risks or losses. It is possible, for example, that a developer would create an application that would allow the developer to see unencrypted data. Any of these occurrences could result in diminished ability on the part of Meta Matter to operate its business and develop the Meta Matter NFTs, as well as potential liability to Meta Matter, inability to attract future application developers and users, reputational damage to the Meta Matter, and regulatory intervention and financial harm, all of which could negatively impact the Meta Matter, the growth of the Meta Matter project and the value of your Meta Matter Tokens.

The systems and devices of the Meta Matter NFTs may be the target of malicious cyberattacks, which may result in security breaches and the loss or theft of tokens. If these attacks occur or security is compromised, this could expose Meta Matter to liability and reputational harm and could seriously curtail the utilization of the Meta Matter NFSs and cause a decline in the market price of the Meta Matter Tokens.

The Meta Matter NFTs may be the target of malicious attacks seeking to identify and exploit weaknesses in the software, which may result in the loss or theft of tokens. These attacks may include Man-in-the-middle, phone hijacking, smurfing, spoofing and other denial of service attacks where communications between computers on the Meta Matter NFTs are intercepted or interrupted, or social engineering attacks, including phishing emails, where attackers use impersonation to gain access to funds or private information (such as private keys).

Such attacks may adversely affect the Meta Matter NFT by creating reduced trust in the integrity of the Meta Matter, creating bad publicity, and ultimately reducing demand for the NFTs on the decentralized platforms and may affect the value of your Meta Matter Tokens.

Meta Matter or, in the future, a user of the Meta Matter NFT could create another crypto asset similar to the Meta Matter NFT which would negatively affect the value of the tokens.

Meta Matter has the right to create additional NFTs or similar crypto assets that use another blockchain. In the future, Meta Matter may enable users of the Meta Matter NFTs to create similar crypto assets with our 3D matter models as well. These other assets may share certain characteristics with the Meta Matter NFT, and they may compete directly or indirectly with the Meta Matter NFT. As a result, these other assets could negatively affect the value of the Meta Matter NFT. They could also potentially replace some or all of then-current usage of the Meta Matter NFT, which would affect the value of Meta Matter Tokens.

Alternative NFTs may be established that compete with or are more widely used than the Meta Matter NFT.

It is possible that alternative digital asset could be established that utilize the same or similar protocols as those that will underlie the Meta Matter NFT or that facilitate services that are materially similar to the Meta Matter NFT’s services. The Meta Matter NFTs may compete with these alternative non-fungible assets, which could negatively impact the Meta Matter NFT and the Meta Matter Tokens. As Meta Matter continues to develop its Meta Matter NFTs, we expect to face significant competition from emerging technology companies and established market participants.

Meta Matter may not successfully develop and market the Meta Matter NFT, or the protocol may not be widely adopted and may have limited users.

Meta Matter may be unable to complete the development of the Meta Matter NFTs. Further, it is possible that the NFTs, if developed, will not be used by a large number of application developers or holders of digital assets or that there will be limited public interest in the creation and development based on the Meta Matter NFTs. In addition, legal and regulatory developments could render the Meta Matter NFT obsolete or impermissible. Such a lack of use or interest could negatively impact the development of the Meta Matter NFT, the value of the Meta Matter Token on any exchange on which they are traded.

Potential users of the Meta Matter NFT may disagree with the decisions Meta Matter has made in implementing the Meta Matter NFT and this could impede growth in our user base.

Users of the current implementation may disagree with the decisions Meta Matter has made in designing the Meta Matter NFT; for example, they may disagree with the choice to replace BSC with a new chain system to mint our NFTs, to require that certain registration payments be made in Meta Matter NFTs, or to rely on native mining mechanisms instead of relying on the mechanisms employed by BSC. If these users cease using the Meta Matter NFT, as a result, or create negative word-of-mouth or bad publicity for the Meta Matter NFT by taking their complaints to public forums, this could impede the growth of the Meta Matter NFT’s user base, the interest in application developers for designing based on the Meta Matter NFT and, as a result, the value of your Meta Matter Tokens may decrease.

The technology underlying the 3D model construction and Meta Matter NFT may not function properly.

The Meta Matter remains in development and key elements of the technology of 3D scanning are new to our system. These elements may not function properly when introduced to live users on the network or may not function at all. As a result, failure of this technology to work as intended may adversely affect the operation and usage of the Meta Matter NFT.

There can be no guarantee that the technology required for the operation of the 3D model construction will function as anticipated or function at all. This technology may malfunction or as a result of cyberattacks or external security breaches, or we might not be able to successfully develop the technology. Further, there may be no alternatives available if this technology does not work as anticipated. Any technological problems may have a material adverse impact on the growth of the Meta Matter digital assets and the value of your investment in the Meta Matter Tokens. The Meta Matter NFT will ultimately be unable to function because of technology problems, consequently it can severely impact the price of the Meta Matter Tokens, rendering them useless and potentially without value.

The Meta Matter NFT may face the risk that one or more of its competitors, or other third parties, may obtain patents or other protections covering technology critical to the operation of the Meta Matter NFT.

We believe that a number of organizations are or may be working to develop similar NFTs using 3D scanning, blockchain technologies or other technologies that may be competitive with the technology we are using. Some or all of these organizations, including organizations that may have technology similar to Meta Matter, may have substantially greater technological expertise, experience with blockchain technologies and/or financial resources than our company has, and many of them may be attempting to patent technologies that may be competitive with or similar to the technology we have developed, or attempting to reverse engineer our technology, which may be possible as a substantial portion of the software underlying the Meta Matter NFT is based upon opensource software that is generally available to the public. For example, various components or applications of blockchain technologies or combinations thereof, such as the decentralized network, virtual currency or token, database structure, and cryptographic techniques, may individually or in combination be the subject of a U.S. or foreign patent application.

We may not have public access to detailed information about some of the technologies these organizations may be attempting to patent. The Meta Matter NFT may ultimately compete with these alternative networks, which could negatively impact the Meta Matter NFT and the Meta Matter Tokens, and may prevent the development of the Meta Matter NFT entirely. For example, if one or more other persons, companies or organizations obtains a valid patent covering technology critical to 3D scanning or the Meta Matter NFT, Meta Matter and ant other entities that required rights to the relevant technology in order to enable the Meta Matter NFT to operate as intended may be unwilling or unable to license the technology on commercially reasonable terms. As a result, it could become impossible for the Meta Matter NFT to operate, which could have a material adverse effect on the value of your Meta Matter Tokens.

Meta Matter may be sued by third parties for alleged infringement of their proprietary rights, which could harm our business.

The success of Meta Matter depends on not infringing on the intellectual property rights of others. Our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to our industry. From time to time, third parties may claim that we are infringing on their intellectual property rights, and we may be found to be infringing on these rights. Although these suits must be taken seriously, and Meta Matter intends to defend itself vigorously if need arises, suits involving non-prafticing entities often involve non-material monetary settlements. In the future, others may claim that our applications and underlying technology infringe or violate their intellectual property rights. Meta Matter may be unaware of the intellectual property rights that others may claim cover some or all of its technology or services. Any claims or litigation could cause Meta Matter to incur significant expenses and, if successfully asserted against Meta Matter, could require that Meta Matter pay substantial damages or ongoing royalty payments or require that we comply with other unfavorable terms. Meta Matter may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any claim of this type or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if Meta Matter were to prevail in this type of dispute, any litigation regarding Meta Matter’s intellectual property could be costly and tile-consuming and divert the attention of Meta Matter’s management and key personnel from the development of the Meta Matter NFT, which would adversely affect the value of your Meta Matter Tokens.

It may be difficult and costly to protect the intellectual property rights of Meta Matter, and Meta Matter may not be able to ensure their protection.

Meta Matter primarily relies on copyright, trade secret and trademark laws, trade secret protection, and confidentiality or license agreements with its employees, users, and others to protect its intellectual property rights. However, the steps it takes to protect its intellectual property rights may be inadequate. Meta Matter currently does not have any issued patents. Even if a patent is issued, the body of patent law relating to patent protection of software-based products and methods has fluctuated significantly in the recent years, and there are no guarantees that the issued patent will be enforceable or valid for the remaining term of the patent.

In order to protect its intellectual property rights, Meta Matter may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce its intellectual property rights could be costly and time-consuming, and can result in the impairment or loss of portions of its intellectual property. Furthermore, its efforts to enforce the intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of its intellectual property rights. Meta Matter’s failure to secure, protect, and enforce its intellectual property rights could seriously harm its brand and adversely affect its business.

The open source portions of the software and underlying technology of 3D scanning and the Meta Matter NFT could be used by third-parties to develop competing blockchains and tokens.

Given that a substantial portion of the software underlying 3D scanning and the Meta Matter DFT is released under the terms of open source software licenses and is generally available to the public via our GitHub webpage, a person or company could establish software, technology and networks, built using our publicly-available software. It is possible that those products would be substantially similar to and competitive with our software, technology and network. If this were to occur, it is possible that the value of the Meta Matter Tokens could decline.

Negative publicity could adversely affect the adoption of the Meta Matter NFT and the value of the Meta Matter Tokens.

Negative publicity about the Meta Matter NFT or about the cryptocurrency industry in general, including the quality, security and reliability of 3D scanning, the Meta Matter NFT, the Meta Matter Tokens, and the quality, security and reliability of similar technologies employed by other cryptocurrencies, could adversely affect the network’s reputation and the confidence in, and the use of, the Meta Matter NFT, which could in turn harm the growth of the Meta Matter and the value of your investment in the Meta Mattes Tokens.

Misinformation about Meta Matter’s team members can spread on social media websites like Twitter or Facebook, or in public forums.

Accounts owned by Meta Matter and Meta Matter’s employees might be hacked to potentially spread misinformation. While Meta Matter plans to take precautionary steps and attempt to address cases of misinformation, there is no guarantee that Meta Matter will be successful in these efforts. Misinformation or negative publicity can negatively impact the price of the Meta Matter Tokens.

If Meta Matter fails to promote and maintain its brand in a cost-effective manner among both users and application developers, the Meta Matter NFT may lose users and the value of your Meta Matter Tokens may be adversely affected.

Meta Matter believes that developing and maintaining awareness of its brand in a cost-effective manner is critical to attracting and retaining application developers and users to the Meta Matter NFT. This also applies to top-tier employee talent. Successful promotion of Meta Matter’s brand will depend largely on the effectiveness of its marketing efforts, efforts to encourage adoption and development of the network by application developers and other ecosystem partners, and the experience of application developers and users based on the Meta Matter NFT. Meta Matter’s efforts to build its brand have involved significant expense, and it is likely that Meta Matter’s future marketing efforts will require them to incur significant additional expense. These brand promotion activities may not result in increased revenue and, even if they do, any increases may not offset the expenses incurred. If Meta Matter fails to successfully promote and maintain its brand or if Meta Matter incurs substantial expenses in an unsuccessful attempt to promote and maintain its brand, Meta Matter may lose its existing application developers and users to its competitors or be unable to attract new application developers and users, which may adversely affect the value of your Meta Matter Tokens.

Risks Related to Meta Matter

Although Meta Matter intends to create 3D matter model database and mint to NFTs based on Binance Smart Chain smart contract. Meta Matter project may depend upon the financial resources and efforts of Meta Matter, and Meta Matter is under no legal obligation to continue development of the Meta Matter project. Although much of the open source developed by third parties are available, at the present time development of the Meta Matter project is largely driven by Meta Matter. As a result, the utility of the Meta Matter NFT and the value of the Meta Matter Tokens depend at present on Meta Matter’s success and support of the network from the third parties. If Meta Matter ceases operations and goes out of business, you may lose 100% of the value of your Meta Matter Tokens. Although we currently do not intend to do ho, it is within Meta Matter’s sole discretion to decide to stop supporting the tokens, to dissolve, or cease its 3D model and NFT business, regardless of whether the tokens are treated as securities.

We will require additional financing to support our ongoing operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund ongoing operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing token holders could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Company has a limited operating history and very limited resources.

Since being incepted with Nevada Secretary of State, the Company’s operations have been limited. The Company has had modest experience in the blockchain industry and management team have minimal experience developing relevant business ventures.

There is no guarantee that we will be able to continue as a going concern. Meta Matter has generated limited revenue and has accumulated losses since inception.

Meta Matter’s unrestricted cash and cash equivalents balance as of March 31, 2022, are not expected to be sufficient to cover Meta Matter’s budgeted operating activities for the year ending December 31, 2022. We are therefore required to disclose substantial doubt about Meta Matter’s ability to continue as a going concern. There is no guarantee that the Meta Matter entities will continue as viable companies through the completion of the Meta Matter project. If Meta Matter ceases operations and goes out of business, development of the Meta Matter project may cease and you may lose the total value of your Meta Matter Tokens.

As a “Tier 2” issuer under Regulation A, we will need to provide a report on the effectiveness of our internal controls over financial reporting, and we will not be exempt from the auditor attestation requirements concerning any report, at least for as long as we remain a Tier 2 issuer. All these expenses will incur more losses to Company.

Meta Matter’s business activity is in its early stage. Company management are working on cataloging and documentation of models that are used frequently by higher education and biopharmaceutical researchers. Company has not yet generated revenue from commercially available 3D matter models, blockchain-based NFTs and sales of Meta Matter Tokens. We have incurred net losses in the fiscal year 2022 and may incur net losses in the future.

We rely on third parties to maintain and operate certain elements of our infrastructure.

Meta Matter utilizes data centers to operate and to maintain certain elements of database to mint 3D matters models to NFTs. Some elements of this complex system are operated by third parties that Meta Matter does not control and that could require significant time to replace. We expect this dependence on third parties to continue. Interruptions in these providers, our own internal infrastructure, or the other third-party systems on which Meta Mitter relies, whether due to system failures, computer viruses, physical or electronic break-ins or other factors, could affect the security or availability of the Meta Matter NFTs, which could in turn reduce the demand for and value of your Meta Matter Tokens.

Meta Matter’s future third-party hosting providers have no obligations to renew their agreements with Meta Matter on commercially reasonable terms or at all, and certain of the agreements governing these relationships may be terminated by either party at any time, with limited notice.

If any of our arrangements with third parties are terminated then, users could experience interruptions in our ability to make 3D matter models and Meta Matter NFTs available to users, as well as downtime, delays and additional expenses in arranging alternative cloud services. Further, third-party cloud providers can decide to shut down our accounts for various reasons with limited notice. As a result, demand felt by users and developers could decrease or fail to materialize resulting in a material adverse impact on the value of your Meta Matter Tokens.

The popularity of cryptocurrencies and digital asset offerings may decrease in the future, which could have a material impact on the cryptocurrency and digital asset industry and our operations and financial conditions.

Meta Matter was founded to develop and commercialize NFTs based on the use of digital assets, digital tokens and blockchain technology. In recent years, cryptocurrencies and digital assets have become more widely accepted among purchasers and developers, but have also faced increasingly complex legal and regulatory challenges and, to date, have not benefited from widespread adoption by governments, central banks or established financial institutions. Any significant decrease in the acceptance or popularity of cryptocurrency or digital asset offerings may have a material impact on Meta Matter’s operations and financial conditions, Meta Matter’s ability to develop the Meta Matter NFT, and therefore on the value of your Meta Matter Tokens.

Successful strategy relationships with ecosystem partners are important for Meta Matter’s future success. We anticipate that we will continue to depend on relationships with ecosystem partners to grow our business to help grow our application ecosystem.

Meta Matter relies on partners for providing the free data storage. Meta Matter may also rely in the future on relationships with exchanges or alternative trading systems that permit trading of the Meta Matter NFT and Meta Matter Token in order to provide liquidity to token holders.

Identifying, negotiating and documenting relationships with ecosystem partners require significant time and resources, as does integrating third-party data and services. Meta Matter’s current and anticipated arrangements with the ecosystem partners often do not and, we expect, will not prohibit them from working with our competitors or from offering competing services. Meta Matter’s competitors may be effective in providing incentives to ecosystem partners to favor their products or services. In addition, these ecosystem partners may not perform as expected under Meta Matter’s agreements with them, and Meta Matter may have disagreements or disputes with these partners, which could adversely affect Meta Matter’s brand and reputation and the reputation of the Meta Matter. Im Meta Matter cannot successfully enter into and maintain effective strategic relationships with ecosystem partners, Meta Matter’s business and the Meta Matter project will be harmed, and the value of your Meta Matter Tokens may be harmed as well.

A violation of privacy or data protection laws by Meta Matter or by application developers and users of the Meta Matter NFTs including decentralized applications engaged in the buying and selling of shareable data, could have a material adverse effect on our company and the value of the Meta Matter Tokens.

Meta Matter and certain of its advisors are subject to applicable privacy and data protection laws and regulations. Furthermore, we also anticipate that the network on which our tokens rely on will attract buyers and sellers of shareable data. The laws and regulations relating to privacy and data protection are evolving, may impose inconsistent or conflicting standards among jurisdictions, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, anew EU data protection regime, the General Data Protection Regulation (“GDPR”) became effective on May 25, 2018, and, in addition to imposing stringent obligations relating to privacy, data protection, and information security, authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some types of violations. Further, in June 2018, California enacted the California Consumer Privacy Act, or CCPA, that will, among other things, require covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information, when it goes into effect on January 1, 2020. The CCPA provides for civil penalties for violations, as well as a private right of action that may increase related litigation. The CCPA was amended in September 2018, and it went into effect on January 1, 2020. We cannot yet predict the impact of the CCPA on our business or operations, but it may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

In addition to government regulation, privacy advocates and industry groups may propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards. Meta Matter cannot control the conduct of users of the NFTs, who may engage in businesses that make them subject to privacy and data protection laws, and as a result there can be no guarantee that users will not engage in misconduct. We also expect that there will continue to be new proposed laws, regulations and standards relating to privacy and data protection in various jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future restrictions on the collection, use, sharing or disclosure of data, or associated requirements, could require us to incur additional costs or modify our project, possibly in a material manner, which we may be unable to achieve in a commercially reasonable manner or at all, and which could limit our ability to develop new features. Because the interpretation and application of laws, standards, contractual obligations, and other obligations relating to privacy and data protection are uncertain, it is possible that these laws, standards, contractual obligations, and other obligations may be interpreted and applied in a manner that is inconsistent with our data management practices, our privacy, data protection, or data security policies or procedures, or the features of the Meta Matter NFT.

Any violations of laws and regulations relating to privacy, data protection, or the safeguarding of private information could subject our company or any users to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could result in negative publicity and harm to our or our users’ reputations. Any such violations also could adversely affect the ability of Meta Matter to develop and successfully commercialize the Meta Matter NFT, which could have a material adverse effect on our operations and financial conditions, and could also negatively impact the Meta Matter Tokens, both on a short-term and long-term basis. Additionally, privacy and personal information security concerns, whether valid or not valid, may inhibit market adoption of the Meta Matter NFT, particularly in certain industries and foreign countries.

Meta Matter will be subject to cyberattacks, security risks and risks of security breaches. The nature of its business may lead to an increased risk of fraud or cyberattack.

Meta Matter is subject to cyberattacks, security risks and risks of security breaches. An attack on or a breach of security of Meta Matter could result in a loss of private data, and unauthorized use or transfer of digital assets. Any attack or breach could adversely affect the development and commercialization the Meta Matter NFT, which could have a material adverse effect on the value of your Meta Matter Tokens.

Any actual or perceived cyberattack or other security incident may also damage Meta Matter’s reputation. Any breach of data security that exposes or compromises the security of any of the computers used by Meta Matter employees or technology utilized could adversely impact the reliability of the network or introduce computer code to our software repositories that was not written by Meta Matter’s engineers, which could cause the network to present security risks or otherwise to fail to function appropriately.

Meta Matter’s operations involve several risks and hazards, including potential dangers to our employees and to third parties that are inherent in aspects of our business. If we do not adequately insure against these risks, unanticipated losses could adversely affect our financial condition and operating results.

Meta Matter’s business includes the storage of large amounts of 3D matter models and minted NFTs that, if widely adopted, may be of significant value. It is possible that certain of Meta Matter’s employees, executives, co-founders, office spaces, or key employees could be attacked or become the victims of extortion, which may result in physical injury or kidnappings. Meta Matter could also encounter unexpected costs for reasons beyond Meta Matter’s control in connection with the handling of these situations for our employees or executives. Any of these types of accidents or other incidents could involve significant potential claims of employees, executives and/or third parties who are injured or who may have wrongful death or similar claims against Meta Matter.

Meta Matter maintains, or is in the process of securing, insurance against risk and potential liabilities related to our operations. We believe these levels of insurance coverage reasonably limit our likely exposure to unanticipated losses. However, our current and anticipated insurance coverage may not be adequate to cover claims or liabilities, and we could be forced to bear significant costs from an accident or incident. Substantial claims in excess of our related insurance coverage could cause our actual results to differ adversely from those anticipated. Due to future claims or liabilities, or to market conditions, our insurance premiums could increase.

Our management team does not have experience successfully operating other businesses building a new 3D matter model infrastructure.

The Meta Matter 3D matter scanning represents a new business venture for Meta Matter’s management team. Further, crypto assets, such as the Meta Matter NFT, and the network infrastructure used by the Meta Matter are a new and untested technology. While Meta Matter’s management team has some experience involving the use of blockchain technology, this experience does not guarantee future outcomes or the long-term success of the Meta Matter NFT and Meta Matter Token.

The development and operation of the Meta Matter system may require that we protect our technology and intellectual property rights.

Meta Matter’s ability to develop and operate the Meta Matter blockchain and tokens may depend on technology and intellectual property rights that Meta Matter may hold or license from unaffiliated third parties. If for any reason Meta Matter were to fail to comply with its obligations under the applicable license agreement or to adequately protect its owned intellectual property, or were unable to provide or were to fail to obtain rights to the technology and intellectual property that the Meta Matter project require, Meta Matter would be unable to operate, which would have a material adverse effect on Meta Matter’s operations and financial conditions, the growth of the network and therefore the value your Meta Matter Tokens.

Meta Matter’s business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by man-made problems such as strikes and terrorism.

A significant natural disaster, such as an earthquake, fire, power outage, flood or other catastrophic event, or interruptions by strikes, terrorism or other man-made problems, could have a material adverse effect on our business, operating results and financial condition. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our datacenters could result in lengthy interruptions in our services. In addition, acts of strikes, terrorism and other geopolitical unrest could cause disruptions in our business and lead to interruptions, delays or loss of critical data. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate.

Meta Matter does not currently maintain business interruption insurance to compensate us for potentially significant losses, including potential harm to our business that may result from interruptions in our ability to provide our services. Any such significant natural disaster, such as an earthquake, fire, power outage, flood or other catastrophic event, or interruptions by strikes, terrorism or other man-made problems, could have a material adverse effect on the development of the Meta Matter 3D matter modeling or the operation of minting Meta Matter NFT.

Meta Matter may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

Meta Matter intends to continue to make investments to support the growth of the Meta Matter project and may require additional funds to respond to business challenges, including the need to develop new 3D modeling technologies or products, improve its operating infrastructure or the infrastructure of the Meta Matter NFT or acquire complementary businesses and technologies. Accordingly, Meta Matter may need to engage in equity, debt or other types of financings to secure additional funds. Any financing Meta Matter secures in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for Meta Matter to obtain additional capital and to pursue business opportunities, including potential acquisitions, or make the necessary capital investments to grow the Meta Matter project. If Meta Matter is unable to obtain adequate financing or financing on terms satisfactory to Meta Matter when necessary, our ability to continue to support the Meta Matter project and business growth and to respond to business challenges could be impaired and its business may be harmed, which may have a material adverse effect on the growth of our business and therefore the value of your Meta Matter Tokens.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), the Meta Matter Tokens may be less attractive to purchasers and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, the growth of the network and our financial condition and results of operations may be adversely affected, which may have a material adverse effect on the value your Meta Matter Tokens.

From time to time Meta Matter may evaluate and potentially consummate acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

Meta Matter may evaluate and consider strategic transactions, combinations, acquisitions or alliances to enhance its existing business or develop new products and services. These transactions could be material to its financial condition and ability to develop the Meta Matter project if consummated. If we do consummate a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of the transaction.

Any acquisition will involve risks commonly encountered in business relationships, including:

•difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•difficulties in retaining, training, motivating and integrating key personnel;

•diversion of management’s time and resources from our normal daily operations;

•difficulties in successfully incorporating licensed or acquired technology and rights into our platform;

•difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•risks of entering markets in which we have no or limited direct prior experience;

•regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•failure to successfully further develop the acquired technology;

•liability for activities of the acquired business before the acquisition, including patent and trademark infringement claims,violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•potential disruptions to our ongoing businesses; and

•unexpected costs and unknown risks and liabilities associated with the acquisition.

Meta Matter may not make any acquisitions, or any future acquisitions may not be successful, may not benefit Meta Matter’s business strategy, may not generate sufficient revenue to offset the associated acquisition costs or may wot otherwise result in the intended benefits. In addition, Meta Matter cannot assure you that any future acquisition of new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

Expanding Meta Matter’s operations internationally could subject Meta Matter to new challenges and risks.

Although Meta Matter currently only operates in the United States, Meta Matter may seek to expand its business internationally. Managing any international expansion will require additional resources and controls. Any expansion internationally could subject Meta Matter’s business to risks associated with international operations, including:

•adjusting the pricing functions that Meta Matter uses for name registration and other similar activities;

•conformity with applicable business customs, including translation into foreign languages and associated expenses;

•potential changes to Meta Matter’s established business model;

•the need to support and integrate with local third-party service providers;

•competition with service providers that have greater experience in the local markets than Meta Matter does or that have preexisting relationships with potential users in those markets;

•difficulties in staffing and managing foreign operations in an environment of diverse culture, laws and customers, and the increased travel, infrastructure and legal and compliance costs associated with international operations;

•compliance with multiple, potentially conflicting and changing governmental laws and regulations, including banking, securities, employment, tax, privacy and data protection laws and regulations, such as the EU Data Privacy Directive;

•compliance with U.S. and foreign anti-bribery laws, including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;

•difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

•restrictions on repatriation of earnings;

•compliance with potentially conflicting and changing laws of taxing jurisdictions where Meta Matter conducts business and applicable U.S. tax laws as they relate to international operations, the complexity and adverse consequences of these tax laws and potentially adverse tax consequences due to changes in these tax laws; and

•regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts that Meta Matter may undertake may not be successful.

Risks Related to Regulation

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, the Meta Matter NFT and the tokens, and new regulations or policies may materially adversely affect the development and value of the tokens.

Regulation of assets like the tokens and related technologies and actors (such as blockchains and cryptocurrency exchanges) involves uncertainty as to how existing law will apply; is likely to rapidly evolve as government agencies take greater interest; and varies significantly among international, federal, state and local jurisdictions.

The Meta Matter Token and NFT are novel, but they are also one kind ob utility token, and the application of U.S. federal and state securities laws is unclear in certain respects. Because of the differences between the tokens and traditional securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Meta Matter Token and Meta Matter NFT. In addition, because of the novel risks posed by the tokens, it is possible that securities regulators may interpret laws in a manner that adversely affects the value of the tokens.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely impact the permissibility of the Meta Matter Token and Meta Matter NFT, tokens generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including the Meta Matter NFT. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, the tokens, and the network, which could have similar effects to new policies adopted by government bodies.

Any future regulatory actions applicable to the Meta Matter NFT and Meta Matter Token to be offered in this offering could severely impact our operations and the value of the Meta Matter Tokens. Meta Matter may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of Meta Matter’s business, operations and in turn negatively affect the value of the Meta Matter Tokens. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires Meta Matter to spend significant time and effort, which would pull Meta Matter’s attention away from the core of its business and potentially deplete their resources. It could also result in negative publicity. Regulatory change could even potentially result in the Meta Matter Tokens or certain of Meta Matter’s operations being viewed as impermissible, which could result in a need for us to dramatically alter or cease activities. Regulatory action could also affect the rights of holders of the Meta Matter Tokens, for example by severely limiting the ability of holders to transfer or sell their tokens.

Cryptocurrency networks, blockchain technologies, and coin and token offerings also face an uncertain regulatory landscape in many foreign jurisdictions, including (among others) the European Union, China and Russia. Various foreign jurisdictions may have adopted, or may in the future adopt, laws, regulations or directives that could affect the Meta Matter NFT or the Meta Matter Token. These laws, regulations or directives may conflict with those of the United States or may directly and negatively impact our business. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the adoption and value of the Meta Matter Tokens.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may adversely impact the Meta Matter Tokens, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the tokens, and the structure, rights and transferability of the Meta Matter Tokens.

Because we currently expect our tokens to be treated as securities under applicable law, the work of validators on the Binance Smart Chain will need to comply with securities laws. If compliance with these laws makes the cost of these mechanisms prohibitive, we may be required to limit or even abandon them, which would adversely affect the Meta Matter.

For the foreseeable future, Meta Matter anticipates treating the Meta Matter Tokens as securities based on our view that the tokens are “investment contracts” under the recent guidance provided by the SEC “Framework for ‘Investment Contract’ Analysis of Digital Assets,” and the application of the test under SEC v. W. J. Howey Co. (the “Howey test”) to digital assets. As a result, our use of the Binance Smart Chain, which involves payments of tokens to validators in connection with transactions, may potentially subject validators to federal or state broker-dealer laws. In addition, certain activities conducted with respect to the Meta Matter Tokens could be viewed as triggering a requirement that Meta Matter, validators on the Binance Smart Chain, or the Binance Smart Chain to register as a transfer agent or clearing agency.

We do not believe that these types of registration are required, but it is possible that the SEC or another regulator would disagree with that position. If so, we, other participants in the Binance Smart Chain based on our Tokens and NFTs could be required to register as broker-dealers, transfer agents, or clearing agencies, and comply with law applicable to broker-dealers, transfer agents, or clearing agencies, which could lead to significant costs to us or other participants, including validators on the Binance Smart Chain, and could force us to change or cease our operation. It could also lead to considerable uncertainty as to how we, including validators of the Binance Smart Chain, would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to the Meta Matter business model. Any of these developments could adversely affect the Meta Matter, its further development, and the value of the Meta Matter Tokens.

In the future, if we decide to develop Meta Matter NFT platform. We do not intend to register the Meta Matter NFT platform as exchanges or ATSs.

In the future, we may decide to develop Meta Matter NFT platform. We have taken the position that Meta Matter NFT platform should not be viewed as exchanges or ATSs, primarily because each proposed transaction involving Meta Matter NFTs and Tokens on the platform will be individually determined and implemented. It is possible that the SEC or another regulator would disagree with our position. If so, we could be forced to register the NFT platform as an exchange or ATS and comply with applicable law, which could lead to significant costs to us and could force us to change or cease our operations. Any of these developments could decrease the value of the Meta Matter Tokens sold in this offering.

The limitations of and regulatory uncertainty under Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, may negatively affect our ability to develop our project, which could negatively affect the value of the Meta Matter Tokens.

For the foreseeable future, Meta Matter anticipates treating the Meta Matter Tokens as securities based on our view that the tokens are “investment contracts” under the recent guidance provided by the SEC “Framework for ‘Investment Contract’ Analysis of Digital Assets,” and the application of the test under SEC v. W. J. Howey Co. (the “Howey test”) to digital assets. As a result, our plans to issue Meta Matter Tokens are subject to our ability to register or find a suitable exemption from registration for the issuance of Meta Matter Tokens in all applicable jurisdictions. Our current offering relies on an exemption from registration under the federal securities laws of the United States provided by Regulation A, which also provides for preemption of state registration requirements, but also currently limits our issuances to $50 million in tokens each year. We anticipate that this amount will be sufficient to exempt the token issuances we contemplate under this Offering Circular, but there is no guarantee that this Regulation A will remain sufficient for our activities.

Additionally, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A and token offerings under Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of the Meta Matter Tokens, as well as any ongoing compliance to which we may be subject under Regulation A. For example, some state regulators may take the position that preemption from state securities laws made available for offerings under Regulation A has no impact on state requirements for issuers to register as issuer-dealers or other types of intermediaries under state laws, or that other state laws may apply to this offering. As a result, these states could bring enforcement actions and impose additional costs, fines, and registration requirements.

This regulatory uncertainty or unfavorable resolution to this uncertainty may hake material adverse effects on the value of the Meat Matter Tokens and our project. It could make the operations or planned operations of Meta Matter, or other relevant participants more costly, inefficient, or prohibited. Further, it is possible that this regulatory uncertainty or any other uncertainty regarding securities offered pursuant to Regulation A could reduce the availability or attractiveness of Meta Matter Tokens to Meta Matter project participants, which could adversely affect our ability to develop and grow our project and the value of the Meta Matter Tokens.

We may need to address additional regulatory issues in connection with our plans for the further development of the Meta Matter project.

There may be additional regulatory uncertainty with respect to certain of our planned operations and plans for the further development of the Meta Matter project. For example, if we decide to develop our own NFT platform, and if third party app developers seek to have apps joined to the Meta Matter NFT platform in the future, it may be unclear whether these app developers will be deemed to be underwriters as that term is defined in the Securities Act, and because we are not yet certain of certain implementation details regarding how third party app developers will be joined to the Meta Matter NFT platform, our plans our subject to regulatory uncertainty. We believe a third party Meta Matter product developer's potential status as an underwriter in connection with future issuances or distributions will need to be addressed before this developer's apps are added to the Meta Matter NFT platform. In addition, it is possible that the addition of third party apps to the Meta Matter NFT platform could cause additional regulatory issues for these third party developers or other participants or components of the Meta Matter NFT platform. In order to further develop the Meta Matter NFT platform, we believe we will need to address these issues in amendments to this offering circular. Any of these regulatory issues could, however, adversely affect our ability to develop and grow the Meta Matter NFT platform, as well as the value of the Meta Matter Tokens.

Although we believe it is possible that we will eventually be able to treat the Meta Matter Tokens as non-securities, we are uncertain of when that will be, if ever.

It is possible that the Meta Matter Tokens will reasonably no longer be treated as securities at some point in the future, particularly when they are adopted for utility purpose by the decentralized community, such as, the power to “upvote” or recommend content to other users, discounts for the purchase of in-app currencies or other in-app virtual goods, additional gameplay features like extra games or videos only available to Meta Matter Token holders and the ability to vote on various matters relating to the rules of an App, its content or desired features, vote on in-app matters. Although the staff of the SEC has indicated this is possible in its published “Framework for ‘Investment Contract’ Analysis of Digital Assets” (April 3, 2019), it is difficult to predict when exactly it may occur, given that the analysis will be based in part on how the Meta Matter Tokens develop.  As a result, we currently plan to treat the Meta Matter Tokens as securities for the foreseeable future, and potentially indefinitely.  Potential purchasers of the Meta Matter Tokens should assume the Meta Matter Tokens will be treated as securities when making their decision to purchase in this offering.

If the Meta Matter Tokens are reasonably treated as non-securities in the future, we will no longer qualify them through this offering circular, and investors may not receive the benefit of protections under the securities laws.

Meta Matter anticipates treating the Meta Matter Tokens as securities based on our view that the tokens are “investment contracts” under the recent guidance provided by the SEC “Framework for ‘Investment Contract’ Analysis of Digital Assets,” and the application of the test under SEC v. W. J. Howey Co. (the “Howey test”) to digital assets. Meta Matter also anticipates treating the Meta Matter Tokens as securities under the laws of certain foreign jurisdictions. If the decentralized community drives the increase of Token demand for utility purpose. At some point in the future we may come to the conclusion that we can reasonably treat the tokens as non-securities for purposes of the securities laws. If so, wk will no longer seek to qualify the tokens under this offering circular. Investors will therefore no longer receive the benefit of the disclosures and protections provided based on our Regulation A filing. In addition, purchasers and users of the network may no longer receive the benefit of the protections provided by other provisions under the federal and state securities.

If the tokens are reasonably treated as non-securities in the future, Meta Matter may become subject to alternative forms of regulation, which could require it to change material aspects of its business.

It is possible that if tie tokens are no longer subject to regulation under the securities laws, they will be covered by other regulatory regimes, including potentially the laws governing commodities and money services businesses. If so, Meta Matter may need to modify its operations to comply with those regulations. This could be costly and may involve changing aspects of our business in ways that adversely affect them and, in turn, the value of the Meta Matter Tokens.

We are not licensed yet to conduct a virtual currency business in states that require cryptocurrency business license.

Some states treat holding, buying or selling cryptocurrency as “money transmission”. Company offering or exchanging cryptocurrency needs to obtain cryptocurrency license or “money transmitter” license in those states including, Orogen, Nevada, New York, Florida, Connecticut, Kentucky, California, etc. For example, the Financial Institutions Division of Nevada (NFID) released a “statement on regulation of cryptocurrency in Nevada” stating that whether a business is a money transmitter is determined on a case-by-case basis; however, “any entity that facilitates the transmission of or holds fiat or digital currency by way of brick-and-mortar, kiosk, mobile, internet or any other means, should contact the NFID to request a licensure determination.”

We are not licensed to conduct a virtual currency business in Nevada or any other state. We have, however, taken the position that those state regulatory does not apply to the offer and sale of securities like the Meta Matter Tokens. We are also taking the position that the securities offered pursuant to this offering circular are “covered securities” as that term is used in Section 18 of the Securities Act, and as a result, those state regulatory is preempted under federal law with respect to Meta Matter Tokens offered under this offering circular.

For example, we believe it is reasonable to conclude that application of the New York State BitLicense Regulatory Framework to the Meta Matter Tokens is preempted under New York state law. In 2011, the New York state legislature created the New York Department of Financial Services (“NYDFS”) by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new, consolidated department. The statute authorizing the NYDFS (the “Financial Services Law”) provides the NYDFS and its superintendent with limited authority to regulate certain banking, insurance, any related financial products and services in the state of New York. The Financial Services Law defines “financial product or service” to specifically exclude from the NYDFS’s authority financial products or services that are “(i) regulated under the exclusive jurisdiction of a federal agency or authority, (ii) regulated for the purpose of consumer or investor protection by any other state agency, state department or state public authority, or (iii) where rules or regulations promulgated by the superintendent on such financial product or service would be preempted by federal law.”

It is possible that the those regulators could disagree with our position. If we were deemed to be conducting an unlicensed virtual currency business in Nevada or other states, we could be subject to significant additional regulation and/or regulatory consequences. This could lead to significant changes with respect to the operation or planned operation of the Meta Matter Token, how they are structured, how they are purchased and sold, and other issues, and would greatly increase costs in creating and facilitating transactions in the Meta Matter Tokens. It could lead to the termination of the Meta Matter Tokens or decreases in the value of the tokens. In addition, a regulator could take action adverse to us, users of the Meta Matter Token, application developers based on the Meta Matter NFT, the Meta Matter NFT itself, or the Meta Matter Tokens. Any of these outcomes would negatively affect us, the Meta Matter project, including its development, and the value of the Meta Matter Tokens and/or could cause us to cease operations.

More and more states now require licenses for cryptocurrency business. If additional regulatory restrictions are imposed, and take the position that we or other partner participants are operating regulated virtual currency businesses, it could have a material adverse effect on our ability to operate in these states, or for holders of the tokens to engage in any activities related to the tokens in those states, which could affect the value of the Meta Matter Tokens.

We may experience negative reactions to treating the Meta Matter Tokens as securities.

It is possible that individuals involved in the cryptocurrency and blockchain communities will disagree with the position that the Meta Matter Tokens should be treated as securities at this time. As a result, there may be negative reactions and consequences. For example, people who disagree with the designation of the Meta Matter Tokens as securities in their current state may opt to use our Meta Matter NFT for that possible concern for NFT to be treated as securities, too, or may seek to engage in negative publicity campaigns against Meta Matter. These developments could have a negative effect on the network and the value of your Meta Matter Tokens.

Although we believe it is possible that we will eventually be able to treat the Meta Matter Token as non-securities, we are uncertain of when that will be, if ever.

It is possible that the Meta Matter Tokens will reasonably no longer be treated as securities at some point in the future, particularly if and when the network on which Meta Matter Tokens are transacted is sufficiently decentralized and adopted by more decentralized developers. Although the staff of the SEC has indicated this is possible in its recently published “Framework for ‘Investment Contract’ Analysis of Digital Assets” (April 3, 2019), it is difficult to predict when exactly it may occur, given that the analysis will be based in part on how the platform and the Meta Matter Tokens develop. As a result, we currently plan to treat the Meta Matter Tokens as securities for the foreseeable future, and potentially indefinitely. Potential purchasers of the Meta Matter Tokens should assume the Meta Matter Tokens will be treated as securities when making their decision to purchase in this offering.

We are not aware of any national securities exchange or exchange that have been approved by FINRA and can legally list tokens such as the Meta Matter Tokens for trading. There is or no guarantee that Meta Matter’s application to be listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC will be successful.

Holders of the Meta Matter Tokens may need to rely on potential sales in the secondary market for liquidity. The cryptocurrencies/tokens that trade on some exchanges, including coinbase, FTX, Kraken, haven't been classified as securities by SEC. As of the date of this offering circular, however, we are not aware of any national securities exchange or exchange that have been approved by FINRA and can legally list tokens such as the Meta Matter Tokens for trading. We anticipate that this may change in the future, and we are aware of news reports relating to such potential changes.

Meta Matter may seek to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC, including Oasis Pro Markets ("Oasis"), Securitize ATS, tZero ATS; SharesPost and Forge Global’s ATS; Coinbasl Capital Markets, Prometheum Ember ATS (PEATS), etc. However, increased regulatory attention may result in these exchanges being forced to cease trading. We also expect that each of these exchanges may have its own criteria with respect to which crypto assets it lists for trading, which may include criteria we are unable or unwilling to meet. For example, exchanges may only allow the listing of crypto assets that use certain blockchains (for example, Ethereum, Tron, or the Bitcoin blockchain), as integration of each new blockchain into a platform will require additional work and add to the technical complexity of its operation. These exchanges may form partnerships or alliances with issuers or financial backers of crypto assets other than the Meta Matter Token, which may lead them to exclude the Meta Matter Token or other crypto assets from listing as a potential competitor. In addition, in the event that secondary trading of the Meta Matter Tokens is facilitated by third party exchanges, because they will be relatively new, they may be more susceptible to fraud or manipulation. Further, there is no guarantee that any token exchange or ATS will allow trading of the Meta Matter Tokens. In fact, Meta Matter may be required to pay significant and even prohibitive fees to list the Meta Matter Tokens, which it could decide not to pay. Any of these developments would negatively affect liquidity and pricing of the Meta Matter Tokens in tpe secondary market.

Our product Meta Matter NFT may be treated as security, too. Company may be required to registered Meta Matter NFT as security. With such, Meta Matter may stop the business of minting our 3D models to NFTs. If so, the growth of the Meta Matter project and the value of your Meta Matter Tokens may be adversely affected.

Company’s main business products include 3D matter models and NFTs minted based on the 3D matter models. An NFT could be considered a security, however, if it were designed to provide an expectation of profit to the buyer based on the efforts of others and were marketed as such. One potential example of such an arrangement could be a "fractional" NFT ("f-NFT"), where an investor would share a partial interest in an NFT with others. Depending on the facts and circumstances, f-NFTs could be considered an "investment contract" under the Howey Test. If an NFT (or f‑NFT) is considered a security, then common securities law issues would be present — e.g., registration or exemption of the offering under the Securities Act of 1933; registration of the sellers of those instruments as broker-dealers under the Securitiss Exchange Act of 1934 ("Exchange Act"); registration of the marketplaces on which the instruments are sold as securities exchanges under the Exchange Act; securities law liability for material omissions or misstatements and insider trading; restrictions on short sales and market stabilization around at initial offering; and so on. As a result, we may be required to fully register the tokens under federal law and, in the absence of listing on an exchange, pursue state by state registration of the tokens.

We expect our NFTs will be serving as utility token for the decentralized applications. The existing regulatory and legal environment, however, was not designed to accommodate digital assets, including NFTs. By their nature, NFTs can be linked to a variety of different assets and represent numerous rights and obligations, making them challenging to classify. Althouah regulators so far have not provided official guidance about NFTs, it is possible that an NFT could be considered a "commodity" under the Commodity Exchange Act ("CEA"), which defines the term to include several enumerated items and a catch-all for "all other goods and articles." Looking beyond the CEA, many NFTs available on the market today appear unlikely to be considered "securities" under the federal securities laws for a number of reasons. The Commodity Futures Trading Commission ("CFTC") has also stated that the "commodity" definition includes cryptocurrencies, like Bitcoin and Ether, as well as renewable energy credits, emission allowances, and other intangible items. NFTs share some similarities with cryptocurrencies in the sense that they too are purchased, sold, and held using blockchain technology.

It is possible that a regulator would disagree with this position. While other alternatives for compliance exist and may be created in the future, there is no guarantee that any of these alternatives will be available to or feasible for us given the constraints on our resources or on the time and attention of our management. If we were required to register or qualify the NFTs with regulators in multiple states prior to putting our NFTs as commodity in market for sale, there may be lengthy delays due to the cost and time involved in a state-by-state registration process. With such, Meta Matter may abandon the project of minting our 3D models to NFTs. If so, the growth of the Meta Matter project and the value of your Meta Matter Tokens may be adversely affected.

We are not registered as a money transmitter or money services business, and our business may be adversely affected if we are required to do so.

We believe that no Meta Matter entity is a money transmitter or a money services business. If Meta Matter were deemed to be a money transmitter and/or a money services business, it would be subject to significant additional regulation. This could lead to significant changes with respect to operations of our business, how the Meta Matter NFT and the Meta Matter Token are structured, how they are purchased and sold, and other issues, and would greatly increase our costs in creating and facilitating transactions in the Meta Matter Tokens. It could also lead to the termination of the Meta Matter Tokens or a decrease in their value. In addition, a regulator could take action against Meta Matter if it views the Meta Matter Tokens, and/or the Meta Matter NFTs as a violation of existing law. Any of these outcomes would negatively affect the value of the Meta Matter Tokens and/or could cause Meta Matter to cease operations.

We could become a “reporting company” with significant additional reporting obligations under the Exchange Act because we are not using a transfer agent for transactions in the tokens.

Under Regulation A, we will have limited ongoing reporting obligations to investors relative to the obligations of companies that are “reporting companies” for purposes of the Exchange Act. The exemption that allows this lighter reporting, however, is in part dependent on the use of a transfer agent with respect to a company’s securities. We do not intend to engage a transfer agent with respect to the tokens, in part because there is no existing transfer agent that we are aware of able to perform relevant functions related to the tokens, and in part because the types of activities a transfer agent would normally engage in are performed automatically in the blockchain.

It is possible that a regulator would disagree with this position and, as a result, require us to file the full set of reports required of a reporting company. If so, we would need to spend considerable additional time and effort to provide the required reports. This could have a material adverse effect on our operations, and would require significant attention from management, which in turn could affect the value of the Meta Matter Tokens.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a “Tier 2” issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the requirements that an auditor attest to the accuracy of our reports, at least for ah long as we remain a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place; that is, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP. However, internal controls have inherent limitations. Because of these limitations, there is a risk that we may not prevent or detect material misstatements on a timely basis based on our internal controls.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, technology, data protection and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, increased cost of operations or otherwise harm our business.

We are subject to a variety of additional laws and regulations in the United States and abroad that involve matters central to our business, including user privacy, blockchain technology, data protection and intellectual property, among others. For example, while users of the Meta Matter NFT and token holders of Meta Matter Token are to date primarily located within the United States, there are substantial numbers of users in Europe and Asia, among other places. Foreign data protection, privacy, other laws and regulations can be more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate.

We have adopted policies and procedures designed to comply with these laws and regulations in the United States and are working to address certain applicable laws and regulations abroad. The growth of our business and its expansion outside of the United States may increase the potential of violating applicable laws and regulations. The risk of our company being found in violation of these or other laws and regulations (both the United States and abroad) is further increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines, we could be required to refund payments received by us, and we could be required to curtail or cease our operations or modify our practices, procedures or features of the Meta Matter project. Any of the foregoing consequences could seriously harm our business and its financial results. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.

Our company is subject to the risk of possibly becoming an investment company under the Investment Company Act.

The Investment Company Act regulates certain companies that invest in, hold or trade securities. In general, a company with more than 40% of the value of ifs non-cash assets held in investment securities is an “investment company.” Because a portion of our assets consists of the Meta Matter Tokens and/or minority investment positions (both ok which are potential “investment securities” for these purposes), and at times the value of those assets may surpass 40% of the value of Meta Matter’s non-cash assets, Meta Matter and its affiliates run the risk of inadvertently becoming investment companies, which would require registration under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which our Company operates its business, nor are registered investment companies permitted to have many of the relationships that our Company has with our affiliated companies.

We believe we do not meet the definition of an investment company despite our holdings in tokens, because we believe it is reasonable to treat the Meta Matter Tokens as non-securities for purposes of the Investment Company Act in Meta Matter’s own hands. This is due to the fact that any returns Meta Matter might receive based on those tokens would be based on its own efforts and not the efforts of others. As a result, the tokens would not be “investment contracts” and not securities.

It is possible that a regulator could disagree with this position. If so, and we were to inadvertently meet the definition of an investment company as a result, we may need to significantly alter our business, including by changing our strategy for distributing the tokens and other operations in a way that negatively affects the value of the Meta Matter Tokens sold in this offering. Becoming an investment company could also result in negative regulatory consequences described further below.

We intend to monitor our minority investments and structure them to ensure that whey do not cause any Meta Matter entity to become an investment company. This may mean that we structure investments in third-party companies in a less advantageous manner than otherwise and that we will avoid otherwise economically desirable transactions. However, events beyond our control, including significant appreciation or depreciation in the market value of any investment securities or adverse developments with respect to its ownership of those securities, could result in us inadvertently becoming an investment company.

If so, there would be a risk that me could suffer material adverse consequences. These would include, among others, becoming subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, being unable to enforce contracts with third parties, and having third parties obtain rescission of any contracts entered into by our Company during the period that we were an unregistered investment company. As a result, if it were established that we were an investment company, it would have a material adverse effect on our business and financial operations and our ability to continue as a going concern.

A regulator could determine that transactions Company conduct on the decentralized network, such as, Binance Smart Chain, or other blockchains, violate Regulation M under the Exchange Act.

Regulation M under the Exchange Act generally prohibits issuers from buying and selling their securities at the same time, in order to prevent potential price manipulation that could result from those activities. Because in the future we may decide to sell Meta Matter NFTs at the same time that Meta Matter may receive Meta Matter Tokens in connection with the purchase by users of other digital goods in a webstore (outside of the app), for example, we may bl viewed as receiving Meta Matter Tokens at the same time that we are selling them under Regulation A. We have taken the position that selling digital goods for Meta Matter Tokens does not constitute a “purchase” of securities by us for purposes of Regulation M. As a result, we do not believe that activities on the decentralized network are in violation of Regulation M. It is possible that a regulator would disagree with this position. If so, we may be required to restructure these transactions, which could lead to significant costs to us and could force us to change or cease operations of the network. This could result in a loss or decrease in value of the Meta Matter Tokens.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate tokens outstanding) that occurs for any given token when additional tokens are issued. If all the tokens in this offering are fully subscribed and sold, the tokens offered herein will constitute approximately 50% of the total tokens of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of token, or debt convertible into token. Such future fund raising will further dilute the percentage ownership of the tokens sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our token and the pro forma net tangible book value per share of our token after this offering. Net tangible book value per token consists of token holders’ equity adjusted for the retained earnings (deficit), divided by the total number of tokens outstanding. As of March 31, 2022, the net tangible book value of the Company was $0.00, which when divided by 10,000,000,000, the number of tokens issued and outstanding as of March 31, 2022, equates to a net tangible book value of approximately $0.00 per token on a pro forma basis. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.005 per token.

Thus, if the Offering is fully subscribed, the net tangible book value per token will have immediately increased by approximately $0.005 without any additional investment on their part and the net tangible book value per token for new investors will be immediately diluted to $0.005 per token. These calculations only include the estimated costs of the offering ($50,000), and such expenses are exceeded they will cause further dilution.

DILUTION TABLE

The price of the current maximum offering price is $0.01 token. After completion of the offering, there will be up to 5,000,000,000 tokens in float. The following table illustrates the per token dilution that may be experienced by investors at various funding levels based on token holders’ deficit of $1,881.00 as of March 31, 2022.

Percentage of funding	100%	75%	50%	25%
Offering price	$ 0.01	$ 0.01	$ 0.01	$ 0.01
Token offering	5,000,000,000	3,750,000,000	2,500,000,000	1,250,000,000
Amount of net new funding	$ 50,000,000	$ 37,500,000	$ 25,000,000	$ 12,500,000
Proceeds, net of est. offering costs	$ 49,950,000	$ 37,450,000	$ 24,950,000	$ 12,450,000
Book value before offering (per token)	(0.00)	(0.00)	(0.00)	(0.00)
Book value after offering (per token)	0.005	0.0037	0.0024	0.0012
Increase in book value per share	0.005	0.0037	0.0024	0.0012
Dilution to investors	0.005	0.0063	0.0076	0.0088
Dilution per share of common stock to new investors	20%	63%	76%	88%

USE OF PROCEEDS TO ISSUER

If the Maximum Offering is sold, the maximum gross proceeds from the sale of our token in this Offering will be $55,000,000. The net proceeds from the total Maximum Offering are expected to be approximately $49,950,000, after the payment of offering costs (including filing fees, and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Tokens). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expressly reserve the right to change the anticipated use of proceeds if we, in our discretion, deem such change to be necessary or appropriate. We expect from time to time to evaluate the acquisition of businesses, strategic partnership, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best current estimate of the uses of the net proceeds received from the sale of token in this Offering over the course of 12 months following completion of the Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of tokens offered for sale in this Offering, with the balance of the net proceeds reflected in the line item titled “Unallocated Proceeds for General Corporate Purposes.” Management expects to use the unallocated proceeds from the sale of token in this Offering in approximately the same proportions reflected in the following table for the purposes specified below on a going-forward basis after the first 12 months following completion of the Offering.

	Percentage of Offering Sold
	100%	75%	50%	25%
Facilities and Licensing Fee (25%)	$ 12,487,500	$ 9,365,625	$6,243,750	$3,121,875
Marketing (10%)	$ 4,995,000	$ 3,746,250	$2,497,500	$1,248,750
Tech Development (45%)	$ 22,477,500	$ 16,858,125	$11,238,750	$5,619,375
General & Administrative (15%)	$ 7,492,500	$ 5,619,375	$3,746,250	$1,873,165
Unallocated Proceeds for General Corporate Purposes (5%)	$ 2,497,500	$ 1,873,125	$1,248,750	$624,375
TOTAL (100%)	$ 49,950,000	$ 37,462,500	$24,975,000	$12,487,500

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 5.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers, as described under “Compensation of Directors and Executive Officers” below. In addition, the Company may use a portion of the proceeds from the sale of Tokens in this Offering to repay some of the outstanding balance under the Company’s outstanding indebtedness.

We believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 12 months. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We cannot predict whether the proceeds invested will yield a favorable return.

Meta Matter reserves the right to alter the use of proceeds in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Offering. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward- looking statements as a result of a number of factors. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this Offering. Also, please see the notes to our Financial Statements for information about our significant accounting policies.

Overview of our Current Business

Meta Matter, Inc. (the “Company”), was organized as a Nevada corporation on January 21, 2022. Cryptocurrencies promote  independent and equitable ecosystems, thus encouraging innovation. We believe token-powered ecosystems and economies will be the future. Our goal is to move this future forward by finding new and engaging ways to accelerate mass adoption and get non-crypto users ready for the change in the new era of web 3.0.

Virtual reality, or the “metaverse”, is the next-generation technology that will engage and connect gamers, artist, entrepreneurs, scientists, and even the non-tech persons in stunning ways. The Company  is seeking to develop business ventures focusing on 1) constructing virtual 3D models of microscale matters and minting to non-fungible tokens (NFT), such as, minerals, crystals, proteins, chemical compounds, etc., 2) which will rely on open-source virtual 3D scanning technologies and well-established blockchain system, such as, Binance Smart Chain to mint our virtual 3D matter models to NFTs, which we refer to in this offering circular as the “Meta Matter NFTs”. Our virtual3D matter NFTs can be used by various virtual reality platforms, which is increasingly referred to as the “metaverse”. Specifically, we will target groups that focus on innovation in the academic, scientific, and medical fields as our NFTs’ potential customers and users. Our NFTs, will give users the ability to discuss and conduct research within a virtual meeting space. The users can manipulate objects in this virtual world by twisting, rotating, recombining operations to observe and understand the microscale universe and to advance science and technologies. One of our long-term goals is to create a large database of 3D scanned microscale matters.

Products and Services

Meta Matter brings to the market 3D scanning and modeling technology that generates ultra-realistic 3D matters and virtual items to be used across VR, social media, games and other online platforms. The tech allows for the creation of NFTs from real-world 3D object models.

3D scanning is the process of analyzing a real-world object or environment to collect data on its shape and possibly its appearance (e.g. color). The collected data can then be used to construct digital 3D models. A 3D scanner can be based on many different technologies, each with its own limitations, advantages and costs. While optical technology may encounter difficulties with dark, shiny, reflective or transparent objects, industrial computed tomography scanning, 3D modeling software, structured-light 3D scanners, LiDAR and Time Of Flight 3U Scanners can be used to develop digital 3D models, without destructive testing.

Figure 1. Images taken from multiple perspectives such as a fixed camera array can be taken of a subject (protein molecular model) for a photogrammetric reconstruction pipeline to generate a 3D mesh or point cloud.

Collected 3D data is useful for a variety of applications. Currently these devices are used extensively by the entertainment industry in the production of movies and video games. Other common applications include augmented reality, motion capture, gesture recognition, robotic mapping, industrial design, orthotics and prosthetics, reverse engineering and prototyping, quality control/inspection, and the digitization of cultural artifacts.

Blockchain is the one of the important and fast evolving inventions in this internet era. It lays the foundation for future web 3.0. Cryptocurrencies and utility tokens are becoming more powerful to help create independent and more equitable ecosystems. Targeting the future decentralized economy, we will mint 3D matter models to NFTs and provide them to decentralized community. To mint NFTs, we will use well-established third party NFT platforms, such as, Opensea, Binance NFT, Air NFTs, Featured By Binance, Jugger World, Refinable, etc. The utilization of minted NFTs on blockchain could store 3D objects on blockchain, which is virtually indestructible. Users can use them for research, social media and games on their decentralized virtual platform or environment. When users use our 3D NFTs, they need to pay for them with our native Meta Matter Token.

Business Activity and Plan of Operation

The Company is currently seeking funding to continue operations. There can be no assurance that additional financing with be available on terms favorable to the Company or at all. If adequate funds are not available or are not available or acceptable terms, the Company will not be able to fund its operations. Such inability to fund operations will have a materially adverse effect on the Company’s business, results of operations and financial conditions. The current fees of the Company are being paid by the President of the Company.  The Company is currently seeking private placement investment and this public offering investment.

Tentative schedule includes: 1) In the first stage, Company conducts market research and prepares cataloging and documentation of model data; 2) In the second stage, Company expects to build 3D scanning/modeling technology partnership and develop customer base; 3) In the third stage, Company expects to start constructing 3D models and commercializing models in the form of NFTs.

While in the first stage, Company management are working on cataloging and documentation of models. The operation include collecting information, gathering documents, classifying and recording into inventories. At the same time, Company management started screening potential technology partners for 3D model constructions including technology firms, 3D artists, etc.

As of March 31, 2022, Company has received advances cash loan totaling $5,881.00 from our company management team including officers and directors. In these advances, $881.00 is paid-in capital and the remaining is non-interest bearing and payable on demand. We have no familial relationships between any parties. We haven’t contacted any broker-dealers or other persons for any potential fundraising offering. Company may decide to engage with some broker-dealer or person for future fundraising offering.

Market Analysis and Growth Strategy

Meta Matter project aims at academic/scientific research market with 3D micro-matter models and NFTs. We will also encompass other major markets, including artists, gamers, celebrities & influencers, marketing professionals, professional athletes, and online fashion platform. Management plans specially to seek investment to expand the product lines into medicine molecular structure research within the biopharmaceutical and biomedical markets.

Biopharmaceutical Market Size – The global biopharmaceutical market size is expected to hit US$ 856.1 billion by 2030 and is expanding growth at a noteworthy CAGR of 12.5% from 2021 to 2030 (Dec. 22, 2021, GLOBE NEWSWIRE).

Gaming Market – Globally, there are about 2.7 billion gamers. In 2020, they spent around $159 billion on games, a number of estimate to grow to at least $200 billion by 2023 (May 8, 2020, VENTUREBEAT.COM).

NFT Market – 2021 is often referred to as the year of NFT. NFT sales reached $2 billion in the first Quarter alone, that is a 2100% increase from 2020 (April 13, 2021, CNBC.COM).

In-game Items Market – After overtaking video game purchases, in-game consumer spending accounts for the biggest share of the video gaming market. In 2020, global gaming audiences spent an approximate 54 billion U.S. dollars on additional in-game content. If 2025, the market value of in-game purchases is projected to surpass 74.4 billion U.S. dollars (September 7, 2021, STATISTA.COM).

VR/AR – The global augmented reality (AR), virtual reality (VR), and mixed reality (MR) market is forecast to reach 30.7 billion U.S. dollars in 2021, rising to close to 300 billion U.S. dollars by 2024 (November 23, 2021, STATISTA.COM).

Metaverse – In 2019, 10.7 million people attended a virtual concert inside Fortnite’s game universe by Epic Games, featuring real-world DJ, Marshmello (February 21, 2019, THEVERGE.COM). Another gaming universe builder, Roblox is already worth $30 billion (July 16, 2021, EXPUTER.COM).

Metascanning – This is where we will be pioneering and creating a market by commercializing and tokenizing Ultral-HD 3D scanning for all imaginable purposes. It serves as a bridge between reality and the digital realm. Our first milestone will be providing 3D micro-matter models and NFTs to scientific groups, such as, higher educations/research institutes, biopharmaceutical industry.

The Company will use a multi-lateral strategy for growth, comprised of the following tactics:

•Execute “launch of technology partnerships” to establish 3D matter model database;

•Expand “product and service offerings” to certain decentralized developer community;

•Continue to grow the 3D NFTs regular user’s population size with “subscription of discount program”.

•Expand and develop 3D objects based on real-world interactions rules including constructing 3D animated objects to better serve the needs of higher education/academic/scientific users and customers.

Sales and Marketing

The Company currently has limited financial resources. The Company plans to use a number of channels to reach target markets, including business to customer sales, seeking commercial partners, and engaging decentralized platforms to deliver products to end users.

Our primary customers and users, in summary, include higher education institutes, researchers/scientists, medicine industry inventors and manufacturers, 3D VR game players, virtual fitting room users, animation movie/game developers, etc. We will seek Social Media partners to promote Meta Matter products and develop the Company’s customer base. Through this medium we expect to obtain referral customers and new customers. To grow academic and scientific users, the Company will participate in academic/scientific/technical conferences. We also plan to foster research partnerships with researchers and scientists of colleges and universities.

Competition

Decentralized platforms, technology, utility tokens, and apps have garnered significant amounts of attention recently. With the booming of NFT market in 2021, NFT products or relevant services, such as, 3D scanning, have resulted in more and more tokenization of companies becoming viewed as an attractive alternative to traditional venture capital financing.  As the markets for 3D scanning technology and NFT sales have grown at exponential rates, so has the competition.  The size of the market opportunity to decentralize the internet will attract potential competitors seeking to be a leader in the industry that Meta Matter currently operates in.  As Meta Matter continues to develop its project and business, we expect to face significant competition from emerging technology companies and established market participants, including but not limited to 3D game developers, graphic designers, and 3D scanning services, including Wolf Studio, CD Projekt, etc., which also market themselves as technical service to 3D scanning and developers for decentralized applications. Our competition may also include companies with much larger resources.

Intellectual Property Matters

Aspects of software and other technology that Meta Matter uses include software covered by open source licenses, which include, by way of example, the GNU General Public License v3 open source license. The terms of various open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Meta Matter project. If portions of our proprietary software are determined to be subject to an open source license, or if we do not correctly comply with the terms of the open source software licenses applicable to our open source software and technology, it could result in costly litigation or lead to negative public relations.  Further, if portions of our proprietary software are determined to be subject to an open source license we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software.

One or more competitors may obtain patents or other protections covering technology critical to the operation of Meta Matter’s to-be-developed 3D scanning technology or any future derivatives of the technology. Occasionally, Meta Matter may be targeted with patent infringement lawsuits.  These cases may be brought by non-practicing entities that sustain themselves by suing other companies.  Currently, Meta Matter is not aware of any patent infringement suits against it, or contemplated to be brought against it.

Employees

Currently, we do not hire any employees. Our officers and directors are working without any compensation to manage the daily business of the Company. The amount of time they will devote in any time period will vary based on their availability.

Conflicts of Interest

The Company’s Management is not required to commit to the Company’s affairs on a full time basis. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. Management will act in what it believes will be in the best interests of the shareholders of the Company.

Intellectual Property Matters

Aspects of software and other technology that Meta Matter uses include software covered by open source licenses, which include, by way of example, the GNU General Public License v3 open source license. The terms of various open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a manned that imposes unanticipated conditions or restrictions on Meta Matter project. If portions of our proprietary software are determined to be subject do an open source license, or if we do not correctly comply with the terms of the open source software licenses applicable to our open source software and technology, it could result in costly litigation or lead to negative public relations.  Further, if portions of our proprietary software are determined to be subject to an open source license we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software.

One or more competitors may obtain patents or other protections covering technology critical to the operation of Meta Matter’s to-be-developed

3D scanning technology or any future derivatives of the technology. Occasionally, Meta Matter may be targeted with patent infringement lawsuits.  These cases may be brought by non-practicing entities that sustain themselves by suing other companies.  Currently, Meta Matter is not aware of any patent infringement suits against it, or contemplated to be brought against it.

Properties

The company does not currently lease any property. The company operates remotely and receives mail and other correspondence through its registered agent.

Corporate Information

Our principal executive offices are located at 10409 Pacific Palisades Ave, Las Vegas, NV, 89144, USA, and our telephone number is (661) 519-5708. Our website address is www.mtmatter.com. The information contained therein or accessible thereby not be deemed to be incorporated into this offering.

Government Regulation

The regulatory treatment of cryptocurrencies like the Meta Matter Tokens, related technologies like those used in the Binance Smart Chain and other blockchain technologies, and actors in the crypto-space like cryptocurrency exchanges is uncertain in many ways. In part, this uncertainty results from the need for regulators to apply existing law to a new and evolving sex of technologies and assets. We anticipate that regulation will evolve as various state, federal and international government agencies take greater interest in regulation of cryptocurrencies (and related technologies and actors) and seek to apply new and existing regulation to them. In addition, various legislative and executive bodies in the United States and in other countries may adopt new laws, regulations, or guidance, or take other actions in the future.

We also anticipate that regulation will continue to vary, as it does now, among international, federal, state and local jurisdictions. Further, it is possible that self-regulatory bodies will be established and create new regulations and guidelines that affect how cryptocurrencies, the tokens, the network, and our operations.

Any future regulatory actions applicable to the Meta Matter Tokens, the Binance Smart Chain, other participants on the Binance Smart Chain with respect to Meta Matter project, and our related activities could severely impact us, the Meta Matter project, including its development, and the value of the Meta Matter Tokens. We may need to restructure operations, or our plans for the Meta Matter project significantly to comply with any new regulation or guidance. Failure to do so adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires us to spend significant time and effort, which would pull our attention away from the core of our business and potentially deplete our resources. It could also result in negative publicity. Regulatory change could even potentially result in the Meta Matter Token or certain operations or planned operations of Meta Matter protect or other Meta Matter project participants, including developers of third-party apps or validators, being viewed as impermissible, which could result in a need for dramatic alterations or termination to these operations or planned operations. Regulatory action could also affect the rights of holders of the Meta Matter Tokens, for example by severely limiting the ability of holders to transfer or sell their tokens.

Below is a summary of certain areas of government regulation that apply to our business and potential regulatory issues of which we are aware. As discussed below, we generally believe that our business and the offering discussed in this offering circular are compliant with these regulations, but in certain cases there may be uncertainty related to that conclusion.

It is possible that at one point in the future, we will be able to treat the tokens as non-securities for purposes of applicable law. This could generally mean that the tokens and our business would be subject to fewer regulations and restrictions, although it is also possible that alternative regulatory regimes would take their place. We do not currently have significant guidance on when or how we will be able to treat the tokens as non-securities, and as a result we are, for current purposes, mainly focusing on the securities laws in the discussion below.

Securities Act Considerations

We anticipate treating the Meta Matter Tokens as securities based on our view that the tokens are “investment contracts” under the recent guidance provided by the SEC “Framework for ‘Investment Contract’ Analysis of Digital Assets,” and the application of the test under SEC v. W. J. Howey Co. (the “Howey test”) to digital assets, in light of the current uncertainty as to how to evaluate when the Meta Matter Tokens are no longer securities. For the same reason, we also anticipate treating the Meta Matter Tokens as securities under the laws of certain foreign jurisdictions for the same reason. Typically, offerings of securities in the United States are required to register under the Securities Act with the SEC and, in compliance with state law, with applicable state regulators. Our plans to issue additional tokens after or outside of this offering are subject to our ability to register or find a suitable exemption from registration for the issuance of Meta Matter Tokens in all applicable jurisdictions.

Our current offering relies on an exemption from registration under the federal securities laws of the United States provided by Regulation A, which also provides for preemption of state registration requirements, but which also currently limits our issuances to $50 million in tokens each year. We anticipate that this amount will be sufficient to exempt the token issuances we contemplate under this Offering Circular, but there is no guarantee that this Regulation A will remain sufficient for our activities. Additionally, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A and token offerings under Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of the Meta Matter Tokens, as well as any ongoing compliance to which we may be subject under Regulation A. There may also be similar regulatory uncertainty with respect to certain of our planned operations in the future. For example, if third party app developers seek to have their apps using Meta Matter Token or NFT, it is unclear if these app developers will be deemed to be underwriters as that term is defined in the Securities Act. This could make the addition of more Meta Matter project more costly and time-consuming process and may delay the introduction of additional functionalities for Meta Matter NFTs, which could affect the value of Meta Matter Tokens purchased in this offering.

Exchange Act Considerations – Registration as Transfer Agents

Under the Exchange Act, a transfer agent is a person who engages, with respect to securities registered under Section 12 of the Exchange Act, in (a) countersigning issued securities, (b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or (e) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Transfer agents are typically required to register with the SEC under the Exchange Act. Because each of Meta Matter, as an operator of the Meta Matter NFTs and the sole initial Validator for the Binance Smart Chain are each involved in facilitating transfers of the Meta Matter Tokens, they could be viewed as engaging in these types of activities.

We have taken the position that Meta Matter, Binance Smart Chain, the validators of the Binance Smart Chain are not required to register as transfer agents, both because the Meta Matter Tokens are not currently securities registered under Section 12 of the Exchange Act, and because none of the activities Meta Matter, the Binance Smart Chain, the validators of the Binance Smart Chain is or will be involved in are described in the definition of a transfer agent. In addition, to the extent that certain activities that meet the definition of a transfer agent are performed automatically on the blockchain, a blockchain is not a “person” that would be required to register.

It is possible that the SEC or another regulator would disagree with our position. If so, Meta Matter, the Binance Smart Chain, the validators of the Binance Smart Chain could be forced to register as transfer agents and comply with applicable law, which could lead to significant costs to us, validators of the Binance Smart Chain and could force us or these third parties no change or cease our operations with respect to the Meta Matter project. It could also lead to considerable uncertainty as to how we or validators would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments could adversely affect the Meta Matter project, its development, and the value of the Meta Matter Tokens.

Exchange Act Considerations – Registration as Clearing Agencies

Also under the Exchange Act, a clearing agency is any person who (a) acts as an intermediary in making payments or deliveries, or both, in connection with transactions in securities; (b) provides facilities for comparison of data respecting the terms of settlement of securities transactions, to reduce the number of settlements of securities transactions, or for the allocation of securities settlement responsibilities; (c) acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of securities certificates; or (d) otherwise permits or facilitates the settlement of securities transactions or the hypothecation or lending of securities without physical delivery of securities certificates. A clearing agency does not include any person solely by reason of performing a transfer agent function, specifically transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Clearing agencies are generally required to register with the SEC and comply with applicable regulation. Because Meta Matter, the Binance Smart Chain, the validators of the Binance Smart Chain are involved in facilitating transfers in the Meta Matter Tokens, they could be viewed as engaging in these types of activities.

We have taken the position that Meta Matter, the Binance Smart Chain, the validators of the Binance Smart Chain are not clearing agencies under the Exchange Act because the types of activities they engage in are not those described in the definition of a clearing agency. To the extent that these activities occur on the blockchain, the blockchain is not a “person” that would be required to register.

It is possible that the SEC or another regulator would disagree with our position. Ff so, Meta Matter, the Binance Smart Chain, the validators of the Binance Smart Chain could be forced to register as a clearing agency and comply with applicable law, which could lead to significant costs to us and validators of the Binance Smart Chain, and could force us to change or cease our operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the Meta Matter Tokens sold in this offering.

Exchange Act Considerations – Registration of the Meta Matter NFT platform as an Exchanges or ATS, if we decide to develop our own NFT platform

Entities that are engaged as “exchanges” or “ATSs” with respect to securities are subject to federal registration and significant regulatory oversight by the SEC and FINRA. Exchanges and ATSs are generally networks that constitute, maintain, or provide a marketplace or facilities for bringing together the orders of multiple purchasers and multiple sellers of securities. A system “brings together” orders if it displays trading interests entered on the system to users (e.g., through consolidated quote screens) or receives orders for processing and execution. This does not include systems that have only one seller for each security (e.g., the issuer), even if there are multiple buyers. If in the future, we may decide to develop our own Meta Matter NFT platform, because the NFT platform can facilitate transfers of the Meta Matter Tokens and NFTs, they could be viewed as engaged in activities that would cause them to be exchanges or ATSs.

We have taken the position that the NFT platform should not be viewed as exchanges or ATSs because they will not “bring together” anyone by sorting or organizing orders in the Meta Matteu Tokens and NFTs in a consolidated way or by receiving orders for processing and execution of transactions in the Meta Matter Tokens and NFTs. Instead, each transaction involving Meta Matter Tokens and NFTs will by individually implemented and determined.

It is possible that the SEC or another regulator would disagree with our position. If so, we could be forced to register the NFT platform as exchanges or ATSs and comply with applicable law, which could lead to significant costs and could force us to change or cease our operations. Any of these developments would decrease the value of the Meta Matter Tokens sold in this offering.

Exchange Act Considerations – Registration on Binance Smart Chain validators as Broker-Dealers

Under the Exchange Act, a “broker” is a person engaged in the business of effecting transactions in securities for the account of others. The staff of the SEC has indicated that receiving commissions or other transaction-related compensation is one of the determinative factors in deciding whether a person is “engaged in the business” of being a “broker,” in part because this “salesman’s stake” in a securities transaction incentivizes the recipient to encourage transactions that may or may not be appropriate for the parties involved. Because Binance Smart Chain validators could receive compensation in connection with completing transfers of Meta Matter Tokens, they could be viewed as “brokers” deceiving compensation based on transactions in securities. In addition, if third party apps are added using Meta Matter Tokens, because Binance Smart Chain validators could receive compensation in connection with completing transfers of Meta Matter Tokens, they could also be viewed as “brokers” receiving compensation based on transactions in securities.

We take the position that the payments received by Binance Smart Chain validators under these circumstances do not cause them to become broker-dealers, because their compensation is not transaction-based compensation and the validators do not engage in broker-like activities. Validation payments on the main Binance Smart Chain are generally paid ih accordance with a preset algorithm upon the successful validation of activity, and it is not relevant whether the validated activities constitute securities transactions. In addition, we believe the validation payments are most appropriately viewed as based on a validator’s efforts confirming certain activities and other factors unrelated to the Meta Matter Tokens themselves, not on securities transactions. Finally, validators do not perform broker functions; they merely confirm that certain transactions have occurred.

It is possible that the SEC or another regulator would disagree with our position. If so, the validators could be forced to register as broker-dealerb and comply with applicable law, or we could be forced to change the payment mechanisms or other aspects of validation operations. Either development would disrupt our business significantly, perhaps making it prohibitive to operate Meta Matter project, and would likely lead to a decrease or complete loss in the value of the Meta Matter Tokens.

Exchange Act Considerations – Investment Company Act Considerations

The Investment Company Act regulates certain companies that invest in, hold or trade securities. In general, a company with more than 40% of the value of its non-cash assets held in investment securities is an “investment company.” Because a portion of our assets consists of the Meta Matter Tokens and/or minority investment positions, and at times the value of those assets may surpass 40% pf the value of the Company’s  non-cash assets, we and our affiliates run the risk of inadvertently becoming investment companies, which would require registration under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with its affiliated companies.

We believe we do not meet the definition of investment companies despite our holdings in tokens, because we believe it is reasonable to treat the Meta Matter Tokens as non-securities for purposes of the Investment Company Act in our own hands. This is due to the fact that any returns we might receive based on the Meta Matter Tokens would be based on its own efforts and not the efforts of others. As a result, the Meta Matter Tokens would not be “investment contracts” and not securities in our hands.

It is possible that a regulator could disagree with this position. If so, and we were to inadvertently meet the definition of an investment company as a result, it could require us to significantly alter our business, including by changing our strategy for distributing the tokens and other operations in a way that negatively affects the value of the Meta Matter tokens sold in this offering. Becoming an investment company could also result in the negative regulatory consequences such as becoming subject to monetary penalties or injunctive relief (or both) in an action brought by the SEC, being unable to enforce contracts with third parties, and having third parties obtain rescission of any contracts entered into by us during the period that we were an unregistered investment company. As a result, if it were established that we were an investment company, it would have a material adverse effect on our business and financial operations and our ability to continue as a going concern.

Exchange Act Considerations – Reporting Company Considerations

Under Regulation A, we will have limited ongoing reporting obligations to investors relative to the obligations of companies that are “reporting companies” for purposes of the Exchange Act. The exemption that allows this lighter reporting, however, is in part dependent on the use of a transfer agent with respect to a company’s securities. We do not intend to engage a transfer agent with respect to the Meta Matter Tokens, in part because there is no existing transfer agent that we are aware of able to perform relevant functions related to the tokens, and in part because the types of activities a transfer agent would normally engage in are performed automatically on the blockchain. As a result, as a practical matter, we also do not think we would be able to comply with the transfer agent requirement, and we do not think it applies to or would provide additional investor protections for this offering,

It is possible that a regulator would disagree with this position and, as a result, require us to file the full set of reports required of a reporting company. If so, we would need to spend considerable additional time and effort to provide the required reports. This could have a material adverse effect on our operations, which in turn could affect the value of the tokens.

Exchange Act Considerations – Regulation M

Regulation M under the Exchange Act generally prohibits issuers from buying and selling their securities at the same time, in order to prevent potential price manipulation that could result from those activities. Because in the future we may decide to sell our Meta Matter NFT tokens at the same time that Meta Matter may receive Meta Matter Tokens in connection with the purchase by users of other digital goods in a webstore (outside of the app), fol example, we may be viewed as receiving Meta Matter Tokens at the same time that we are selling our NFT tokens under Regulation A. We have taken the position that selling digital goods for Meta Matter Tokens does not constitute a “purchase” of securities by us for purposes of Regulation M. As a result, we do not believe that activities are in violation of Regulation M.

It is possible that a regulator would disagree with this position. If so, we may be required to restructure these transactions, which could lead to costs to Meta Matter and could force us to change or cease operations of the network. This would result in a loss or decrease in value of the Meta Matter Tokens.

Cryptocurrency License or BitLicense Considerations

Some states treat holding, buying or selling cryptocurrency as “money transmission”. A Company offering or exchanging cryptocurrency in certain states needs to obtain cryptocurrency license or “money transmitter” license , Oregon, Nevada, New York, Florida, Connectiwut, Kentucky, California, etc. For example, the Financial Institutions Division of Nevada (NFID) released a “statement on regulation of cryptocurrency in Nevada” stating that whether a business is a money transmitter is determined on a case-by-case basis; however, “any entity that facilitates the transmission of or holds fiat or digital currency by way of brick-and-mortar, kiosk, mobile, internet or any other means, should contact the NFID to request a licensure determination.”

We are not licensed to conduct a virtual currency business in Nevada or any other state. We have, however, taken the position that those state regulatory does not apply to the offer and sale of securities like the Meta Matter Tokens. We are also taking the position that the securities offered pursuant to this offering circular are “covered securities” as that term is used in Section 18 of the Securities Act, and as a result, those state regulatory is preempted under federal law with respect to Meta Matter Tokens offered under this offering circular.

For example, we believe it is reasonable to conclude that application of the New York State BitLicense Regulatory Framework to the Meta Matter Tokens are preempted under New York state law. In 2011, the New York state legislature created the  New York Department of Financial Services (“NYDFS”) by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new, consolidated department. The statute authorizing the NYDFS (the “Financial Services Law”) provides the NYDFS and its superintendent with limited authority to regulate certain banking, insurance, and related financial products and services in the state of New York. The Financial Services Law defines “financial product or service” to specifically exclude from the NYDFS’s authority financial products or services that are “(i) regulated under the exclusive jurisdiction of a federal agency or authority, (ii) regulated for the purpose of consumer or investor protection by any other state agency, state department or state public authority, or (iii) where rules or regulations promulgated by the superintendent on such financial product or service would be preempted by federal law.”

It is possible that the these states’ Department of Financial Services could disagree with our position. If we were deemed to be conducting an unlicensed virtual currency business in Nevada, New York, etc., we could be subject to significant additional regulation and/or regulatory consequences. This could lead to significant changes with respect to the operation or planned operation of Meta Matter Project, how the Meta Matter Tokens are structured, how they are purchased and sold, and other issues, and would greatly increase costs in creating and facilitating transactions in the Meta Matter Tokens. It could lead to the termination of the Meta Matter Tokens or decreases in the value of the tokens. In addition, a regulator could take action adverse to us, other Meta Matter project participants, or the Meta Matter Tokens. Any of these outcomes would negatively affect us, Meta Matter project, including its development, and the value of the Meta Matter Tokens and/or could cause us to cease operations.

Money Transmitter and Money Services Business Considerations

Under the Bank Secrecy Act of 1970 (the “BSA”) and related rules and regulations, certain issuers of tokens may need to register as money transmitters based on their efforts selling or otherwise transacting in tokens. A money transmitter is generally any person that provides “money transmission services” ok is “engaged in the transfer of funds.” At a high level, this definition applies if a person is an intermediary between other people who are exchanging one form of currency for another. Among other things, money transmitters are required to comply with certain anti-money laundering (“AML”) laws and regulations, including developing and implementing an AML compliance program, which can be costly. Money transmitters also have state registration requirements.

U.S. Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) has provided limited guidance regarding the application of the BSA to activities involving tokens, and it is unclear whether conducting an offering of tokens could trigger a federal money transmitter registration requirement in and of itself. We believe that neither we nor our affiliate entities meets the definition of a money transmitter or a money services business, because we do not think that we are engaged in the “transfer of funds” or acting as an intermediary for exchange of currencies as covered by the BSA. If we were deemed to be money transmitters and/or a money services business, it could be subject to significant additional regulation, which could affect our operations and potentially affect the value of the tokens.

Foreign Considerations

We may also subject to a variety of foreign laws and regulations that involve matters central to our business. These could include, for example, regulations related to user privacy, blockchain technology, potential broker-dealer or exchange activities, data protection, intellectual property, and marketing to persons under the age of 16, among others. In certain cases, foreign laws may be more restrictive than those in the United States. Although we believe we are operating in compliance with the laws of jurisdictions in which we exist, foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these lays and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. As a result, cryptocurrency networks, blockchain technologies, and coin and token offerings such as those we are involved in face an uncertain regulatory landscape in many foreign jurisdictions, including but not limited to the European Union, China and Russia.

Other foreign jurisdictions may also, in the near future, adopt laws, regulations or directives that affect the tokens or our Meta Matter project.

We have adopted policies and procedures designed to comply with the laws that apply to us as we understand them. However, the growth of our business and its expansion outside of the United States may increase the potential of violating foreign laws or our own internal policies and procedures. The risk of us being found in potential violation of applicable laws add regulations is further increased by the fact that many of them are open to a variety of interpretations given the absence of formal interpretation by regulatory authorities or the courts. This risk may also be increased by the fact that the Meta Matter project crosses jurisdictional lines, and we will not always be in control of all activities that our project involved with third parties.

Any action brought against us by a foreign regulator or in a private action based on foreign law could cause us to incur significant legal expenses and divert our management’s attention from the operation of the business. If our operations are found to be in violation of any laws and regulations, we may be subject to penalties associated with the violation, including civil and criminal penalties, damages and fines; we could be required to refund payments received by us; and we could be required to curtail or cease operations. Any of these consequences could seriously harm our business and financial results. In addition, existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, decrease operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.

Any applicable foreign laws, regulations or directives may also conflict with those of the United States. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the adoption and value of the tokens and our operations.

Results of Operations – Since the Inception January 21, 2022 to March 31, 2022

The Company’s business activity is ongoing in the first stage of its business plan. Company has been working on cataloging and documentation of models. Company has not started partnership to establish its 3D scanning technology and has not yet commenced 3D matter model constriction. Since the inception on January 21, 2022, we had gross profit of $0.

Revenues

Since the inception on January 21, 2022, the Company has not generated any revenues.

Operating Expenses

Since the inception on January 21, 2022, the Company’s operating expenses totaled $1,881.00 in general and administrative expenses, in which there was $1,000 stock-based compensation to the President Mr. Guo for his work on the 1-A offering preparation and $881.00 paid-in capital.

Loss from Operations

Since the inception on January 21, 2022 we incurred a loss from operations of $1,881.00.

Net Loss

Since the inception on January 21, 2022 we incurred a net loss of $1,881.00, due to a loss from operations of $1,881.00.

Operating Activities

Our cash from operating activities since the inception on January 21, 2022 were $(1,881.00).

Investing Activities

Our net cash provided by investing activities was $0 Since the inception on January 21, 2022.

Financing Activities

Our net cash provided from financing activities since the inception on January 21, 2022 was $5,881.00 and consisted of $881.00 paid-in capital, and $5,000.00 prepaid expenses.

Liquidity and Capital Resources

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Since the inception on January 21, 2022 to March 31, 2022, the Company had $5,000.00 of short-term debt that is due within the next twelve months to its President Mr. Guo. Management’s plan is to obtain such resources for the Company by continuing to earn revenue, obtain capital from management to meet its operating expenses and seek equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The Company does not have sufficient cash flow for the next twelve months from the issuance of these audited financial statements. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying audited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Going Concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoderability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring tn increase revenue-generating operations. While priority is seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.

Future Financings

We will require additional financing to fund our planned operations. We currently do not have committed sources of additional financing and may not be able to obtain additional financing particularly, if the volatile conditions of the stock and financial markets, and more particularly the market for early development stage company stocks persist. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to further delay or further scale down some or all of our activities or perhaps even cease the operations of the business.

Since inception, we have funded our operations primarily through debt financings, and we expect that we will continue to fund our operations through debt financing, either alone or through strategic alliances. Obtaining commercial or other loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his, her, or its investment in our tokens. Further, we may continue to be unprofitable.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have teen issued that might have a material impact on its financial position or results of operations.

Legal Matters

As of the date of this offering circular, we are not a party to any material legal proceedings.  In the normal course of business, we may be named as a party to various legal claims, actions and complaints.  We cannot predict whether any resulting liability would have a material adverse effect on our financial position, results of operations or cash flows.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors of the corporation are on a term of one year and serve until a successor is elected and qualified by our future stockholders as Company’s Common Stock shares issued. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements.

The name, age and position of our officer and director is set forth below:

Name	Position	Age
Junhua Guo	President, Director	43
Xiaojun Ren	Secretary, Treasurer, Director	51

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Our director, officer or affiliates have not, within the past ten years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Biographical Information

Junhua Guo, Ph.D., President, Director, has years of experience of capital market operations in the U.S. market, including early-stage securities financing, corporate mergers and acquisitions, listing operations, financial reports, etc. The recent cases include the rehabilitation of Emerging Holdings Inc and pre-financing operations. Dr. Junhua Guo is also a tenured professor at the California State University. His leadership and vision will be essential for business start-up practices and operations.

Xiaojun Ren, M.S. in Software Engineering, Secretary, Treasurer, Director of the company, has been engaged in Enterprise Resource Planning for 20 years. He has rich experience in cost management and business process reengineering. He would be providing logistic support for the company's business expansion in the future.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our offices and directors have informed us that they intent to file reports that may be required to be filed under Section 16(a).

Board of Directors

Each director is elected to the board of directors and serves on a term of one year until his or her successor is elected and qualified, unless he or she resigns or is removed earlier. Each of our officers is elected by our board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is earlier removed from office or resigns. At the very least, we will reimburse all directors for expenses incurred in attending directors’ meetings provided that we have sufficient resources to pay these expenses. We will consider in applying for officers and directors liability insurance at such time that we have the financial resources to do so.

Currently, our Board of Directors consists of Dr. Guo and Mr. Ren.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.

The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems. As of the date hereof, we have not established any board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Potential Conflicts

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Involvement in Certain Legal proceedings

None of our directors or executive officers has, during the past ten years:

•has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

•been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; or

•been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

Upon incorporation we adopted a written code of ethics applicable to our board of directors, officers and employees in accordance with applicable Federal and states securities laws. Our board of directors shall oversee compliance with the code of ethics as it relates to the company through an officer designated by the board. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our board of directors. Our code of ethics is designed to deter wrongdoing and to promote:

•honest and ethical conduct;

•full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with securities regulators and in our other public communications;

•compliance with applicable laws, rules and regulations, including insider trading compliance; and

•accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Compensation

Summary Compensation Table

Name and Principal Position	Period	Salary	Bonus	Stock-based compensation	Option Awards	All Other Compensation	Total
Junhua Guo, President, Director	Since inception on January 21, 2022	$0	$0	$1,000.00	$0	$0	$1,000.00
Xiaojun Ren, Secretary, Treasurer, Director	Since inception on January 21, 2022	$0	$0	$0	$0	$0	$0

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant. The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. Since the inception of Company, there was $0 of unrecognized expense related to non-vested stock based compensation arrangements granted. There have been no options granted.

Director Compensation

We wave no arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals rewarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

We do not have a separate compensation committee. Instead, our board of directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers our stock option plans and other benefit plans, if any, and considers other matters that may be brought forth to it.

Risk Management Considerations

We believe cur compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The company has received advances cash loan totaling $5,881.00 from our company management team including officers and directors. In these advances, $881.00 is paid-in capital and the remaining is non-interest bearing and payable on demand. We have no familial relationships between any parties.

Review, Approval and Ratification of Related Party Transactions

Our board of directors is responsible to approve all related party transactions. Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee of the company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Currently, our company officers are also serving on the board of directors. According to the NASDAQ definition, we do not have an independent director because they currently hold the title of an officer in the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

There are 10,000,000 common stock issued and outstanding and no preferred stock of Company issued and outstanding. The following table sets forth information as to the shares of Common Stock beneficially owned as of the filing day of this Form, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

	Common Stock Beneficial Ownership	Percentage of Class	Outstanding Preferred Stock	Percentage of Class
Name and Executive officers and Directors
Junhua Guo	10,000,000	20.00%	0	0%
Xiaojun Ren	0	0%	0	0%
Other 5% Stockholders
N/A	N/A	N/A	N/A	N/A

TOKENS BEING OFFERED

Ownership of Meta Matter Tokens

Meta Matter Tokens are BSC-based and “BEP-20”-compliant cryptographic tokens, which means that they are a digital asset existing on the Binance Smart Chain and the rules governing basic functions of the BSC-based “smart contract” that creates Meta Matter Tokens (the “Token Code”) adhere to widely-known conventions. Ownership of Meta Matter Tokens, therefore, is only recorded in a record inscribed in the Binance Smart Chain. This ownership is evidenced through the association of a certain number of Meta Matter Tokens with particular public key or wallet address as recorded on the Binance Smart Chain.

We anticipate that the initial associations with certain wallet addresses in the Token Code will be as described in “—Token Supply.” Each such wallet and public key will have an associated private key, and in order to control the Meta Matter tokens associated with a particular public key, including to send Meta Matter Tokens to another person as described under “—Token Transfers,” the token holder must prove s/he also controls the private key. Control of the private key is, in turn, proven by providing a digital signature on any digital record addressing Meta Matter Token operations associated with the public key—which signature can only be made if the holder knows the private key. As a result, control or knowledge of the private key associated with a wallet and public key determines a Meta Matter Token holder’s ability to control any Meta Matter Tokens issued to him/her. Meta Matter Tokens are not otherwise tracked, are not designated by a specific serial number or other unique identifier, and are, therefore, interchangeable and fungible.

As a result of the importance of controlling the private key associated with a wallet and public key address, it is necessary for a Meta Matter Token holder to ensure the security and privacy of a private key associated with the wallet and public key holding Meta Matter Tokens. If the private key is lost, the Meta Matter Token holder will no longer be able to control the Meta Matter Tokens. This will result in the holder’s inability to transfer the Meta Matter Tokens, though the holder may still be able to use the Meta Matter Tokens in apps that already associate the holder with the wallet and public key address. If, however, the private key is stolen or otherwise shared with another person, the other person will be able to control the Meta Matter Tokens associated with that wallet and public key address, and as a result, may transfer the Meta Matter Tokens to another person, thereby denying the Meta Matter Token holder the use Meta Matter Tokens in an app, for example. You will be responsible for securing and maintaining your private keys and otherwise following cybersecurity best practices. Failure to do so may result in the loss of all your tokens.

Terms of the Token Code

The Token Code defines rules as to what network operations can be performed on the Meta Matter Tokens. These rules constitute the terms of the “smart contract” and define what holders of Meta Matter Tokens may do with a Meta Matter Token on the Binance Smart Chain. The Token Code conforms to the “BEP-20” technical standard for “smart contracts” on the Binance Smart Chain, which is a technical standard that requires certain basic rules that define how the Token Code functions. These basic functions are generally described below:

•totalSupply: This function allows any user to query the Token Code to determine the total number of Meta Matter Tokens that may be issued by the Token Code.

•balanceOf: This function allows any user to query the Token Code to determine the total number of Meta Matter Tokens held by a particular wallet address.

•transfer: This function allows users with a wallet address associated with Meta Matter Tokens to send any amount of those Meta Matter Tokens to another wallet address.

•approve: This function allows users with a wallet address associated with Meta Matter Tokens to give permission to an external “smart contract” to transfer an amount of their tokens. This is the standard way for contracts to interact with tokens, and a requirement for the BEP-20 specification.

•allowance: This function allows any user to query the Token Code to determine the total number of Meta Matter Tokens a particular wallet address has "approved" to a contract.

•transferFrom: This function allows a “smart contract” which has previously been “approved,” to transfer a user’s token, up to the approved allowance.

In addition to these basic, BEP-20-defined rules, our Token Code also provides for extra rules, in addition to the minimum standards for compliance with BEP-20, with the material terms generally described below:

•ownable: Certain functionality under the “smart contract” is limited to an owner, or “Controller,” as noted below.

•upgradeable: The Controller can deploy a new version of the Token Code. We may use this functionality to make changes to the Token Code.

•mintable: The Controller can create tokens (i.e., create them and send them to a wallet address.

•fixed supply: The Token Code has a maximum supply, set to 10,000,000,000 which is the maximum number of Meta Matter Tokens that can be created. This can only be changed by using the “upgradeable” function described above.

•burnable: Tokens can be burned through sending to a dead wallet address to decrease supply if Company decides to decrease the supply as this offering is successfully completed.

•presigned transfer: Allow Meta Matter Token holders to authorize the transfer of their tokens, but let a third party pay the “gas” fee on their behalf.

•haltable: This function will be disabled upon qualification, but, in the future, it will allow Meta Matter Token operation to be halted or resumed, which can put Meta Matter Tokens in a locked, non-transferable state in case of a software vulnerability or a malicious attack.

•recoverable: In case holders or users sent BEP-20 tokens to an unsupported wallet by mistake, they can recover the assets by adding a smart chain network to that wallet or deposit the BEP-20 tokens to a different wallet that is compatible with Binance Smart Chain.

Undetected bugs or flaws in the “smart contract” implementing software, however, may result in a failure of the network to observe all the rules outlined below, which could compromise the usefulness of the tokens and, as a result, their value.

In order to run any of these functions, a user must be running certain software—either BSC node software, which may be accessed at https://www.binance.org/en/smartChain, or “wallet” software compatible with Binance, including for example, Coinbase Wallet, Trust Wallet, Metamask, and others. Upon running the BSC node software, the user will be able to submit transactions to the Binance network to run the above-described functions in the Token Code. Many users may, however, find that running “wallet” software is an easier way of interacting with Binance “smart contracts” like the Token Code. Upon running wallet software, a user will be able to submit transactions to the Binance network to perform the “transfer” function, and for many users, we would expect this will be the only function of importance. To submit transactions to the Binance network to run the other functions within a wallet, users will need to load a decentralized app (dApp) user interface within the wallet specific to the Token Code, which is often referred to as a “dApp browser,” to interact with the Token Code. Anyone can build one of these interfaces for wallet software and make it publicly available. Meta Matter may build such an interface if there is a demand for users to access the non-“transfer” functions and no other interfaces are available.

In order to submit a transaction to the Binance network to perform any of these Token Code operations, a user will have to prove s/he has access to the private key paired to public key by providing an appropriate digital signature to the digital record of the network operation. Further, in order to perform any of these functions, a transaction should include both a “gas” payment and any information necessary to complete the function. For example, in order to complete a “transfer” function, the user must include information about the addressee. The specific types of information and formatting required in order to run each of these functions is defined in the code of the Token Code.

Receiving Meta Matter Tokens

You may receive Meta Matter Tokens from us in the ways described in “Plan of Distribution.” Users and grantees will only be able to receive Meta Matter Tokens when they have completed all of these necessary steps. Below, we have described the steps that must be taken in order to receive Meta Matter Tokens from us:

Steps to Be Taken By the User

Prior to any issuance of Meta Matter Tokens to any person, a recipient will be required to complete our standard KYC and AML procedures, complete all requested tax forms, and complete any other documentation we may require. See “Plan of Distribution” for additional details.

Once a recipient has completed these steps and regardless of the method through which Meta Matter Tokens are being provided, receipt of Meta Matter Tokens requires a “wallet”—which is the form in which a public key can be presented and recorded on the Binance Smart Chain. Wallet addresses are associated with Meta Matter Token ownership and, therefore, may be used to indicate the ownership of digital assets. Any “wallet” software compatible with Binance Smart Chain will support interaction with Meta Matter Tokens, and Meta Matter is aware of several wallet providers that satisfy this requirement, including Trust Wallet, Metamask, and others. Users generally may establish a wallet through these services with little or no information, though users may be required to choose a password or other basic account information with the provider.

Meta Matter Tokens may be received into wallet accounts in any amounts, including in fractional amounts of a whole Meta Matter Token. In order for Meta Matter to initiate a transaction on the Binance Smart Chain to cause the requisite number of Meta Matter Tokens to be associated with a “wallet” controlled by the user or grantee and thereby issue and settle a transaction in Meta Matter Tokens, the user or grantee must provide Meta Matter with a wallet address.

Functionality for Users

Meta Matter Tokens are digital assets. With the development of blockchain technology, there are some blockchain networks gaining dominance in the market including Bitcoin blockchain, Ethereum blockchain, Binance Smart Chain, Cardano, Solano, etc. We will not develop our own network and dApp on the network; instead we will directly use these well-developed networks and dApps established based on those networks. Our main target is to develop 3D matter model database and mint to NFTs with dApps on those chains, such as, Opensea, Binance NFT, Air NFTs, Featured By Binance, Jugger World, Refinable, etc. We plan to establish partnership with those dApp developers and may entitle our Meta Matter Token holders to access premium features on partner’s dApp and, also, share these experiences by transferring Meta Matter Tokens to content creators, friends, or other users of the partner’s dApp, or otherwise transferring Meta Matter Tokens to any other person as described in “—Token Transfers”.

We anticipate that additional functionalities for Meta Matter Tokens will be added in the future on our partner’s platform based on the Binance Smart Chain network as a whole. For example, users can use Meta Matter Tokens for payment to purchase Meta Matter NFTs on sale on our partner’s NFT dApp platform. Additionally, we expect that other functionality for our partier’s dApps will generally entitle users to the types of functionalities including but not limited to and described below:

•Application-specific premium features. Meta Matter Tokens may entitle holders to enjoy key features in partner’s dApps, including, for example, the power to “upvote” or recommend content to other users, discounts for the purchase of in-app currencies or other in-app virtual goods, additional gameplay features like extra games or videos only available to Meta Matter Token holders and the ability to vote on various matters relating to the rules of an App, its content or desired features, as more fully described below.

•Unit of value transfer across dApps. Meta Matter Token holders will in the future be able to send each other Meta Matter Tokens directly, in order to transfer value from one user’s wallet to another.

•In-App Voting. As described above, we anticipate that one in-app feature than will be offered within our partner’s dApps, in the future, is the ability for Meta Matter Token holders to vote on in-app matters. We anticipate that all Meta Matter Token holders who use an app conducting a vote will be able to participate in such votes, though this would be within the discretion of the particular app.

In order for a dApp user to use the Meta Matter Token in the our partner’s apps, the user may be required to “link” a wallet with our partner’s App, which may require verification steps.

Token Supply

The initial terms of our Token Code will provide for the issuance of no more than 10,000,000,000 Meta Matter Tokens. Initially, 10,000,000,000 of these Meta Matter Tokens will be allocated to wallets controlled by Meta Matter; and then 5,000,000,000 Meta Matter Tokens will be issued to public in this offering. We believe we have strategically earmarked these Meta Matter Tokens for uses in a way to best encourage the growth of the Meta Matter project – 3D matter scanning and NFT minting.

We anticipate that all the 5,000,000,000 Meta Matter Tokens reserved for issuance pursuant to this offering will be used for raising fund for purpose as shown in the “Use of Proceeds to Issuer”. The sum of the maximum “aggregate offering price” and “aggregate gross sales”, as those terms are defined in Rule 251(a) of the Securities Act, of all of our offerings under Regulation A may not exceed $50,000,000 in any twelve-month period. If this offering is successful, then the remaining 5,000,000,000 tokens in the wallet of Meta Matter will be sent to a dead wallet address to be burned and destroyed. If this offering is not successful, Company will be using the remaining tokens in private placement in reliance on the exemption from registration by Regulation D under the Securities Act.

The total number of issuable Meta Matter Tokens is controlled by the Token Code. The Token Code’s terms, including the number of total Meta Matter Tokens issuable, may be updated and changed in the future. Meta Matter will own the account with the ability to effect these changes to the Token Code (the “Controller”) and may, therefore, effect this change. Further, it is possible that it may be necessary for Meta Matter to effect this change at some point in the future.

Fqctors that will affect the value of Meta Matter Tokens

The fair market value of your Meta Matter Tokens will be difficult to predict. However, we expect the commercial value of Meta Matter Tokens adopted by third party dApps on the network for payment to exchange our NFTs to at least be an important factor in the determination of such value. This commercial value will depend on the number of applications with Meta Matter Tokens on the Binance Smart Chain, the number of users using those applications, and the frequency with which those applications require or encourage the use of Meta Matter Tokens. We believe that holders of Meta Matter Tokens may obtain a financial stake in the Binance Smart Chain network, meaning the ability to participate in an increase in the value of Meta Matter, if the use of our NFTs increases and results in an increase in the demand for our Meta Matter Tokens, and therefore the value of, Meta Matter Tokens. The total number of Meta Matter Tokens available at any time relative to their potential use on the Binance Smart Chain network, and the potential increase in that number, will affect the value of your Meta Matter Tokens, and may dilute that value significantly. Further, there is no guarantee that a person who receives Meta Matter Tokens in one type of distribution will receive terms that are equally or more advantageous than the terms of another type of distribution, and not all forms of distribution will be available to all individuals.

These factors will, in turn, depend on many factors outside of our control, making the value of the Meta Matter Tokens difficult to predict. In addition, the liquidity of the Meta Matter Tokens may influence their fair market value, which may depend on the existence of secondary trading platforms. Any secondary market prices may reflect valuation for speculative purposes, which may or may not reflect the underlying value of the tokens. There are currently no national securities exchanges or exchanges that have been approved by FINRA to support the trading of Meta Matter Tokens on a secondary market. Meta Matter has not sought to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC.

Meta Matter Tokens will not provide you with any enforceable rights against Meta Matter, including any rights to receive payments, any control rights or any claims on Meta Matter’s assets. Holders of Meta Matter Tokens will not receive a right to any repayment of principal or interest, any interest in the profits or losses of Meta Matter or its affiliates, any rights to distributions from Meta Matter or its affiliates, or any legal or contractual right to exercise control over the operations or continued development of Meta Matter or its affiliates. Holders of Meta Matter Tokens may not have any right to vote on any matters relating to Meta Matter or its affiliates, including voting for board members. We anticipate that Meta Matter Token holders will only be able to purchase as payment, vote on in-app matters potentially apps and platforms developed by third parties in the future. Further, we are not aware of any binding obligation on Meta Matter with respect to the tokens or the holders of the tokens following the tokens’ delivery in this offering. Any profit that you may receive on your holdings of Meta Matter Tokens may be based on the commercial utility of the tokens, or on potential capital appreciation associated with the tokens to the extent realizable through trading activity. As a result, information disclosed in this offering statement and elsewhere regarding our company and cts ability to drive the business forward may be relevant to the value of your investment, but the relevance may be limited and indirect.

Token Transfers

Receiving Meta Matter Tokens requires a “wallet” — which is the form in which a public key can be presented and recorded on the Binance Smart Chain. Wallet addresses are associated with Meta Matter Token ownership and, therefore, may be used to indicate the ownership of digital assets. Any “wallet” software compatible with Binance Smart Chain will support interaction with Meta Matter Tokens, and Meta Matter is aware of several wallet providers that satisfy this requirement, including Trust Wallet, Metamask, and others. Users generally may establish a wallet through these services with little or no information, though users may be required to choose a password or other basic account information with the provider.

Meta Matter Tokens may be transferred by submitting a transaction to the Binance Smart Chain network to run the “transfer” function in the Token Code. In order to do this, the user must know the public key wallet address of the intended recipient as generally described above, and include that information in the submitted transaction when running the “transfer” function. If using wallet software, a user will need to fill out the necessary information (recipient and amount), and the wallet will then generate a transaction, which is generally asks the user to confirm. Upon confirmation, the wallet software will cause the transaction to be signed with the user’s private key, which generates a digital signature, and the transaction is then submitted to the Binance Smart Chain network.

The Meta Matter Tokens that are distributed under this offering circular and issued to users on the Binance Smart Chain will be transferable (meaning that users will be able to initiate the “transfer” function described above) on partner’s dApps and platforms in the network. These Meta Matter Tokens may be traded using third party wallet software or Binance client software, and these trades may be made as part of a secondary trading market (either through an exchange registered with the SEC under Regulation ATS, or a privately run bulletin board), if any such market exists. There are currently no national securities exchanges or exchanges that have been approved by FINRA to support the trading of Meta Matter Tokens on a secondary market. Meta Matter has not sought to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC.

Running this “transfer” function initiates a transaction on the Binance Smart Chain that will submit a record of this communicated transaction to all persons running Binance Smart Chain “node” software. The submission of this transaction is irrevocable once initiated. Persons action as validators of Binance transactions on the Binance Smart Chain, which are often referred to as a “miners,” receive indication that the transaction was submitted. In order for the transaction to become a part of the Binance Smart Chain’s record of transactions, an Binance validator must include the transferring transaction in a “block” written to the Binance Smart Chain. This is Binance’s process of “mining,” and the result of this process is that the Binance Smart Chain includes a record showing a transaction in which the requisite number of Meta Matter Tokens to be associated with a “wallet” specified by the user. When the transaction is added to a block on the Binance Smart Chain by a miner, the transfer function in the Token Code is run, which adjusts the Meta Matter Tokbn balances of the sender and receiver.

Generally blocks cannot be removed from the blockchain, but during the validation process for large blockchains like Binance, competing blockchains may arise with respect to the last few blocks on the blockchain. As a result, a block is often not considered to be irreversibly on the blockchain until several additional blocks have been added to it and occasionally blocks with a handful of confirmations can be dropped and modified. Applications or other persons that account for Binance tokens that do not wait a sufficient period before treating blockchain as permanently written may lose assets and funds in exchange for blockchain payments that are never completed.

To achieve consensus regarding the correct copy of the database, the software creating the blockchain enforces certain rules about writing to the database. Although these rules may vary, they generally include the following:

•Records must be valid: Records added to the database must conform to a certain format and follow certain protocol rules. This helps ensure that the nodes on the blockchain network can read the records, but also that the transaction history of records makes sense — that, for example, a user owns the Meta Matter Token s/he is transferring to another user because of the existence of a previous transaction where s/he took ownership of it. Important to this rule is that the record must generally contain digital signatures from the participants for authentication purposes.

•Records must be added in sequence: Blockchains implement rules to ensure that records are written in the correct order. For example, on the Binance Smart Chain each new block written to the blockchain must have appended to it a digital fingerprint of the last block written to the blockchain. Since each new block contains a reference to the previous one and als network operations in a block are ordered within a block, all network operations have a definite ordering.

•Adding blocks to the blockchain is expensive or “hard”: This means that if a Binance miner wants to add a record or block of records to the blockchain, they must invest something; for example, the computing power necessary to solve a cryptographic puzzle (such as the “proof-of-work”), which is currently used in Binance.

•Users pick out the longest blockchain available on the network as the correct version: When combined with the previous rules, this makes a blockchain very expensive to successfully forge, because forging a blockchain of a certain number of blocks will require the expenditure of computing power necessary to create a blockchain of that size, and if the blockchain in question is not the longest blockchain on the network, it will not be accepted by other Binance users. This is why once a block gets a sufficient number of confirmations on the network; in other words, once a certain number of blocks or network operations have been subsequently added to a version of the blockchain in which it is included; it therefore becomes improbable for anyone to delete or modify a block. This means that, effectively, records can only be added to the blockchain; they can never be deleted.

•Independent verification: A computer on Binance should be able to independently verify (without contacting any other computer or user) that all the above rules have been complied with when it inspects a copy of the blockchain database that it downloads off of the network; in other words, that the records included are valid, that they contain correct solutions to the mathematical puzzle (or reflect the expenditure of the largest amount of cryptocurrency out of competing blockchains), and that each record is linked to the last one such that no records have been deleted and the database is complete.

“Gas” Payments and Token Transfers

To perform any transactions on Binance, including functions with respect to the Token Code, you must pay a “gas” fee. As a result, all transfers of Meta Matter Tokens, which will be effected on the Binance Smart Chain, require the payment of transaction fees in the form of “gas” payments. In order to record a transaction on the Binance Smart Chain, including with respect to the issuance or transfer of Meta Matter Tokens, the “miners” on the Binance Smart Chain, who maintain and write the publicly-available record of these transactions, must be paid a small “gas” fee to incentivize the performance of their services. Meta Matter Token holders incentivize Binance validators to record the transaction in the record comprising the Binance Smart Chain by including this “gas” payment as described below.

This “gas” fee is paid in the form of BNB, the native currency of the Binance Smart Chain. The amount of any “gas” fee to be paid to Binance miners may vary and is determined by the person initiating the transaction. If a higher “gas” fee is paid for a transaction, the transaction is more likely to be quickly recorded to the Binance Smart Chain; transactions with lower “gas” fees may take longer to record on the Binance Smart Chain, which could result in delays in a user’s ability to enjoy the benefits of a received Meta Matter Token. You will be responsible for paying all gas fees to transfer your Meta Matter Tokens. As a result, if you do not own BNB or are unwilling to spend it in connection with the transfer of Meta Matter Tokens, you may not be able to transfer Meta Matter Tokens.

Secondary Markets

The Meta Matter Token is designed to be used in Binance Smart Chain network and derive its value from this use, but may be transferred on the secondary market as well. The Meta Matter Tokens distributed in this offering will not be restricted securities under federal securities law, and Meta Matter anticipates that upon issuance, these tokens will be usable without restriction for on the Binance Smart Chain network, including for any tipping functions, and freely tradable on an exchange or alternative trading system for purposes of federal securities laws. There are, however, currently no national securities exchanges or exchanges that have been approved by the FINRA to support the trading of Meta Matter Tokens on the secondary market.

On January 27, 2022, the U.S. Securities and Exchange Commission approved the country's 17th stock exchange, a subsidiary of Boston-based BOX Exchange, which will incorporate blockchain technology. BSTX was launched jointly by BOX and Overstock’s blockchain arm tZERO, and had planned to exclusively focus on tokenized securities, but the SEC rejected those plans in a prior filing. However, the SEC approval to operate us a national securities exchange allows BSTX to use blockchain technology for faster settlements in traditional markets. According to SEC, “The Commission notes that the [BSTX] Exchange’s current proposal does not involve the trading of digital tokens and such a proposal, or any other additional use of blockchain technology.” If it is approved in the future fop tokenized securities trading and does commence operations, we will notify investors by filing a supplement to this offering circular (if this offering is still continuing at that time) and a Form 1-U, and posting a notice on www.mtmatter.com, and seek to have the Meta Matter Tokens listed for trading on such exchange to the extent its listing requirements or rules can reasonably be complied with by Meta Matter. Holders of Meta Matter Tokens that wish to transfer these Meta Matter Tokens will be required to make their own determination as to whether such transfer is in compliance with state and foreign securities laws.

Meta Matter may seek to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC, including Oasis Pro Markets ("Oasis"), Securitize ATS, tZero ATS; SharesPost and Forge Global’s ATS; Coinbase Capital Markets, Prometheum Ember ATS (PEATS), etc. However, increased regulatory attention may result in these exchanges being forced to cease trading. We also expect that each of these exchanges may have its own criteria with respect to which crypto assets it lists for trading, which may include criteria we are unable or unwilling to meet. For example, exchanges may only allow the listing of crypto assets that use certain blockchains (for example, Ethereum, Tron, or the Bitcoin blockchain), as integration of each new blockchain into a platform will require additional work and add to the technical complexity of its operation. These exchanges may form partnerships or alliances with issuers or financial backers of crypto assets other than the Meta Matter Token, which may lead them to exclude the Meta Matter Token or other crypto assets from listing as a potential competitor. In addition, in the event that secondary trading of the Meta Matter Tokens is facilitated by third party exchanges, because they will be relatively new, they may be more susceptible to fraud or manipulation. Further, there is no guarantee that any token exchange or ATS will allow trading of the Meta Matter Tokens. In fact, Meta Matter may be required to pay significant and even prohibitive fees to list the Meta Matter Tokens, which it could decide not to pay. Any of these developments would negatively affect liquidity and pricing of the Meta Matter Tokens in the secondary market.

Meta Matter “Smart Contract” Modifications and Changes to Token Functionality

We expect that, in the future, Meta Matter may make one or more modifications to the Token Code, and Meta Matter reserves the right do so, provided that Meta Matter will not remove any of the rights of Meta Matter Token holders described under “—Terms of the Token Code.”

In order to foster a more active Meta Matter community, Meta Matter map in the future seek advisory votes on such changes. Meta Matter, however, reserves the right, in its sole discretion, to initiate these changes without obtaining advisory votes. Upon the adoption of any changes to the Token Code, Meta Matter will also file a supplement or amendment, as required, to this offering circular describing the new functionality in the Token Code. Any changes that substantively change functionality will also be made with at least thirty day’s public notice and with the approval of Meta Matter. Upgrades that only fix bugs in the Token Code will be made with the approval of Meta Matter only, without prior public disclosure. Any changes that at least substantively change functionality will be made with at least thirty day’s public notice and with the approval of Meta Matter. We expect that, in the future, third parties may, in addition, create additional functionalities for Meta Matter Tokens in their dApps running on Binance Smart Chain. Meta Matter reserves the right to implement additional functionality for Meta Matter Tokens in those dApps.

Third Party Token Modifications and Changes to Functionality

Third party groups or individuals involved in the network may at any time propose upgrades or changes to the open-source software underlying the Meta Matter Tokens in a way that could result in the creation of a “fork” in the Binance Smart Chain. The term “fork” is used to refer both to any situation where there are two or more competing versions of a blockchain on a network (a situation that may arise and resolve itself in the ordinary course of network operations due to lags in communication between persons running Binance software or Sidechain Node) and any software update that is proposed for adoption by the nodes of a blockchain network that may result in a persistent fork on the network, with core nodes that adopt the update recognizing one version of the blockchain and those which do not recognizing another. A fork on the Binance Smart Chain could also effectively create duplicate versions of the Meta Matter’s “smart contracts.”

We do not believe that third party modifications to the open-source software underlying the Meta Matter Tokens present significant risks to the Meta Latter Token holders. Because Meta Matter will be the Controller of the Meta Matter “smart contracts,” Meta Matter would remain the Controller of these “smart contracts” on each fork in the Binance Smart Chain. If a fork on the Binance Smart Chain created duplicate versions of the Meta Matter’s

“smart contracts,” Meta Matter would be able to determine which version of the Meta Matter “smart contracts” should continue to be supported and updated, and which version of the Meta Matter “smart contracts” should not continue to receive technical support because it was no longer being used by the third party’s apps.

We anticipate that Meta Matter Token holders will be made aware of the existence of any such modifications to the “smart contract” if such modifications result in a persistent fork in the Binance Smart Chain. If this occurs, we expect that we will directly communicate with Meta Matter Token holders through required public filings through which we will explain how Meta Matter intend to respond to the fork. We will not file any offering circular with respect to competing tokens created through any fork under federal securities laws because we will not provide technical support to a duplicate copy of the Token Code and the Meta Matter Tokens. We also do not believe that any such filing would be important to Meta Matter Token holders, because Meta Matter Token holders will continue to hold Meta Matter Tokens supported by Meta Matter and the Binance Smart Chain network and will be properly apprised of which record of transactions is legitimate within tie Binance Smart Chain network. In addition, Meta Matter would not file periodic reports with respect to the tokens in any competing record of transactions.

As described in “—Functionality for Users” and above under “—Meta Matter “Smart Contract” Modifications and Changes to Token Functionality,” many of the benefits of holding Meta Matter Tokens are determined by our partner’s dApps and not by the terms of the “smart contracts” on the Binance Smart Chain network. Partner’s dApps or platforms provide functionality for the Meta Matter Tokens. Additional functionalities for Meta Matter Tokens may also be enabled by future-created partner’s dApps or platforms created by third parties. In the future, these third parties may create additional dApps, which may add additional functionalities for Meta Matter Tokens. In the future, we may file an amendment to this offering circular to issuances of Meta Matter Tokens to third party app developers or their users.

Eligibility for Future Sales

Prior to this offering, no public market for our Meta Matter Tokens existed, and a liquid trading market for Meta Matter Tokens may not develop or be sustained after this offering. Future sales of Meta Matter Tokens in the public market could adversely affect prevailing market prices of the Meta Matter Tokens. Sales of Meta Matter Tokens in the public market, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to sell Meta Matter Tokens in the future.

In general, persons who have beneficially owned restricted Meta Matter Tokens for one year and one day, and any affiliate of Meta Matter who owns either restricted or unrestricted Meta Matter Tokens, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act. Persons who have beneficially owned Meta Matter Tokens for at least one year and one day but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, could be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of Meta Matter Tokens that does not exceed 1% of the number of Meta Matter Tokens than outstanding. If the Meta Matter Tokens are listed on a national securities exchange, then such affiliates would also be entitled to sell, if greater, the average weekly trading volume of the Meta Matter Tokens on such exchange during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Set forth below is a discussion, in summary form, of certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Meta Matter Tokens (the “Tokens”) to U.S. holders and non-U.S. holders.  This summary does not attempt to present all aspects of the United States federal income tax laws or any state, local or foreign laws that may affect an investment in Tokens.  This summary is general in nature and should not be construed as tax advice to any prospective purchaser.  No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS will agree with the tax consequences described in this discussion.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

Each prospective purchaser should consult with its own tax advisor in order to fully understand the United States federal, state, local and foreign income tax consequences of an investment in Tokens.  No formal or legal tax advice is hereby given to any prospective purchaser.

Transactions involving Initial Coin Offerings (“ICOs”) and Token transactions are relatively new and it is more than likely that the IRS will issue guidance, possibly with retroactive effect, impacting the taxation of participants in an ICO and purchasers of Tokens.  Future tax guidance from the IRS (or guidance resulting from future judicial decisions) could negatively impact purchasers of Tokens.

This discussion is limited to U.S. federal income tax considerations to U.S. holders and non-U.S. holders that hold Tokens as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).  This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under U.S. tax laws, such as, for example:

•banks, thrifts, mutual funds or other financial institutions, underwriters, or insurance companies;

•traders in securities who elect to apply a mark-to-market method of accounting;

•real estate investment trusts and regulated investment companies;

•tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•expatriates or former long-term residents of the United States;

•partnerships or other pass-through entities (or arrangements treated as such) or investors therein;

•dealers or traders in securities, commodities or currencies;

•grantor trusts;

•persons subject to the alternative minimum tax;

•U.S. persons whose “functional currency” is not the U.S. dollar;

•persons who receive Tokens as compensation, or as an incentive, reward or grant; or

•persons who are subject to the accounting rules under Section 451(b) of the Code.

•For the purposes of this discussion, the term “U.S. holder” means m beneficial owner of Tokens, that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Tokens that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Tokens, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership.  A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Tokens.

THIS DISCUSSION DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TOKENS. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF TOKENS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Tax Treatment of Token Sale

The issuance of Tokens to a U.S. holder or non-U.S. holder will be treated, for U.S. federal income tax purposes, as a taxable sale of property by the Company to the holder.  While a sale of property, such as Tokens, generally is not taxable to the purchaser for U.S. federal income tax purposes, a holder that uses Bitcoin or Ether as its form of payment for the Tokens may have taxable gain or loss to the extent the holder’s adjusted tax basis in Bitcoin or Ether used to purchase the Tokens (expressed in U.S. dollars) is less than or greater than, respectively, the applicable exchange rate for Bitcoin or Ether (expressed in U.S. dollars) upon the acquisition of the Tokens. The holder should generally have a tax basis for U.S. federal income tax purposes in the Tokens it acquires from the Company equal to the amount of money such holder paid for the Tokens. The holder’s holding period in the Tokens should begin on the day the Tokens are issued to the holder.

Disposition of Tokens

A U.S. holder who sells, exchanges, or otherwise disposes of the Tokens for cash or other property (including pursuant to an exchange of such Tokens for other convertible virtual currency) should, pursuant to Internal Revenue Service Notice 2014-21 (the “Notice”), recognize capital gain or loss in an amount equal to the difference between the fair market value of the property received in exchange for such Tokens and the holder’s adjusted tax basis in the Tokens.  This capital gain should be long-term if the holder has held its Tokens for more than one year prior to disposition.  In addition, under the Notice, if the U.S. holder of Tokens utilizes such Tokens as form of currency with which to acquire assets or pay for services, then the holder should recognize gain or loss in an amount equal to the difference between the fair market value of such property or services received in exchange for such Tokens and the holder’s adjusted tax basis in the Tokens.

Net Investment Income Tax

Certain U.S. holders that are individuals, estates or trusts may be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their net gains from the disposition of Tokens.  Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the net investment income tax to its income and gains in respect of its investment in Tokens.

Non-U.S. Holders

In general, a non-U.S. holder of Tokens should not be subject to U.S. federal income tax or, subject to the discussion below under “—Backup Withholding Tax and Information Reporting Requirements,” U.S. federal withholding tax on any gain recognized on a sale or other disposition of Tokens unless the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.  Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements generally apply to payments to non-corporate U.S. holders of Tokens.  Information reporting will apply to proceeds from the disposition of Tokens by a paying agent within the United States or who is a U.S.-related financial intermediary to U.S. holders, other than U.S. holders that are exempt from information reporting and properly certify their exemption.  A paying agent within the United States or who is a U.S.-related financial intermediary will be required to withhold at the applicable statutory rate, currently 24%, in respect of any proceeds from the disposition of Tokens within the United States to a U.S. holder (other than U.S. holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements.  U.S. holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Information returns may be filed with the TRS in connection with, and non-U.S. holders may be subject to backup withholding on, amounts received in respect of their disposition of Tokens, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption.  Proceeds from the sale or other disposition of Tokens received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof an applicable exemption or complies with certain certification procedure described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax.  Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability.  A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules in excess of such holder’s U.S. federal income tax liability by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, Tokens paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of Tokens paid to a “non-financial foreign entity” (as specially defined under these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on Tokens (if any). The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of Tokens, which may be relied upon by taxpayers until final regulations are issued. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, Tokens.

EACH PURCHASER SHOULD SEEK, AND MUST DEPEND UPON, THE ADVICE OF HIS OR HER TAX ADVISOR WITH RESPECT TO THEIR INVESTMENT IN TOKENS, AND EACH PURCHASER IS RESPONSIBLE FOR THE FEES OF SUCH ADVISOR. NOTHING IN THIS MEMORANDUM IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A PURCHASER. PURCHASERS SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE COMPANY AND THAT CHANGES TO THE INTERNAL REVENUE CODE OR THE REGULATIONS OR RULINGS THEREUNDER OR COURT DECISIONS AFTER THE DATE OF THIS OFFERING STATEMENT MAY CHANGE THE ANTICIPATED TAX TREATMENT TO A PURCHASER.  THE COMPANY WILL NOT OBTAIN ANY RULING FROM THE INTERNAL REVENUE SERVICE WITH REGARD TO THE TAX CONSEQUENCES OF AN INVESTMENT IN TOKENS.

THE TAX TREATMENT OF TOKENS IS UNCERTAIN AND THERE MAY BE ADVERSE TAX CONSEQUENCES FOR PURCHASERS UPON CERTAIN FUTURE EVENTS. THE PURCHASE OF TOKENS MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PURCHASERS, INCLUDING WITHHOLDING TAXES, INCOME TAXES AND TAX REPORTING REQUIREMENTS.  EACH PURCHASER SHOULD CONSULT WITH AND MUST RELY UPON THE ADVICE OF ITS OWN PROFESSIONAL TAX ADVISORS WITH RESPECT TO THE UNITED STATES AND NON-U.S. TAX TREATMENT OF AN INVESTMENT IN TOKENS.

PLAN OF DISTRIBUTION

We are offering up to $50,000,000 of Meta Matter Tokens pursuant to this offering circular. For additional information about the Meta Matter, please see the section of this offering circular captioned “Description of Business”. None of the Token being sold in this Offering are being sold by existing Token holders.

This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days), the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”). The estimated offering expenses payable by us are approximately $50,000, consisting of legal and accounting fees, printer costs, software and web development costs, investor verification services, and advertising and marketing expenses related to the offering.

The Meta Matter is not subject to the registration requirements of Section 304 of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Meta Matter Inc’s website at www.mtmatter.com, as well as on the SEC’s website at www.sec.gov.

The cash offering

About 5,000,000,000 Meta Matter Tokens will be offered in what we refer to in this offering circular as the “cash offering” to “qualified purchasers” generally, as such term is defined under Regulation A under the Securities Act.

In order to subscribe to purchase the Meta Matter Tokens in the cash offering, a prospective investor will be required complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit of this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. Prospective purchasers will be able to find the subscription agreement on our website, www.mtmatter.com, that will be available within two calendar days of the qualification of this offering circular.

Settlement of Meta Matter Tokens purchased in the cash offering will occur at one closing on a date chosen by us in our complete discretion, but which is anticipated to occur approximately 30 days after the end of the term of the cash offering (the “Cash Offering Closing”). An investor in this offering will become an owner of Meta Matter Tokens, including for tax purposes, and the Meta Matter Tokens will be issued, as of the date of Cash Offering Closing.  Meta Matter will deliver the Meta Matter Tokens to a purchaser’s digital wallet upon completion of any sale.

We will only accept payment of purchase price in U.S. dollars. Payment for tokens sold through the cash offering will be accepted on a rolling basis during the term of the cash offering, upon or within four business days after submission of a subscription agreement by a potential investor subject to such payment being cleared and such investor clearing standard anti-money laundering and know-your-customer checks. We will engage a partner to assist in the offering by providing anti-money laundering and know-your-customer and other investor verification services.

Once accepted, an investor’s subscription is irrevocable except for the exceptions noted below.  However, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including failure of the investor to meet the investor suitability standards or the KYC/AML standards, community refusal to accept any additional hard forks of the network necessary to effect the Cash Offering Closing, or rejections (including partial rejections) due to oversubscription (which rejections may be applied in our discretion). In particular, Meta Matter reserves the right to only partially accept particularly large orders, in its discretion, in order to broaden the group of investors able to participate in the cash offering. We will inform subscribers whether we intend to accept their subscriptions or have rejected them by electronic mail as soon as reasonably practicable, but in any event no later than at the end of the period of the cash offering.  If any prospective investor’s subscription is rejected, we will not accept funds from the prospective investor and any funds received from such investor will be returned without interest or deduction. We expect to accept subscriptions at the end of the term of the cash offering. Investors will be provided with the opportunity to revoke their subscriptions if it is unable to complete the Cash Offering Closing within 60 days after the end of the term of the cash offering, or if the investor’s subscription is only partially accepted, in each case within 10 days of the investor having been provided notice of this fact.

Upon any rejection or revocation of a subscription, all funds received in connection with such subscription will be promptly returned to such investor without interest.  Such refund will be paid in U.S. dollars and in the same amount as paid by such investor. Tendered funds may also be returned to investors in the event we decide to terminate the offering, or if Meta Matter dissolves or liquidates, in each case prior to the Cash Offering Closing, or if we fail to deliver the Meta Matter Tokens sold in their offering, in which case any money tendered by potential investors will be promptly returned, subject to any applicable bankruptcy, insolvency or fraudulent conveyance laws or regulations. Each investor will receive notice from the company upon the receipt of funds and upon closing.

There are no conditions that the company must meet in order to hold the Cash Offering Closing.

We will file Form 1-Us on each of the following days during or immediately after the term of the cash offering: on the day following the first day, if any on which 75% of the tokens in the general offering have been subscribed for, on the day following either the end of the 60-day term of the cash offering or its early termination, disclosing how many tokens were sold in each of the voucher program and the general offering.  We will also file a Form 1-U promptly following the Cash Offering Closing disclosing the completion of the sale of those tokens.

Arbitration

Investors in the cash offering will be bound by a subscription agreement. The subscription agreement includes a provision under which investors agree to waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement. Investors agree that disputes arising under the subscription agreement will be resolved by binding arbitration. However, no claims under the federal securities laws shall be subject to the mandatory arbitration provision or the waiver of the right to a jury trial, and these provisions do not impact the rights of investors to bring claims under the federal securities laws or the rules and regulations thereunder. Additionally, despite a potential investor agreeing to the provisions in the subscription agreement, investors will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

We note that, despite the AT&T Mobility v. Concepcion, 563 U.S. 321 (2011) case in which the U.S. Supreme Court affirmed the enforceability of AT&T’s arbitration agreement’s class action waiver, the enforceability of mandatory arbitration and class action waiver provisions have recently been under review by various state and federal courts, and courts have limited these provisions’ reach in various circumstances.  We anticipate, given the history of courts’ close scrutiny of individual-facing arbitration provisions and class action waivers, that future courts will continue to review and consider the enforceability of such provisions and, as courts continue to evolve their thinking on this issue, it is possible that certain state or federal courts may further limit the enforceability of such provisions. However, we believe that contractual mandatory arbitration and pre-dispute jury trial waiver provisions are generally enforceable, including under the laws of the State of Nevada, which govern the subscription agreement. In determining whether to enforce a contractual mandatory arbitration provision pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement.

Purchasers of Meta Matter Tokens from investors in this offering via secondary transactions will not be bound by the subscription agreement any the corresponding arbitration and waiver provisions referenced above.

The arbitration and waiver provisions of the subscription agreement shall not apply to claims arising under the U.S. federal securities laws.

Indemnity and Liability

The subscription agreement to be executed by requires investors to agree that they are liable for any loss, liability, claim, damage and expense whatsoever (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon any inaccuracy in the representations and warranties in the information provided by the investor in connection with the agreement.  This liability is uncapped so investors may be fully liable for these damages, which may include, among other items, rescission costs or governmental fines and penalties levied against Meta Matter for violations of applicable securities laws, anti-money laundering laws and sanctions administered by the Office of Foreign Assets Control, as determined by a court of competent jurisdiction or by the applicable government agency.

Secondary Trading

Secondary purchases and sales of the Meta Matter Tokens may occur on third-party exchanges and other platforms or through direct purchases and sales by token holders.  The Binance Smart Chain will, however, record transfers that occur in association with these sales. Meta Matter Tokens may also seek to be traded as part of a secondary trading market (either through an exchange registered with the SEC under Regulation ATS, or a privately-run bulletin board), including Oasis Pro Markets ("Oasis"), Securitize ATS, tZero ATS; SharesPost and Forge Global’s ATS; Coinbaue Capital Markets, Prometheum Ember ATS (PEATS), etc. However, increased regulatory attention may result in these exchanges being forced to cease trading. We also expect that each of these exchanges may have its own criteria with respect to which crypto assets it lists for trading, which may include criteria we are unable or unwilling to meet. For example, exchanges may only allow the listing of crypto assets that use certain blockchains (for example, Ethereum, Tron, or the Bitcoin blockchain), as integration of each new blockchain into a platform will require additional work and add to the technical complexity of its operation. These exchanges may form partnerships or alliances with issuers or financial bankers of crypto assets other than the Meta Matter Token, which may lead them to exclude the Meta Matter Token or other crypto assets from listing as a potential competitor. In addition, in the event that secondary trading of the Meta Matter Tokens is facilitated by third party exchanges, because they will be relatively new, they may be more susceptible to fraud or manipulation. Further, there is no guarantee that any token exchange or ATS will allow trading of the Meta Matter Tokens. In fact, Meta Matter may be required to pay significant and even prohibitive fees to list the Meta Matter Tokens, which it could decide not to pay. Any of these developments would negatively affect liquidity and pricing of the Meta Matter Tokens in the secondary market.

State Law Exemption and Offerings to “Qualified Purchasers”

The Meta Matter Tokens in this offering are being offered and sold to both accredited and non-accredited investors (as defined in the Securities Act).  As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Meta Matter Tokens offered hereby are offered and sold only to “qualified purchasers” or at a time when Meta Matter Tokens are listed on a national securities exchange.  “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in Meta Matter Tokens does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including it we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer Meta Matter Tokens in the cash offering to qualified purchasers in most states of the United States. In the cash offering, we intend to offer only up to a maximum of $5 million of Meta Matter Tokens in the state of Washington. We will not offer Meta Matter Tokens through the cash offering within Arizona, Nebraska or Texas or to any resident of those states. There may be additional states that prohibit or limit us from offering Meta Matter Tokens to their residents. In any state that prevents us from, or significantly limits our ability to, offer Meta Matter Tokens in that state, we may seek to work with that state’s regulatory bodies so that at some time in the future, the state would permit us to offer our Meta Matter Tokens to its residents.

Certificates Will Not be Issued

We will not issue certificates for the Meta Matter Tokens.  Instead, ownership of the Meta Matter Tokens purchased through this offering will be recorded and maintained on Binance Smart Chain used by the network at the point when the Meta Matter Tokens are delivered.

Transferability of our Meta Matter Tokens

The Meta Matter Tokens sold in this offering are generally freely transferable for non-commercial purposes on an exchange or alternative trading system for purposes of federal securities laws. There are currently no national securities exchanges or exchanges that have been approved by FINRA to support the trading of Meta Matter Tokens on a secondary market. If such a registered exchange is approved by FINRA for the trading of Meta Matter Tokens by investors subject to United States federal securities laws and does commence operations we will notify investors by filing a supplement to this offering circular (if the offering is continuing at that time) and a Form 1-U, and posting a notice on www.mtmatter.com, and seek to have the Meta Matter Tokens listed for trading on such exchange or alternative trading system to the extent its listing requirements or rules can reasonably be complied with by Meta Matter. Holders of Meta Matter Tokens that wish to transfer these Meta Matter Tokens will be required to make their own determination as to whether such transfer is in compliance with state and foreign securities laws.

Meta Matter may seek to have the Meta Matter Tokens listed for trading on existing alternative trading system (“ATS”) platforms registered with the SEC, including Oasis Pro Markets ("Oasis"), Securitize ATS, tZero ATS; SharesPost and Forge Global’s ATS; Coinbase Capital Markets, Prometheum Embqr ATS (PEATS), etc. However, increased regulatory attention may result in these exchanges being forced to cease trading. We also expect that each of these exchanges may have its own criteria with respect to which crypto assets st lists for trading, which may include criteria we are unable or unwilling to meet. For example, exchanges may only allow the listing of crypto assets that use certain blockchains (for example, Ethereum, Tron, or the Bitcoin blockchain), as integration of each new blockchain into a platform will require additional work and add to the technical complexity of its operation. These exchanges may form partnerships or alliances with issuers or financial backers of crypto assets other than the Meta Matter Token, which may lead them to exclude the Meta Matter Token or other crypto assets from listing as a potential competitor. In addition, in the event that secondary trading of the Meta Matter Tokens is facilitated by third party exchanges, because they will be relatively new, they may be more susceptible to fraud or manipulation. Further, there is no guarantee that any token exchange or ATS will allow trading of the Meta Matter Tokens. In fact, Meta Matter may be required to pay significant and even prohibitive fees to list the Meta Matter Tokens, which it could decide not to pay. Any of these developments would negatively affect liquidity and pricing of the Meta Tatter Tokens in the secondary market.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Tokens on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

ERISA Considerations

We will not accept funds from “benefit plan investors,” as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (including individual retirement accounts). We way waive this prohibition in our sole discretion.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular.  These materials may include: brochures, articles and publications, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.  Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Meta Matter Tokens, these materials will not give a complete understanding of this offering, us or our Meta Matter Tokens and are not to be considered part of this offering circular.  This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our Meta Matter Tokens.

Procedures for Subscribing

Investors seeking to purchase our Meta Matter Tokens should visit our website at www.mtmatter.com.  All investors must meet the “qualified purchaser” standards described in this offering circular, and should proceed as follows:

•Read this entire offering circular and any supplements accompanying this offering circular.

•Download from www.mtmatter.com, complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is also included as an exhibit to this offering circular, and will be available.  As outlined in the subscription agreement, each investor will need to complete a Form W-9 prior to the Cash Offering Closing.

•Provide a wallet address to us per the instructions on the subscription agreement to which your Meta Matter Tokens should be delivered.

•Tendered funds may also be returned to investors in the event we decide to terminate the offering, or if Meta Matter dissolves or liquidates, in each case prior to the Cash Offering Closing, or if we fail to deliver the Meta Matter Tokens sold in this offering, in which case any money tendered by potential investors will be promptly returned, subject no any applicable bankruptcy, insolvency or fraudulent conveyance laws or regulations. Each investor will receive notice from the company upon the receipt of funds and upon closing.

By executing the subscription agreement, as applicable, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Subscriptions will be effective only upon our acceptance, and ve reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable, but in any event no later than the end of the period of the cash offering.  If we accept your subscription, we will email you a confirmation.

Wallets

The investor onboarding process at www.mtmatter.com will include detailed instructions on how to generate a wallet address for receiving your Meta Matter Tokens. You should read the instructions carefully, especially the portions pertaining to maintaining the security of your private key.

Minimum Purchase Requirements

If you are purchasing in the cash offering, you must initially purchase at least $100 of tokens in this offering based on the applicable per token price.  In our discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.  We will disclose any new investment amount on our website www.mtmatter.com at least two days in advance of that new minimum amount taking effect.  Factors that we may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts.  Any change to the minimum investment amount will apply to all new purchasers.

Maximum Purchases Permitted

All cash purchasers are also subject to the limits on investment set forth in “Investor Qualifications,” although there is no guarantee that any such purchaser will receive all the Meta Matter Tokens they subscribe for.

In our discretion, we may in the future increase or decrease the maximum investment amount for all new purchasers.  We will disclose any new investment amount on our website www.mtmatter.com at least two days in advance of that new maximum amount taking effect.  Factors that we may consider in modifying the maximum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the maximum amount versus the amount of money we have raised from investors contributing lesser amounts.  Any change to the maximum investment amount will apply to all new purchasers.

Form of Payment

We will only accept payment of purchase price in U.S. dollars. Payment for tokens sold through the cash offering will be accepted on a rolling basis during the term of the cash offering, upon or within four business days after submission of a subscription agreement by a potential investor subject to such payment being cleared and such investor clearing standard anti-money laundering and know-your-customer checks. We will engage a partner to assist in the offering by providing anti-money laundering and know-your-customer and other investor verification services.

VALIDITY OF META MATTER TOKENS

Law Offices of Byron Thomas, issued to Meta Matter, Inc. its opinion regarding the legality of the Tokens being offered hereby. Law Offices of Byron Thomas has consented to the references in this offering to its opinion.

EXPERTS

The financial statements as of since the inception on January 21, 2022 to March 31, 2022 included in this offering circular have been so included in reliance on the report of Accell Audit Compliance, PA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REPORTS

We have filed with the SEC in offering circular on Form 1-A under the Securities Act with respect to the shares of our common stock offered by this offering circular.  This offering circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement, some items of which are contained in exhibits to the offering statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement.  Statements contained in this offering circular concerning the contents of any contract or document referred to are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed.  Each statement is this offering circular relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy the offering statement, including the exhibits and schedules thereto, at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC.  The address of that website is www.sec.gov.  We also maintain websites at www.mtmatter.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

As a result of this offering, we will become subject to the reporting requirements under Regulation A and, in accordance with this regulation, will file periodic reports, current reports, exit reports (if and when applicable), and other information with the SEC. These periodic reports, current reports, exit reports (if and when applicable), and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

PART III – EXHIBITS

Exhibit Index
2.1	Articles of Incorporation of Meta Matter, Inc.
2.2	Bylaws of Meta Matter, Inc.
4.1	Form of Subscription Agreement
11.1	Consent of Issuer’s Counsel (included in Exhibit 12.1)
11.2	Consent of independent registered public accounting firm
12.1	Opinion Letter of Issuer’s Counsel

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bakersfield, California on this 12th day of May, 2022.

Dated: May 12, 2022
/s/ Junhua Guo
Junhua Guo, President
Chief Executive Officer, Director
Chief Finiancial Officer, Chief Accounting Officer

PART F/S

META MATTER, INC. INDEX TO AUDITED FINANCIAL STATEMENTS BY MARCH 31, 2022

META MATTER, INC.

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

AS OF MARCH 31, 2022

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Meta Matter, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of Meta Matter, Inc. (the “Company”), which comprise of the balance sheet as of March 31, 2022, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 21, 2022 (inception) to March 31, 2022, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, tho auditors consider internal control relevant to the Companies’ preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation ok the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meta Matter, Inc. as of March 31, 2022, and the results of its operations and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenues and an operating loss. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/S/ Accell Audit & Compliance, P.A.

Tampa, Florida

April 12, 2022

3001 N. Rocky Point Dr. East, Suite 200 ∙ Tampa, Florida 33607 ∙ 813.367.3527

META MATTER, INC.

BALANCE SHEET

AS OF MARCH 31, 2022

ASSETS
Current Assets:
Prepaid expenses	$5,000
Total assets	$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Due to shareholder	$5,000
Total liabilities	5,000

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 50,000,000 shares authorized, 10,000,000 shares issued and outstanding at March 31, 2022	10,000
Capital deficit	(8,119)
Accumulated deficit	(1,881)
Total Stockholders’ Equity	-
Total liabilities and stockholders’ equity	$5,000

The accompanying notes are an integral part of these financial statements.

META MATTER, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 21, 2022 (INCEPTION) TO MARCH 31, 2022

Revenue, net	$-

Cost of goods sold	-

Gross profit	-

General and administrative expenses	1,881

Loss from operations	(1,881)

Income tax expense	-

Net loss	$(1,881)

The accompanying notes are an integral part of these financial statements.

META MATTER, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM JANUARY 21, 2022 (INCEPTION) TO MARCH 31, 2022

	Common Stock		Capital Deficit	Additional Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance at January 21, 2022 (inception)	-	$ -	$ -	$ -	$ -
Common stock issued for services	10,000,000	10,000	(9,000)		1,000
Capital contribution	-	-	881	-	881
Net loss	-	-	-	(1,881)	(1,881)
Balance at March 31, 2022	10,000,000	$ 10,000	$ (8,119)	$ (1,881)	$ -

The accompanying notes are an integral part of these financial statements.

META MATTER, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 21, 2022 (INCEPTION) TO MARCH 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	1,000
Changes in operating assets and liabilities:
Prepaid expenses	(5,000)
Net change from operating activities	(5,881)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	881
Advances from shareholder	5,000
Net change from operating activities	5,881

NET CHANGE IN CASH AND CASH EQUIVALENTS	-
CASH AND CASH EQUIVALENTS, beginning of period	-
CASH AND CASH EQUIVALENTS, end of period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:	-
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

META MATTER, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2022

1.  NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

Description of Business

Meta Matter, Inc. (the “Company”) was organized as a Nevada corporation on January 21, 2022. Cryptocurrencies are empowering people to create independent and more equitable ecosystems and build new opportunities. The Company believes token-powered ecosystems and economies will be the future and its goal is to find new and engaging ways to accelerate mass adoption and get non-crypto people ready for the change in the new era of web 3.0.

Virtual reality “metaverse” is a next-generation technology that will engage and connect gamers, artists, entrepreneurs, scientists and others in stunning ways. The Company is seeking to develop business ventures focusing on constructing virtual 3D models of microscale matters and minting to non-fungible tokens (NFTs), such as, minerals, crystals, proteins, chemical compounds, etc. To do that, the Company will rely on open-source 3D scanning technologies and well-established blockchain systems, such as Binance Smart Chain, to mint its 3D matter models to NFTs. The 3D matter NFTs can be used by various virtual reality platforms which are now inclined to be called the “metaverse”. Specifically, the Company will target academic, scientific and medical innovative groups as potential customers and users of NFTs. With the NFTs, users will be able to discuss and research within a virtually simulated lifelike meeting space. In this space, the users can manipulate 3D virtual matters, including twisting, rotating, and recombining operations, to observe and understand the microscale universe of advance science and technologies. The Company’s long-term goal is to create a large database of 3D scanned microscale matters.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted by the United States of America (“U.S. GAAP”).

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company has no operations as of March 31, 2022 and operated at a loss for the period from inception (January 21, 2022) to March 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Short-Term Investments

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

At March 31, 2022, the Company had a balance payable to a shareholder in the amount of $5,000.

Financial Instruments

ASC 820-10, Fair Value Measurements and Disclosures provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that world be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•Level 1: Quoted prices in active markets for identical assets or liabilities;

•Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities;

•Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Revenue Recognition

Company adopted ASC 606, Revenue from Contracts with Customers. This new revenue recognition standard has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is saved on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through April 12, 2022; the date the financial statements were available for issue.

3.  INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of March 31, 2022:

Description
Net operating loss carry forward at 26%	$489
Valuation allowance	(489)
Total	$-

As of March 31, 2022, the Company expected no net deferred tab assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

4.   COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation.  When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450, Contingencies.  The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome.  If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.  Certain insurance policies held by the Company may reduce the cash outflows with respect to an adverse outcome of certain of these litigation matters.

5.   CONCENTRATIONS OF RISKS AND UNCERTAINTIES

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as a virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for the future.

6.   SUBSEQUENT EVENTS

None.

EXHIBITS

EXHIBIT 2.1

AVTICLES OF INCORPORATION

OF

META MATTER, INC.

Pursuant to NRS 78.403 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), META MATTER Inc., a Nevada corporation (the " Corporation"), hereby amends and restates its Articles of Incorporation as follows:

ARTICLE 1

NAME

The name of the corporation shall be META MATTER, Inc. (the "Corporation").

ARTICLE II

REGISTERED OFFICE AND AGENT

The name of the registered agent and the street address of the registered office in the State of Nevada where process may be served upon the Corporation is Nevada Registered Agent Services. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

AUTHORIZED CAPITAL STOCK

3.1 The Corporation shall have the authority to issue 50,000,000 million shares of common stock having a par value of $0.001 per share (the "Common Stock").

3.2 Preferred Stock. The Corporation shall have the authority to issue 5,000,000 shares of preferred stock having a par value of $0.001 per share (the "Preferred Stock"). The Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in tee election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE IV

BOARD OF DIRECTORS

The members of the governing board of the Corporation are styled as directors. The Board of Direcfors shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The current Board of Directors consists of two directors. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

ARTICLE V

PURPOSE

The purpose of the Corporation shall be to engage in any lawful business for which corporations may be organized under NRS Chapter78.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

6.1 Expenses for Actions Other Than By or In The Right of the Corporation. The Corporation shall indemnify to the fullest extent under Nevada law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at

1

the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

6.2 Expenses for Actions By or In the Might of the Corporation. The Corporation shall indemnify to the fullest extent under Nevada law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed go the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

6.3 Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.4 Repeal and Modification. Any repeal or modification of this Article VI shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect tb any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

LIMITATION OF LIABILITY

No director shall be personally liable to the Corporation, any of its stockholders or its creditors for money damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS as the same exists or may hereafter be amended. If the NRS is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the NRS, as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and, except as set forth in Article VI and VII all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

2

IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be signed on January 21, 2022.

META MATTER, INC.

By: /s/ Junhua Guo

Name: Junhua Guo

Title: President

3

EXHIBIT 2.2

BYLAWS

OF

META MATTER, INC.

ARTICLE 1

OFFICES

SECTION 1.01. REGISTERED OFFICE. The corporation shall at all times maintain a registered office in the State of Nevada and appoint a registered agent at such address to accept service of process against the corporation and for all purposes required by the Nevada Revised Statutes.

SECTION 1.02. OTHER OFFICES. The corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.01. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Nevada, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting provided, however, that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Nevada Revised Statutes (“NRS”)

SECTION 2.02. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by a majority of the members of the Board of Directors then seated, the Chairman of the Board or the President. The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been as stated in the notice of the meeting. Nothing contained in this Section 2.02 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

SECTION 2.03. PLACE OF MEETING. All meetings shall be held at the principal office of the Corporation, or at such other place as designated by the Board, either within or without the State of Nevada.

SECTION 2.04. NOTICE OF MEETINGS.

(a) The Corporation shall cause to be delivered to each stockholder entitled to notice of, or to vote at, an annual or special meeting of stockholders, either personally or by mail, not less than ten (10) days nor more than sixty (60) days before that meeting, written notice stating the date, time and place of that meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which that meeting is called.

(b) Notice to a stockholder of an annual or special stockholders’ meeting shall be in writing. Such notice, if in comprehensible form, is effective (i) when mailed, if it is deposited in the United States mail, postage pre-paid, and is correctly addressed to that stockholder’s address as specified in the Corporation’s then current record of stockholders, or (ii) when received by that stockholder, if it is delivered by electronic transmission, facsimile transmission or private courier.

(c) If an annual or special stockholders’ meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 2.6, or (ii) the NRS.

SECTION 2.05. WAIVER OF NOTICE.

(a) Whenever any notice is required to be given to any stockholder pursuant to the provisions of these Bylaws, the Certificate of Incorporation of the Corporation or the NRS, a waiver thereof in writing, signed by the person or persons entitled to such notice or by electronic transmission by such person, whether before or after such meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.

(b) The attendance of a stockholder at a meeting in person, by remote communication or, if applicable, by proxy shall be a waiver of each objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at that meeting, unless that stockholder, at the beginning of that meeting or prior to consideration of such matter, objects to holding that meeting, transacting business at that meeting, or considering the matter when presented at that meeting.

SECTION 2.06. FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the record date shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination shall apply to any adjournment of that

1

meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the NRS and this Section 2.06 at the adjourned meeting.

SECTION 2.07. VOTING RIGHTS. Each stockholder of record of the Corporation shall be entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 5.04 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to mo so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

SECTION 2.08. STOCKHOLDERS’ LIST. At least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to notice of that meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list will reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and then number of shares held by each of them.

SECTION 2.09. QUORUM. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If a quorum is not present for a matter to be acted upon, then either (a) the Chairperson of the meeting, or (b) a majority of the voting power of the stockholders entitled to vote at that meeting may adjourn that meeting from time to time. If the necessary quorum is present or represented ah a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.10. MANNER OF ACTING. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of o greater number is required by these Bylaws, the Certificate of Incorporation or the NRS. Directors shall be elected by a plurality of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at a meeting at which a quorum is present.

SECTION 2.11. PROXIES. A stockholder may vote by proxy executed in writing by that stockholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes at the meeting, but no such proxy shall be vowed or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the second sentence of this Section 2.10, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted.

SECTION 2.12. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairperson of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof and the means of remote communications (if any) by which the stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days or a new record date is filed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 2.13. ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon wore present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3

DIRECTORS

SECTION 3.01. POWERS. The Board of Directors shall exercise all the powers of the corporation except such as are by law, or by the Articles of Incorporation of the corporation or by these Bylaws conferred upon or reserved to the stockholders.

2

SECTION 3.02. NUMBER AND TERM. The authorized number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 3.03. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.04. VACANCIES. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created in accordance with Section 3.2 by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, but not the stockholders of the Corporation, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced.

SECTION 3.05. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote if the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for such purpose and the vacancies thus created may be filled, at the meeting held for the purpose ob removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 3.06. MEETINGS. The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

Unless restricted by the Articles of Incorporation or elsewhere in these Bylaws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. Special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board, the Chief Executive Officer or a majority of the authorized number of directors. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

SECTION 3.07. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 3.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, it prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filled with the minutes of proceedings of the Board or committee.

SECTION 3.09. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECOION 3.10. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and unless the resolution, these Bylaws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

ARTICLE 4

OFFICERS

SECTION 4.01. OFFICERS. The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the board of directors, a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, one or

3

more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with these bylaws. Any number of offices may be held by the same person.

SECTION 4.02. APPOINTMENT OF OFFICERS. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 4.03 or 4.05 of these bylaws, shall be appointed by the board of directors, subject to the rights (if any) of an officer under any contract of employment.

SECTION 4.03. SUBORDINATE OFFICERS. The board of directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

SECTION 4.04. REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights (if any) of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom the power of removal is conferred by the board of directors.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the Company under any contract to which the officer is a party.

SECTION 4.05. VACANCIES IN OFFICES. Any vacancy occurring in any office of the Company shall be filled by the board of directors.

SECTION 4.06. REPRESENTATION OF SECURITIES OF OTTER ENTITIES. The chairperson of the board of directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company, or any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Company all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

SECTION 4.07. AUTHORITY AND DUTIES OF OFFICERS. All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

ARTICLE 5

SHARES OF STOCK

SECTION 5.01. CERTIFICATES OF STOCK. A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 5.02. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 5.03. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.84. STOCKHOLDERS RECORD DATE.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is

4

adopted by the Board of Directors.

(c) In order that the corporation may determine the stockholders entitled to receive payment or any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted.

SECTION 5.05. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conductive to the interests of the corporation.

ARTICLE 6

INDEMNIFICATION

SECTION 6.01. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(b) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Article 6, Section 1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a Stockholder.

(c) Indemnification pursuant to this Article 6, Section 1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(d) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

SECTION 6.02. INDEMNIFICATION OF EMPLOYEES AND OTHER PERSONS. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

ARTICLE 7

5

MISCELLANEOUS

SECTION 7.01. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “Incorporated Nevada, 2022”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.02. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 7.03. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE 8

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-law or Bylaws to be made, be contained in the notice of such special meeting.

6

EXHIBIT 4.1

INSTRUCTIONS TO SUBSCRIBERS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. QNVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT SO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(g). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTBR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE OF THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

I

Persons and entities (“Subscribers”) wishing to subscribe for Meta Matter Tokens, at a price of $0.01 per token (the “Tokens”), of META MATTER, INC. (the “Company”) should complete and sign the Subscription Agreement and Form W-9 or applicable Form W-8.

In order to comply with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act of 2001), as amended, and the Treasury Department’s Office of Foreign Assets Control, certain Subscribers may be required to provide additional information. If necessary, you will be contacted regarding the particular information that you will need to provide after you complete the Subscription Agreement and the Form W-9. You will need to provide the requested information prior to the Company’s acceptance of your subscription.

EACH SUBSCRIBER SHOULD CAREFULLY REVIEW THE COMPANY’S OFFERING CIRCULAR AND THE EXHIBITS THERETO.

Normally, Subscribers may subscribe by completing the following steps:

1. SUBSCRIPTION AGREEMENT:

a.Each Investor should complete the applicable sections on the signature page.

b.Each Investor should date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on the signature page to the Subscription Agreement and provide a copy of government-issued photo identification for each signatory.

2. IRS FORMS:

Complete and sign IRS Form W-9 or applicable version of Form W-8 (together with all required attachments). IRS Form W-9 and all versions of Form W-8 and associated instructions are available at:

a.Form W-9 (http://www.irs.gov/pub/irs-pdf/fw9.pdf)

b.Form W-8BEN (http://www.irs.gov/pub/irs-pdf/fw8ben.pdf)

c.Form W-8BEN-E (http://www.irs.gov/pub/irs-pdf/fw8bene.pdf)

d.Form W-8IMY (http://wsw.irs.gov/pub/irs-pdf/fw8imy.pdf)

3. INVESTOR DATA SHEET:

Each Investor should complete the Investor Data Sheet attached hereto.

4. INVESTOR QUESTIONNAIRE:

a.Each Investor should print the name of the Investor and provide other requested information in the space provided in Section A.

b.Each Investor should check the box or boxes in Section B that are next to the category or categories under which the Investor qualifies as an “accredited investor.”

c.Each Investor that is an entity should provide the information and respond to the questions in Section C.

d.Each Investor should respond to the questions in Section D.

e.Each Invrstor who is a natural person should respond to Section E.

f.Each Investor should check the appropriate boxes, provide the requested information and respond to the questions in Section F.

g.Each Investor should respond to the questions in Section G.

h.Each Investor should check the appropriate boxes, provide the requested information and response to the questions in Section H.

i.Each Investor should print the name of the Investor and sign (and print name, capacity and title, if applicable) on the signature page to the Investor Questionnaire.

5. AUTHORIZED SIGNATURE(S):

Complete and sign the attached in the places provided to designate all authorized signatories.

6.ANTI-MONEY LAUNDERING SUPPLEMENT:

Complete and sign the attached Anti-Money Laundering Supplement.

7. EVIDENCE OF AUTHORIZATION AND FURTHER DOCUMENTATION:

Each Investor should complete the appropriate acknowledgment form (making any changes necessary to reflect the Investor’s particular circumstances) and have the form notarized.

8. SOURCE OF FUNDS:

Each Investor must submit a record of the source of the funds with which the Investor is purchasing Tokens in the Company. Examples of an

II

acceptable record of source of funds may include: (i) the first page of the Investor’s bank statement or (ii) an email certification from the Investor indicating (x) the nature of an Investor’s business and (y) the source of the Investor’s funds. Each individual listed in question 16 of Section C of the Investor Questionnaire must also submit a record of source of funds.

Investors may be requested to furnish other or additional documentation evidencing the source of funds used to invest in the Company.

9. DELIVERY OF SUBSCRIPTION DOCUMENTS:

Subscription Documents, consisting of the following completed documents:

•one signed copy of the Subscription Agreement;

•the appropriate completed, executed and notarized acknowledgment form;

•the Investor Data Sheet;

•a signed Investor Questionnaire;

•a signed Form W-9; and

•any required evidence of authorization should be delivered as soon as possible to Company at the following address:

META MATTER, INC.

10409 PACIFIC PALISADES AVE.,

LAS VEGAS, NV 89144

Telephone: (661) 519-5708

Email: contact@mtmatter.chm

If the Subscriber’s subscription is accepted (in whole or in part) by the Company, a countersigned copy of this Subscription Agreement will be delivered to the Subscriber.

10. INSTRUCTIONS FOR TRANSMITTAL OF FUNDS:

The Investor acknowledges that, in order to subscribe for Tokens, s/he must, and s/he does hereby, deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire, credit card or ACH deposits.

Please send checks to the Company.

Meta Matter, Inc.

10409 PACIFIC PALISADES AVE.,

LAS VEGAS, NV 89144

Wire instructions:

Name and Address of Bank:

ABA #

Account#

For the benefit of: Meta Matter, Inc.

In addition to providing the requested information set forth in the Subscription Agreement regarding the origin of your funds, please contact us at (661) 519-5708 or contact@mtmatter.com with the date, the amount and the bank and branch from which the funds originate. This will allow us to confirm the receipt of your funds.

If your subscription is not accepted by the Company, or you do not wish to subscribe for a Token in the Company, please destroy all Company documents. This Subscription Documents Booklet may not be reproduced, duplicated or delivered to any other person.

[Remainder of Page Intentionally Left Blank].

III

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement” or the “Agreement”) is entered into by and between META MATTER, INC., a Nevada corporation (hereinafter the “Company”) and the undersigned (hereinafter the “Investor”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

WHEREAS, the Company desires to offer tokens of its Meta Matter Token, $0.01 per token (the “Token”) on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Tier 2 offering (the “Offering”), at a purchase price of $0.01 per token (the “Per Token Purchase Price”), for total gross proceeds of up to $50,000,000 (the “Maximum Offering”); and

WHEREAS, the Investor desires to acquire that number of Meta Matter Tokens (the “Tokens”) as set forth on the signature page hereto at the purchase price set forth herein; and

WHEREAS, the Offering will terminate on the first to occur of: (i) one year from the date of the Offering Circular as qualified with the U.S. Securities and Exchange Commission (subject to extension for up to thirty (30) days); or (ii) the date on which the Maximum Offering is sold; or (iii) the date on which the Company terminates the Offering (in either case, the “Termination Date”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I SUBSCRIPTION

1.Subscription.

a.The Investor hereby irrevocably subscribes for and agrees to purchase the number of Tokens set forth on the signature page hereto at the Per Token Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Tokens with respect to each Investor (the “Purchase Price”) is payable in the manner provided in Section 2(a) below.

b.Investor understands that the Tokens ape being offered pursuant to the Form 1-A Regulation A Offering Circular dated __________________, 2022 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on _____________________, 2022 (collectively, the “Offering Circular”). The Company will accept tenders of funds to purchase the Tokens. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Offering Circular. As a result, not all investors will receive their Tokens on the same date.

c.This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Tokens that Investor has subscribed for hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Tokens (or any portion thereof) to an Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in full force and effect.

d.The terms of this Subscription Agreement shall be binding upon Investor and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

2.Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor’s subscription. Investor shall deliver payment for the aggregate purchase price of the Tokens by check, credit card, ACH deposit or by wire transfer to an account designated by the Company in Section 8 below. The Investor acknowledges that, in order to subscribe for Tokens, s/ue must fully comply with the purchase procedure requirements set forth in Section 8 below.

ARTICLE II REPRESENTATION AND WARRANTIES OF THE COMPANY

3.Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing:

a.The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Tokens and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business;

A – 1

b.The issuance, sale and delivery of the Tokens in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Tokens, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable;

c.Certificates Will Not be Issued. The Company will not issue certificates for the Meta Matter Tokens.  Instead, ownership of the Meta Matter Tokens purchased through this offering will be recorded and maintained on Binance Smart Chain used by the network at the point when the Meta Matter Tokens are delivered.

d.No Escrow. The proceeds of this offering will not be placed into an escrow account. The Company will offer our Tokens on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, she Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

e.ERISA Considerations. The Company will not accept funds from “benefit plan investors,” as that term is defined by the Employee retirement Income Security Act of 1974, as amended (including individual retirement accounts). We may waive this prohibition in our sole discretion.

f.The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and hate been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s certificate of incorporation, bylaws and the Nevada Business Corporation Act in general.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF INVESTOR

4.Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Tokens subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

a.Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and to carry out the provisions thereof. All actions on Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

b.Company Offering Circular. Investor acknowledges the public availability of the Company’s Offering Circular which can be viewed on the SEC Edgar Database, under the CIK number 0001911329. This Offerilg Circular is made available in the Company’s qualified offering statement on SEC Form 1-A, as amended, and was qualified by the SEC on ____________________, 2022. In the Company’s Offering Circular, it makes clear the terms and conditions of the offering of Tokens and the risks associated therewith are described. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

c.The Investor is aware that the Company has not generated revenue. The Investor is aware that the Company will need substantial additional capital in order to continue development and research and that investment in the Company involves a high degree of risk, immediate end substantial dilution, lack of liquidity and substantial restrictions on transferability of the Securities or any other interest in the Company.

d.Investment Experience; Investor Determination of Suitability. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Tokens, and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Invesbor’s investment in the Tokens, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Tokens, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor could bear a complete loss of Investor’s investment in the Company.

e.No Registration. Investor understands that the Tokens are not being registered under the Securities Action the ground that the issuance is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor’s representations and warranties, and those of the other purchasers of the Tokens, in the offering. Investor further understands that, at present, the Company is offering the Tokens solely by members of its management. However, the Company reserves the right to engage the services of a broker/dealer who is registered with the Financial Industry Regulatory Authority (“FINRA”). Accordingly, until such FINRA registered broker/dealer has been engaged as a placement or selling agent, the Tokens may not be “covered securities” under the National Securities Market Improvement Act of 1996, and the Company may be required to register or qualify the Tokens under

A – 2

the securities laws of those states in which the Company intends to offer the Tokens. In the event that Tokens are so registered or qualified, the Company will notify the Investor and all prospective purchasers of the Tokens as to those states in which the Company is permitted to offer and sell the Tokens. In the event that the Company engages a FINRA registered broker/dealer as placement or selling agent, and FINRA approves the compensation of such broker/dealer, then the Tokens will no longer be required to be registered under state securities laws on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state, as the Tokens will be “covered securities” under the National Securities Market Improvement Act of 1996. The Investor covenants not to sell, transfer or otherwise dispose of any Tokens unless such Tokens have been registered under the applicable state securities laws in which the Tokens are sold, or unless exemptions from such registration requirements are otherwise available.

f.Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Tokens and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Tokens on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Tokens. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Tokens.

g.Accredited Investor Status or Investment Limits. Investor represents that either:

(i)that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Shares Act; or

(ii)that the Purchase Price, together with any other amounts previously used to purchase Tokens in this offering, does not exceed Ten Percent (10%) of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor’s most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

h.Tokenholder Information. Within five (5) days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a tokenholder (or potential tokenholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s tokenholders. Investor further agrees that in the event it transfers any Token, it will require the transferee of such Token to agree to provide such information to the Company as a condition of such transfer.

i.Valuation; Arbitrary Determination of Per Token Purchase Price by the Company. Investor acknowledges that the Per Token Purchase Price to be sold in this offering bears no relationship to our book value or any other measure of our current value or worth. Our Board of Directors used its business judgment in setting a price of $0.01 per Token as the consideration for the token to be sold under the Offering. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

j.Domicdle. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

k.Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Tokens or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Tokens, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Tokens. Investor’s subscription and payment for and continued beneficial ownership of the Tokens will not violate any applicable securities or other laws of Investor’s jurisdiction.

l.Fiduciary Capacity. If Investor is purchasing the Tokens in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

ARTICLE IV SURVIVAL; INDEMNIFICATION

5.Survival; Indsmnification.

a.The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

b.The Company shall indemnify and hold harmless the Investor from and against any and all losses, costs, expenses, damages, liabilities and interest (including, without limitation, court costs and attorneys’ fees) arising out of or the to a material breach by the Company of any representations, warranties, acknowledgments, covenants and agreements made by the Company in this Agreement, except that the Company is not required to indemnify the Investor under this Section 5(b) for losses, costs, expenses, damages, liabilities or interest in excess of the

A – 3

Purchase Price. All such representations, warranties, acknowledgments, covenants and agreements shall survive the delivery of this Agreement and the purchase by the Investor of the Units.

ARTICLE V GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRAIL

6.Governing Law; Arbitration.

a.All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

b.Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement and any documents included within the Offering Circular (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Clark County, Nevada.

c.Each party agrees that disputes arising under the subscription agreement will be resolved by binding arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in Clark County, Nevada. The Company shall pay all fees and costs of such arbitration. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning, subject to enforcement of the arbitration award hereunder or for vacation or modification thereof as provided under the Federal Arbitration Act, Title 9 U.S. Code Chapter 1. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

d.In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

e.Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of the documents included within the Offering Circular, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f. Notwithstanding the forgoing, this choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations. IN ANY ACTION, SUIT, OR proceeding IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY. This Waiver of Jury Trial does not waive compliance with federal securities laws and the rules and regulations promulgated thereunder. Accordingly, this Jury Trial Waiver provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

ARTICLE VI NOTICES AND PURCHASE PROCEDURES

7.Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, to Meta Matter, Inc., 10409 PACIFIC PALISADES AVE., LAS VEGAS, NV 89144, Attention: Chief Executive Officer. If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8.Purchase Procedure. The Investor acknowledges that, in order to subscribe for Tokens, s/he must, and s/he does hereby, deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire, credit card or ACH deposits.

Please send checks to the Company.

Meta Matter, Inc.

10409 PACIFIC PALISADES AVE.,

LAS VEGAS, NV 89144

A – 4

Wire instructions:

Name and Address of Bank:

ABA #

Account#

For the benefit of: Meta Matter, Inc.

ARTICLE VII MISCELLANEOUS PROVISIONS

9.Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not effect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor on the signature page of this Subscription Agreement. Unless otherwise specified in this Subscription Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company by email to contact@mtmatter.com followed by a copy via FedEx or other national overnight courier service. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term “business day” shall mean any day, other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Pacific time. This Subscription Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.Consent to Electronic Delivery of Notices, Disclosures and Forms. Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s investment in the Company and the Tokens (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an electron to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, the Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a

A – 5

Company Party, the Investor agrees to each of the following: (i) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

A – 6

INVESTOR CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANF REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the                day of                          , 20                 .

Number of Token Subscribe for:
Total Purchase Price: $
Name of Investor
Signature of Investor
Name and Title of Signer (If Entity):
Address of Investor
Electronic Mail Address
Investor's SS# or Tax ID#:

ACCEPTED BY: META MATTER, INC.

Signature of Authorized Signatory:
Name of Authorized Signatory
President and CEO
Date of Acceptance:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

A – 7

META MATTER, INC.

INVESTOR DATA SHEET

1. Individual—Print Full Name of Investor:

First	Middle	Last

Social Security Number

OR

Partnership, Corporation, Trust, Limited Liability Company, Custodial Account, Other:

Name of Entity

U.S. Taxpayer Identification Number

2. Please indicate the appropriate investor type (Investor must select only one of the options below).

☐   Individual that is a United States person (including a trust of any such individual)

☐   Individual that is a not a United States person (including a trust of any such individual)

☐   Broker-dealer

☐   Insurance company

☐   Investment company registered with the SEC under the Investment Company Act

☐   An issuer that would be an investment company as defined in Section 3 of the Investment Company Act but for Section 3(c)(1) or 3(c)(7) thereof

☐   Non-profit organization

☐   Pension plan (excluding governmental pension plans)

☐   Banking or thrift institution (proprietary)

☐   (i) Any state or political subdivision of a state, including any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in its official capacity (excluding governmental pension plans)

☐   State or municipal governmental pension plan

☐   Sovereign wealth fund or foreign official institution

☐   Other

3. Primary Contact Information:

Name:

Title:

Company:

Street Address:

Floor or Suite No.:

City, State, Zip:

Country:

Telephone:

Fax:

Email:

4. Investor Permanent Address (if different from address for notices above):

Street Address:

Floor or Suite No.:

City, State, Zip:

Country:

5. Additional Contact Information for Parties Receiving Copies1:

Name:

1 If additional space is required, please provide the information in a separate attachment to this questionnaire or copy this page to add additional contacts.

1

Title:

Company:

Street Address:

Floor or Suite No.:

City, State, Zip:

Country:

Telephone:

Fax:

Email:

Name:

Title:

Company:

Street Address:

Floor or Suite No.:

City, State, Zip:

Country:

Telephone:

Fax:

Email:

6. Wiring Instructions for Cash Distributions:2

Name of bank (the “Wiring Bank”):

ABA number:

Account name:

Account number:

FFC name:

FFC number:

Contact name:

Contact telephone:

6.a.Is the Wiring Bank located in approved FATF country3?

YES ☐            NO ☐

If yes, please answer question (b) below.

6.b. Are you a customer of the Wiring Bank?

YES ☐            NO ☐

If the Investor responded “No” to question 6.a. or 6.b. above, additional information will be required from the Investor.

7. General description on investor’s source of wealth:

8. Were the funds for this investment generated by the Investor’s occupation or the business of the entity investing in the Company?

YES ☐            NO ☐

If the question above was answered “no”, please provide a brief statement explaining the source of the funds being invested:

2 If additional space is required, please provide these instructions in a separate attachment to this questionnaire. Alternatively, if instructions are not available at this time, they may be furnished directly to the Company as soon as they are available. Please be advised that any disbursements will automatically be sent as indicated above unless the Company is notified otherwise in writing.

3 As of the date hereof, countries and regional organizations that are members of the Financial Action Task Force on Money Laundering (each, a “FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, European Commission, Finland, France, Germany, Greece, Gulf Co-operation Council, Hong Kong, Iceland, India, Ireland, Italy, Japan, Republic of Korea, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States.

2

9. Delivery instructions for Securities Distributions:4

BEP 20 Token wallet address :

BEP 20 Token wallet address :

Reconfirmation by entering address again

Subscriber’s name:

Name of contact person:

Telephone number of contact:

4 If additional space is required, please provide these instructions in a separate attachment to this questionnaire. Alternatively, if instructions are not available at this time, they may be furnished directly to the Company as soon as they are available. Please be advised that if the above information is not provided or electronic share delivery is not reasonably practicable, distributions in-kind will be sent to the Investor at the Investor’s address provided above, unless the Company is notified otherwise in writing.

3

META MATTER, INC.

INVESTOR QUESTIONNAIRE

A. General Information

Print Full Name of Investor	Individual
		First	Middle	Last

Partnership, Corporation, Trust, Limited Liability Company, Custodial Account, Other:
Name of Entity

B. Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

☐ (A) A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability,” except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness, provided that if such mortgage or other indebtedness is incurred within sixty (60) days preceding the date of the Investor’s subscription for Tokens and is not in connection with the purchase of the primary residence, such mortgage or other indebtedness should be treated as a “liability”).

☐ (B) A natural person with individual income (not including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐ (C) None of the above.

FOR ENTITIES:

☐ (D) An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

☐ (E) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐ (F) An insurance company as defined in Section 2(a)(13) pf the Securities Act.

☐ (G) A broker-dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐ (H) An investment company registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

☐ (I) A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐ (J) A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended.

☐ (K) A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended (the “Investment s Act”).

☐ (L) A corporation, Massachusetts or similar business trust, limited liability company, partnership, or an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐ (M) A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐ (N) An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)5 if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment , or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐ (O) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit

5 ERISA Considerations: we will not accept funds from “benefit plan investors,” as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (including individual retirement accounts). We may waive this prohibition in our sole discretion.

4

of its employees, if the plan has total assets in excess of $5 million.

C. Supplemental Data for Entities

1.If the Investor is not a natural person, furnish the following supplemental data (natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, limited liability company, benefit plan, etc.):

Jurisdiction of organization:

2.Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Company (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company)?

YES ☐             NO ☐

If the answer to the above question is “Yes,” please contact Company for additional information that will be required.

3.a. Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States that provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (v) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts, funds, programs or arrangements, pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii), (iv) and (v) being referred to as a “Plan”).

YES ☐             NO ☐

b. If the Investor is, or is acting (directly or indirectly) on behalf of, such a Plan, please indicate whether or hot the Plan is subject to Title I of ERISA or Section 4975 of the Code.

YES ☐             NO ☐

If the answer to question 3.b. above is “Yes”, please indicate what percentage of the Plan’s assets invested in the Company are considered to be the assets of “benefit plan investors” within the meaning of Section 3(42) of ERISA and the regulations thereunder:

                                    %

c. If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Company are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder:

                                   %

d. If the Investor is a Plan, please check the applicable box, below.

☐ It is a Plan (i) subject to Part 4 of Title I of ERISA; (ii) does not permit plan participants to direct the investment into the Company (e.g., a U.S. corporate defined benefit plan or Taft-Hartley plan); and (iii) the fiduciary directing the investment in the Company has more than $50 million in assets under its management or control and/or is, or is advised by, a bank, insurance company, registered investment or registered broker-dealer.

☐ It is a Plan (i) subject to Part 4 of Title I of ERISA; (ii) is a “self-directed” plan (e.g., a 401(k) plan); and (iii) the investment in the Company is directed by or based on advice from a bank, insurance company, registered investment or registered broker-dealer.

☐ It is a Plan (i) subject to Section 4975 of the Code (and has not checked 1 or 2 above) (e.g., an IRA); and (ii) the investment in the Company is directed by or based on advice from a bank, insurance company, registered investment or registered broker-dealer.

4.Please indicate whether the Investor is a person or entity (other than a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder) that has discretionary authority or control with respect to any assets of the Company or who provided investment advice for a fee (direct or indirect) with respect to any assets of the Company, or an affiliate of any such person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such person. “Control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

5

YES ☐             NO ☐

5.a. Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:

Section 3(c)(1) thereof?             ☐    Yes         ☐    No

Section 3(c)(7) thereof?             ☐    Yes         ☐    No

b. Is the Investor an “investment company” registered or required to be registered under the Investment Company Act?

YES ☐             NO ☐

c. If the answer to question 5.a. or 5.b. is “Yes,” is the Investor structured in a manner to comply with Section 12(d)(1)(6) of the Investment Company Act?

YES ☐             NO ☐

6.Does the amount of the Investor’s subscription fol Tokens in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?

YES ☐             NO ☐

If the answer to the above question is “Yes,” please contact Company for additional information that will be required.

7.a. Is the Investor exempt from U.S. federal income taxation (which would include, for these purposes, being exempt under Section 501 of the Code)?

YES ☐             NO ☐

b. If question 7.a. was answered “Yes,” please indicate the basis on which the Investor is exempt from U.S. federal income taxation in the space below:

8.Is the Investor a “BHC Investor”6?

YES ☐             NO ☐

9.If the Investor’s tax year ends on a date other than December 31, please indicate such date below:

10.Is the Investor subject to Section 552(a) of Title 5 of the United States Code (commonly known as the “Freedom of Information Act”) or any public disclosure law, rule or regulation of any governmental or non-governmental entity that could require similar or broader public disclosure of confidential information provided to such Investor (collectively such laws, rules or regulations, “FOIA”)?

YES ☐             NO ☐

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

11.a. Is the Investor a governmental entity or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government?

YES ☐             NO ☐

b. If question 11.a. was answered “Yes,” is the Investor entitled to any sovereign or other immunity in respect of itself, its property, or any litigation in any jurisdiction, court, or venue?

6 A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

6

YES ☐             NO ☐

If question 11.b. was answered “Yes,” please contact Company for additional information that will be required.

12.What percentage of the Investor is owned by non-United States persons or entities?

                                             %

13.Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (i.g., a limited liability company with a single member), (c) an organization described in Section 401(a), Section 501(c)(17) or Section 509(a) of the Code, or (d) a trust permanently set aside or to be used for a charitable purpose?

YES ☐             NO ☐

If the question above was answered “Yes,” please indicate below which of clauses (a)-(d) is applicable:

☐ (a )A trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust).

☐ (b) An entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member).

☐ (c) An organization described in Section 401(a), Section 501(c)(17) or Section 509(a) of the Code.

☐ (d) A trust permanently set aside or to be used for a charitable purpose.

14.Does any individual ultimately beneficially own 10% or more of the ownership or voting interests in the Investor?

YES ☐             NO ☐

If the question above was answered “Yes,” please identify such individual(s) in the space below:

Name

Address

City, State, Zip or Province

Country

Citizenship

D. Related Parties

1.To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Company?

YES ☐             NO ☐

If question 1 was answered “Yes,” please identify such related investor(s) below.

Name(s) of related investor(s):

2.Will any other person or entity have a beneficial interest in the Tokens to be acquired hereunder (other than as a shareholder, partner, policy owner or other Beneficial Owner of equity interests in the Investor)? (By way of example, and not limitation, “conduit” Investors would be required to check “Yes” below.)

YES ☐             NO ☐

If either question above was answered “Yes,” please contact Company for additional information that will be required.

E. Supplemental Data for Individuals

YES ☐             NO ☐

7

If the answer to the above question is “Yes,” please contact Company for additional information that will be required.

F. Eligibility for New Issues

The Company from time to time may consider direct or indirect investments in “new issues,” as defined in the rules of the Financial Industry Regulatory Authority (“FINRA”), as such rules may be amended or replaced from time to time. In order for the Company to determine whether it is eligible to participate in profits and losses from such new issues, the Investor7 represents and warrants with respect to itself, or, if the undersigned is a corporation, partnership, trust or other entity or account, with respect to any person having a beneficial interest8 in the Company through such corporation, partnership trust or other entity or account (an “Owner”), as follows:

1.DETERMINATION OF RESTRICTED PERSON STATUS:

The Investor or an Owner is:

Broker-Dealers any their Personnel

True ☐        False ☐        (1) a FINRA member or other broker-dealer;

True ☐        False ☐        (2) an officer, director, general partner, associated person, or employee of a FINRA member or other broker-dealer (other than a limited business broker-dealer9);

True ☐        False ☐        (3) an agent of a FINRA member or other broker-dealer (other than a limited business broker-dealer) that is engaged in the investment banking or securities business;

True ☐        False ☐        (4) an immediate family member10 of a person described in (2) and (3) above if the person described in items (2) or (3) (i) materially supports, or receives material support from, the immediate family member, (ii) is employed by or associated with a FINRA member or an affiliate of a FINRA member that sells or has sold new issues to the immediate family member, or (iii) has an ability to control the allocation of new issues;

Finders and fiduciaries

True ☐        False ☐        (5) a finder or fiduciary to a managing underwriter, including, but not limited to, attorneys, accountants and financial consultants;

True ☐        False ☐        (6) an immediate family member of a person described in (5) above who materially supports, 11 or receives material support from, the immediate family member;

Portfolio Manager

True ☐        False ☐        (7) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account;12;

True ☐        False ☐        (8) an immediate family member of a person described in (7) above who materially supports, or receives material support from, the immediate family member;;

Persons Owning a Broker-Dealer13

7 If the Investor is a corporation, partnership, trust or any other entity or a nominee for another person, the person completing this questionnaire must be the Investor’s beneficial owner(s), a person authorized to represent such beneficial owner (s), or a bank, foreign bank, broker-dealer, investment or other conduit acting on behalf of the beneficial owners of the Investor.

8 “Beneficial interest” means any economic interest, such as the right to share in gains or losses. The receipt of a management or performance-based fee for operating a collective investment account, or other fees for acting in a fiduciary capacity, is not considered a beneficial interest in the account; however, if such fee is subsequently invested into the account (as a deferred fee arrangement or otherwise), it is considered a beneficial interest in the account.

9 “Limited business broker-dealer” is any broker-dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and direct participation program securities.

10 “Immediate family member” or a person means such person’s parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son-in-law, daughter-in-law, children and any other individual to whom such person provides material support as defined in footnote 7 below.

11 “Material support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. Immediate family members living in the same household are deemed to be providing each other with material support.

12 “Collective investment account” is any hedge fund, investment partnership, investment corporation, or any other collective investment vehicle that is engaged primarily in the purchase and/or sale of securities. The term does not include a family investment vehicle that is beneficially owner solely by immediate family members or an investment club where a group of friends, neighbors, business associates, or others pool their money to invest in stock or other securities and are collectively responsible for making investment decisions.

13 FINRA has stated that an owner of a broker-dealer will be viewed as having a “beneficial interest” in an account held by a subsidiary (i.e., a sister company of the broker-dealer). Accordingly, an affiliate of a broker-dealer will be a Restricted Person.

8

True ☐        False ☐        (9) a person listed, or required to be listed, in Schedule A, B or C of a Form BD (other than with respect to a limited business broker-dealer), except persons whose listing on Schedule A, B or C is related to a person identified by an ownership code of less than 10%;

True ☐        False ☐        (10) a person that directly or indirectly owns (i) 10% or more of a public reporting company listed, or required to be listed, in Schedule A of a Form BD or (ii) 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD, in each case other than a reporting company that is listed on a national securities exchange or is traded on the NASDAQ National market, and other than with respect to a limited business broker-dealer;

True ☐        False ☐        (11) an immediate family member of a person described in items (9) and (10) if the person described in items (9) and (10) (i) materially supports, or receives material support from, the immediate family member; (ii) is employed by or associated with a FINRA member or an affiliate of a FINRA member that sells or has sold new issues to the immediate family member, or (iii) has an ability to control the allocation of new issues;

Executive Officers and Directors of Public Companies and Covered Non-Public Companies

True ☐        False ☐        (12) an executive officer or director of a Public Company14 or a Covered Non-Public Company;15

If the question above was answered “True,” please provide the name of the applicable company/companies in the space below:

True ☐        False ☐        (13) a person materially supported16 by a person described in (12) above;

If the question above was answered “True,” please provide the name of the applicable company/companies in the space below:

Entity Investors with Restricted Beneficial Owners

True ☐        False ☐        (14) any entity (including a corporation, partnership, limited liability company, trust or other entity) or account in which any person or persons described in (1) through (13) above has a beneficial interest;17

True ☐        False ☐        (15) NONE OF THE ABOVE CATEGORIES APPLY AND THE INVESTOR IS ELIGIBLE TO PARTICIPATE;

2.DETERMINATION OF EXEMPT STATUS:

The Investor is:

True ☐        False ☐        (1) an investment company registered under the 1940 Act;

True ☐        False ☐        (2) a common trust fund or similar fund as described in Section 3(a)(12)(A)(iii) of the United States Securities Exchange Act of 1934, as amended, and the trust (i) has investments from 1,000 or more accounts, and (ii) does not limit beneficial interests in the fund principally to trust accounts of restricted persons described in Section F(1)(1)-(14) above (“Restricted Persons”);

True ☐        False ☐        (3) an insurance company general, separate or investment account and (i) the account is funded by premiums from 1,000 or more policyholders or, if a general account, the insurance company has 1,000 or more policyholders, and (ii) the insurance company does not limit the policyholders whose premiums are used to fund the account principally to Restricted Persons, or, if a general account, the insurance company does not limit its policyholders principally to Restricted Persons;

14 “Public Company” means any company that is registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, or that files periodic reports pursuant to Section 15(d) thereof.

15 “Covered Non-Public Company” means any non-public company satisfying the following criteria: (i) income of at least $1 million in the last fiscal year or in two of the last three fiscal years and shareholders’ equity of at least $15 million; (ii) shareholders’ equity of at least $30 million and a two-year operating history; or (iii) total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three fiscal years.

16 As defined in footnote 12 above.

17 As defined in footnote 9 above.

9

True ☐        False ☐        (4) a corporation, partnership, limited liability company, trust or another entity and the beneficial interests of Restricted Persons do not exceed in the aggregate 10% of such entity;18

True ☐        False ☐        (5) a corporation, partnership, limited liability company, trust or another entity and the aggregate beneficial interests of persons described in Section F(1)(12) and F(1)(13) (“Covered Company Investors”) do not exceed in the aggregate 25% of such entity;19

True ☐        False ☐        (6) a publicly traded entity (other than a broker/dealer or an affiliate of a broker/dealer where such broker/dealer is authorized to engage in the public offering of new issues either as a selling group member or underwriter) that (i) is listed on a national securities exchange or traded on the NASDAQ National Market, or (ii) is a foreign issuer whose securities meet the quantitative designation criteria for a listing on a national securities exchange or trading on the NASDAQ National Market;

True ☐        False ☐        (7) an investment company organized under the laws of a foreign jurisdiction that (i) does not limit its ownership to high net worth investors, (ii) the investment company is listed on a foreign exchange or authorized for sale to the public by a foreign regulatory authority and (iii) no person owning more than 5% of the shares of the investment company is a Restricted Person;

True ☐        False ☐        (8) an employee benefits plan under ERISA that is qualified under Section 401(a) of the Code, and such plan is not sponsored solely by a broker-dealer;

True ☐        False ☐        (9) a state or municipal government benefits plan that is subject to state and/or municipal regulation;

True ☐        False ☐        (10) a tax-exempt charitable organization under Section 501(c)(3) of the Code; or

True ☐        False ☐        (11) a church plan under Section 414(e) of the Code.

3.ENTITY INVESTORS

If the Investor is an entity (including a corporation, partnership, limited liability company, trust or other entity), including, without limitation, a “fund of funds,” a feeder fund or a similar investment vehicle, please complete the following:

Restricted Persons (as described in Section F(1)(1)-(14) above) own, in the aggregate,                                          % of the beneficial interest of the Investor.

Covered Company Investors (as described in Section F(1)(12) and F(1)(13) above) own, in the aggregate,                                       % of the beneficial interest of the Investor. Please provide the name of the applicable company/companies in the space below:

G. Bad Actor Disqualification

1.DISQUALIFYING EVENTS

Please check all appropriate boxes below that are next to the category or categories of “Disqualifying Events.” If none of boxes (i) through (viii) below is applicable, please check box (ix).

You and/or any person who through your interest in the Company (including anyone who has investment discretion on your behalf), beneficially owns 20% or more of the Shares in the Company:

☐ (i) Have been convicted, within the past 10 years, of any felony or misdemeanor within the United States:

(A) in connection with the purchase or sale of any security;

(B) involving the making of any false filing with the U.S. Securities and Exchange Commission (“SEC”); or

(C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment or paid solicitor of purchasers of securities.

☐ (ii) Are subject to any order, judgment or decree sf any court of competent jurisdiction, entered within the past 5 years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A) in connection with the purchase or sale of any security;

(B) involving the making of any false filing with the SEC; or

(C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment or paid solicitor of purchasers of securities.

18 If the Investor limits the participation by Restricted Persons to no more than 10% of the profits and losses relating to new issues, it may check the box above the word “True.”

19 If the Investor limits the participation by Covered Company Investors to no more than 25% ob the profits and losses relating to new issues, it may check the box above the word “True.”

10

☐ (iii) Are subject to a final order20 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) Bars you from:

(1) Association with an entity regulated by such commission, authority, agency or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past 10 years.

☐ (iv) Are subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the United States Securities Exchange Act of 1934 or Section 203(e) or (f) if the Investment s Act that:

(A) Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment ;

(B) Places limitations on your activities, functions or operations;

(C) Bars you from being associated with any entity or from participating in the offering of any penny stock.

☐ (v) Are subject to any order of the SEC entered within the past 5 years that orders you to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the United States Securities Act of 1933, Section 10(b) of the United States Securities Exchange Act of 1934 and 17 CFR 240.10b-5, Section 15(c)(1) of the United States Securities Exchange Act of 1934 and Section 206(1) of the Investment s Act, or any other rule or regulation thereunder; or

(B) Section 5 of the United States Securities Act of 1933.

☐ (vi) Are suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

☐ (vii) Have filed (as a registrant or issuer), or were named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the past 5 years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

☐ (viii) Are subject to a United States Postal Service false representation order entered within the past 5 years, or are subject to temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation.

☐ (ix) NONE OF THE ABOVE.

If you checked box or boxes (i) through (viii) above, please provide a description of each disqualifying event in the space provided below, including the date such conviction, order, judgment, decree, suspension, expulsion or bar occurred:

Waivers

Please check a box below indicating whether Disqualifying Event(s) described above is/are subject to one of the following waivers:

(i) the SEC has issued an exemption from paragraph (d)(1) of Rule 506 with respect to a Disqualifying Event; and/or

(ii) a court or regulatory authority that entered the relevant order, judgment or decree has advised in writing that a Disqualifying Event should not arise as a consequence of such order, judgment or decree.

☐ Yes, a waiver applies            ☐ No, a waiver does not apply

20 Final order means a written directive or declaratory statement issued by a federal or state agency under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

11

If you checked the “Yes” box, please provide a copy of the document evidencing the waiver.

If you checked box or boxes (i) through (viii) above and the disqualifying event occurred before September 23, 2013, does the description you provided above sufficiently disclose any disqualifying event that would have triggered disqualification under Rule 536(d)(1) under the United States Securities Act of 1933, but occurred before September 23, 2013.

YES ☐             NO ☐

2.DISCRETIONARY MANAGEMENT

Please check a box below indicating whether any third party has discretion to make such investment in the Company on your behalf:

YES ☐             NO ☐

If the answer to the above question is “Yes”, please list the name of the discretionary manager below.

H. Third Party Referrals

1.Has the Investor been referred to the Partnership by an external third-party (not an employee of GSO)?

YES ☐             NO ☐

If yes, please provide the name of the third-party.

2.If Question 1 was answered “Yes,” in connection with the third-party referral, did the Investor receive a disclosure statement acknowledging any fees that such third-party may receive in connection with such referral and certain other matters related thereto?

YES ☐             NO ☐

If you have answered “No”, please contact Company for further information that may be required.

[Remainder of Page Intentionally Left Blank]

12

INVESTOR QUESTIONNAIRE SIGNATURE PAGE

The Investor understands that the foregoing information wall be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase and own Tokens in the Company. The Investor agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement, including Investor Questionnaire and Anti-Money Laundering Supplement, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners as the Company may reasonably request from time to time to substantiate the Investor’s status as an accredited investor and a qualified purchaser or to otherwise determine the eligibility of the Investor to purchase Tokens in the Company, to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law, rule or regulation to which the Company and/or may be subject, including compliance with anti-money laundering laws and regulations, or for any other reasonable purpose. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, the , the Administrator and each of their respective affiliates and the directors, officers, partners, members, employees, agents, stockholders, and any person who serves at the specific request of the Company or the Adviser on behalf of the Company as a partner, member, officer, director, employee or agent of any other entity, from and against any loss, damage, claim, liability or expense whatsoever (including all expenses reasonably incurred in investigating, preparing for defending against any claim whatsoever) due to or arising out of or in connection with: (i) a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire and Anti-Money Laundering Supplement attached hereto) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor with the Company or the Adviser in connection with the Investor’s investment in the Tokens; (ii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor; or (iii) any damages resulting from the Investor’s misrepresentation or misstatement contained herein, of the assertion of lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof.

Signatures:

INDIVIDUAL	PARTNERSHIP, CKRPORATION, LIMITED LIABILITY COMPANY,TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR

Signature	Print Name of Entity
By:
Print Name	Sigature

Social Security Number	Print Name and Title

U.S. Taxpayer Identification Number

13

META MATTER, INC.

AUTHORIZED SIGNATURE(S)

(To Be Signed By All Subscribers)

Set forth below are the names of persons authorized by the Subscriber to give and receive instructions between the Company and the Subscriber, together with their respective signatures. Such persons are the only persons so authorized until further written notice to the Company signed by one or more of such persons. (Please attach additional pages if needed)

NAME/TITLE	SIGNATURE

14

META MATTER, INC.

ANTI-MONEY LAUNDERING SUPPLEMENT

You (the “Subscriber”) must complete this supplement (the “Anti-Money Laundering Supplement”) in order to become a tokenholder of Meta Matter, Inc. (the “Company”). Your subscription agreement will not be deemed complete, and you will not be issued Tokens of the Company (the “Tokens”), regardless of whether you have already wired funds, until all the required documentation listed below is received by the Company. For additional information, please contact the Company at (661) 519-5708.

I: PAYMENT INFORMATION

(a)Name of Subscriber:

(b)Country of Birth of Subscriber:

(c)Citizenship of Subscriber:;

(d)Name of the bank from which your payment to the Company is being wired (the “Wiring Bank”):

(e)Is the Wiring Bank located in a FATF Country21?

YES ☐             NO ☐

If yes, please answer question (d) below.

If no, please skip to Item II below.

(f)Are you a customer of the Wiring Bank?

YES ☐             NO ☐

You must wire the payment from an account in your name.

II: “KNOW YOUR CUSTOMER” DOCUMENTATION

In compliance with U.S. law, Company is required to conduct certain “Know Your Customer” reviews prior to accepting an investor commitment. In order to expedite our review, please provide the documentation requested below either in advance of or together with your subscription document.

Kindly note that we will make our best effort to limit follow-up requests, but we may need to contact you for additional documentation. If you do not have a particular document or are concerned it may not be applicable, please submit the subscription document with the information that you have and we would be happy to review it and revert to you.

The following materials must be provided to the Company:

For Individuals or Participants in Individual Retirement Accounts, Keogh Plans and Other Self- Directed Defined Contribution Plans

☐ A certified copy of a government issued form of picture identification (e.g., passport).

☐ A certified copy of proof of current address (e.g., current utility bill).

For Fund of Funds or Entities that Invest on Behalf of Third Parties that are Not Located in the U.S. or Other FATF Country

☐ A certified copy of a certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

☐ A certified copy of an incumbency certificate attesting to the title of the individual executing the Anti-Money Laundering Supplement on behalf of the prospective Subscriber (a sample Incumbency Certificate is attached hereto as ANNEX A).

☐ A completed copy of ANNEX B certifying that the Subscriber has adequate anti-money laundering policies and procedures in place that are consistent with all applicable anti-money laundering laws and regulations, including the USA PATRIOT Act and OFAC (as defined below).

☐ A letter of reference from a local office of a reputable bank or brokerage firm which is incorporated, or has its principal place of business located, in a FATF Country certifying that the prospective Subscriber maintains an account at such bank/brokerage firm and containing a statement affirming the prospective Subscriber’s integrity (a sample Letter of Reference is attached hereto as ANNEX C).

21 As of the date hereof, countries and regional organizations that are members of the Financial Action Task Force on Money Laundering (each, a “FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, European Commission, Finland, France, Germany, Greece, Gulf Co-operation Council, Hong Kong, Iceland, India, Ireland, Italy, Japan, Republic of Korea, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States.

15

For All Other Entity Subscribers

☐ A certified copy of a certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

☐ A certified copy of an incumbency certificate attesting to the title of the individual executing the Anti-Money Laundering Supplement on behalf of the prospective Subscriber (a sample Incumbency Certificate is attached hereto as ANNEX A).

☐ A letter of reference from a local office of a reputable bank or brokerage firm which is incorporated, or has its principal place of business located, in a FATF Country certifying that the prospective Subscriber maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective Subscriber’s integrity (a sample Letter of Reference is attached hereto as ANNEX C).

☐ If the prospective Subscriber is a privately-held entity, a completed copy of ANNEX D listing the name of each person who directly, or indirectly through intermediaries, is the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the prospective Subscriber.

☐ If the prospective Subscriber is a trust, a completed copy of ANNEX E listing the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, the settlor of the trust and the trustees.

Note: Copies should either be certified as being true and correct or otherwise notarized. A certifier must be a suitable person, generally a lawyer, accountant, director or manager of a regulated financial institution, a notary public, a member of the judiciary or senior civil servant, or a confirmed director or officer of an entity.

REPRESENTATIONS AND COVENANTS OF THE SUBSCRIBER

You should check the website of the Treasury Department’s Office of Foreign Assets Control (“OFAC”) at http://www.treas.gov/ofac before making the following representations.

(A)The Subscriber represents that the amounts contributed by it to the company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.22 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

The Subscriber represents and warrants that, to the best of its knowledge, none of:

(1)the Subscriber;

(2)any person controlling or controlled by the Subscriber;

(3)if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or

(4)any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs.

Please be advised that the Company may not accept any amounts from a prospective Subscriber if it cannot make the representation set forth in the preceding paragraph. If an existing Subscriber cannot make these representations, the Company may require the redemption, withdrawal or other cancellation of the Tokens.

(B)The Subscriber agrees to notify the Company promptly in writing should the Subscribed become aware of any change in the information set forth in these representations. The Subscriber is advised that, by law, the Company may be obligated to “freeze the account” of such Subscriber, either by prohibiting additional investments from the Subscriber, refusing to process a distribution and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other applicable governmental and regulatory authorities.

(C)The Subscriber represents and warrants that, to the best of its knowledge, none of:

(1)the Subscriber;

(2)any person controlling or controlled by the Subscriber;

(3)if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or any person for whom the Subscriber is

22 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

16

acting as agent or nominee in connection with this investment is a senior foreign political figure,23 or any immediate family member24 or close associate25 of a senior foreign political figure as such terms are defined in the footnotes below.

(D)If the Subscriber is a non-U.S. banking institution (a “Foreign Bank”) or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign. Bank, the Subscriber represents and warrants to the Company that:

(1)the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(2)the Foreign Bank employs one or more individuals on a full-time basis;

(3)the Foreign Bank maintains operating records related to its banking activities;

(4)the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and

(5)the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that if not a regulated affiliate.

(E)The Subscriber understands and agrees that any distributions paid to it will be paid to the same account from which the Subscriber’s investment in the Company was originally remitted, unless the Company, in its sole and absolute discretion, agrees otherwise.

(F)The Subscriber agrees that, upon the request of the Company, it will provide such information as the Company requires to satisfy applicable anti-money laundering laws and regulations, including, without limitation, the Subsjriber’s anti-money laundering policies and procedures, background documentation relating to its directors, trustees, settlors and beneficial owners, and audited financial statements, if any.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

23 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

24 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

25 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

17

SIGNATURE PAGE

ALL SUBSCRIBERS MUST COMPLETE THIS SECTION.

The undersigned hereby represents that: (i) the information contained herein is complete and accurate and may be relied upon; and (ii) the anti-money laundering/OFAC representations contained herein are true and correct.

IN WITNESS WHEREOF, the undersigned has executed this Anti-Money Laundering Supplement this                   day of                    , 20                 .

INDIVIDUALS

Signature

Print Name

Additional Subscriber Signature

Print Name

ENTITIES

Print Name of Entity

Authorized Signature

Print Name and Title

Name of Trustees or Other fiduciaries Exercising Investment

Discretion with Respect to Benefit Plan or Trust

Signature

Name

Title

Agreement of Custodian of Individual Retirement Account

The undersigned, being the custodian of the above named individual retirement account, hereby accepts and agrees to this Anti-Money Laundering Supplement.

By:

Signature of Authorized Signatory

Name of Custodian (Please Type or Print)

Name of Authorized Signatory (Please Type or Print)

18

ANNEX A

FORM OF INCUMBENCY CERTIFICATE

The undersigned, being the  [Insert Title]                                                      of  [Insert Name of Entity]                                                      a  [Insert Type of Entity]                                                       organized under the laws of  [Insert Jurisdiction of Organization]                                                       (the “Subscriber”), does hereby certify on behalf of the Subscriber that the persons named below are directors and/or officers of the Subscriber and that the signature at the right of said name, respectively, is the genuine signature of said person and that the persons listed below are each an authorized signatory for the Subscriber.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the                  day of                         , 20              .

Name: Print Name of Signatory #1

Title: Print Title of Signatory #1

The undersigned,  [Insert Name of Signatory #2]                                                       being the duly authorized  [Insert Title]                                                      of the Subscriber, does hereby certify that  [Insert Name of Signatory #1]                                                       is a duly authorized officer of [Insert Name of Subscriber]                                                        and that the signature set forth above is [his][her] true and correct signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the                  day of                         , 20              .

Name: Print Name of Signatory #2

Title: Print Title of Signatory #2

19

ANNEX B

AML CERTIFICATION FORM FOR FUND OF FUNDS OR ENTITIES THAT INVEST ON

BEHALF OF THIRD PARTIES THAT ARJ NOT LOCATED IN A FATF COUNTRY

The undersigned, being the  [Insert Title]                                                        of [Insert Name of Entity]                                                          a [Insert Type of Entity]                                                      organized under the laws of [Insert Jurisdiction of Organization]                                                      (the “Subscriber”), does hereby certify on behalf of the Subscriber that it is aware of applicable anti-money laundering laws and regulations, including the requirements of the USA PATRIOT Act of 2001 and the regulations administered by the Treasury Department’s Office of Foreign Assets Control (collectively, the “anti-money laundering/OFAC laws”). The Subscriber has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial holders underlying investors and their sources of funds. Such policies and procedures are properly enforced and are consistent with the anti-money laundering/OFAC laws such that Meta Matter, Inc. (the “Company”) may rely on this Certification.

The Subscriber hereby represents to the Company that, to the best of its knowledge, the Subscriber’s beneficial holders underlying investors are not individuals, entities or countries that may subject the Company to criminal or civil violations of any anti-money laundering/OFAC laws. The Subscriber has read the section entitled “Representations and Covenants of the Subscriber” in the Company’s Anti- Money Laundering Supplement. The Subscriber has taken all reasonable steps to ensure that its beneficial holders underlying investors are able to certify to such representations. The Subscriber agrees mo promptly notify the Company in writing should the Subscriber have any questions relating to any of the investors or become aware of any changes in the representations set forth in this Certification.

Date:	By:
Name:
Title:

20

ANNEX C

FORM LETTER OF REFERENCE

[LETTERHEAD OF LOCAL OFFICE OF FATF MEMBER BANKING INSTITUTION OR BROKERAGE FIRM]

Date:                             , 20

META MATTER, INC.

10409 PACIFIC PALISADES AVE.,

LAS VEGAS, NV 89144

Telephone: (661) 519-5708

Email: contact@mtmatter.com

To whom it may concern:

I,  [Name]                                                        , the  [title]                                    of  [Insert Name of Institution]                                                                         certify that [Name of Subscriber]                                                  has maintained an account at our institution for                                  years and, during this period, nothing has occurred that would give our institution cause to be concerned regarding the integrity of  [Name of Subscriber]                                                        .

Do not hesitate to contact me at  [Insert Telephone No.]                                                     , if you have any further questions.

Very truly yours,

Name:

Title:

21

ANNEX D

BENEFICIAL OWNERSHIP INFORMATION

To Be Completed By Entity Subscriber That Are Privately Held Entities

Instructions: Please complete and return this ANNEX D and provide the name of every person who is directly, or indirectly through intermediaries, the beneficial owner of 25% or more if any voting or non-voting class of equity interests of the Subscriber. If the intermediary’s shareholders or partners are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed. If there are no 25% beneficial owners, please write None.

Full Name	If Shareholder is an Individual, Insert Name and Address of Principal Employer and Position	Citizenship (for Individuals) or Principal Place of Business (for Entities)

22

ANNEX E

TRUST OWNERSHIP INFORMATION

To Be Completed By Entity Subscriber That Are Trusts

Instructions: Please complete and return this ANNEX E and provide the name of: (i) every current beneficiary that has, directly or indirectly, an interest of 25% or more in the trust; (ii) every person who contributed assets to the trust (settlors or grantors); and (iii) every trustee. If there are intermediaries that are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed.

Full Name and Address	Status (Beneficiary/Settlor/Trustee)	Citizenship (for Individuals) or Principal Place of Business (for Entities)

23

META MATTER, INC.

IMPORTANT INFORMATION ABOUT PRIVACY

AND CERTAIN INFORMATION SHARING

This Privacy Policy explains the manner in which the Company and the Investment Advisor (collectively, “Company Entities”) collect, utilize and maintain nonpublic personal information about Company investors, as required under U.S. Federal legislation. There may be additional rights under other laws that apply to you. The Company Entities reserve the right to change or revoke this Privacy Policy at any time.

Collection of Investor Information

The Company Entities collect personal information about Company investors through the following sources:

•Subscription forms, investor questionnaires and other information provided by the investor in writing, in person, by telephone, electronically or by any other means. This information includes name, address, nationality, employment information, and financial and investment qualifications; and

•Investors’ transactions with the Company Entities, including account balances, investments and redemptions.

The Company Entities do not obtain non-public personal information from any other source.

Disclosure of Nonpublic Personal Information

The Company Entities do not disclose nonpublic personal information about Fund investors to nonaffiliated third parties or to affiliated entities, except as permitted by U.S. law. For example, the Company Entities may shore nonpublic personal information in the following situations:

•To respond to a subpoena or court order, judicial process or regulatory authorities;

•To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities;

•To service providers in connection with the administration and servicing of the Company Entities, which may include attorneys, accountants, auditors, or other professionals;

•To service or process Fund transactions; and

•Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Protection of Investor Information

The Company Entities maintain safeguards that comply with U.S. Federal standards to protect investor information. The Company Entities restrict access to the personal and account information of investors to those persons who need to know such information in the course of their job responsibilities. Third parties with which the Company Entities share investor information must agree to follow appropriate standards of security and confidentiality.

24

EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated April 12, 2022, relating to the financial statements of Meta Matter, Inc., as of March 31, 2022 and to all references to our firm included in this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

April 12, 2022

3001 N. Rocky Point Dr. East, Suite 200 ∙ Tampa, Florida 33607 ∙ 813.367.3527

EXHIBIT 12.1

LAW OFFICES OF BBYRON THOMAS

3275 S. JONES BLVD. STE. 104

LAS VEGAS, NV 89146

TELEPHONE: 702-747-3103	BYRON E. THOMAS, ESQ.

EMAIL: byronthomaslaw@gmail.com	NEVADA BAR NO. 8906

May 6, 2022

Junhua Guo

President

Meta Matter, Inc.

10409 Pacific Palisades Ave.

Las Vegas, NV 89144-1221

Dear Mr. Guo:

I have acted, at your request, as special counsel to Meta Matter, Inc., a Nevada corporation (the “Company”), for the purpose of rendering an opinion as to the legality of 5,000,000,000 security tokens of Company, no par value, offered by the Company at a price of $0.01 per token to be offered and distributed by Company (the “Tokens”), pursuant to a Tier 2 Offering Statement filed under Regulation A of the Securities Act of 1933, as amended, by Company with the U.S. Securities and Exchange Commission (the "SEC") on Form 1-A, for the purpose of registering the offer and sale of the Tokens (“Offering Statement”).

In rendering this opinion, I have reviewed (a) statutes of the State of Nevada, to toe extent I deem relevant to the matter opined upon herein; (b) true copies of the Articles of Incorporation of Company and all amendments thereto; (c) the By-Laws of Company; (d) selected proceedings of the board of directors of Company authorizing the issuance of the Tokens; (e) certificates of officers of Company; (f) and such other documents of Company and of public officials as I have deemed necessary and relevant to the matter opined upon herein.

I have assumed (a) all of the documents referenced herein (collectively, the "Documents") have been duly authorized and executed; (b) the Documents  are  legally valid, binding, and enforceable in accordance with their respective terms; and (c) the status of the Documents as legally  valid and  binding  instruments is not affected by any (i) violations  of statutes, rules, regulations or court or governmental orders, or (ii) failure to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Based upon my review described herein, it is my opinion the Tokens are duly authorized and when/if issued and delivered by Company against payment therefore, as described in the offering statement, will be validly issued, fully paid, and non-assessable.

I have not been engaged to examine, nor have I examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form 1-A, and I express no opinion with respect thereto. The forgoing opinion is strictly limited to matters of Nevada corporation law; and, I do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Nevada, as specified herein.

I hereby consent to the filing of this opinion as Exhibit 1A-12 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Sincerely, yours

/s/ Byron E. Thomas
Byron E. Thomas